    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1997
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                       KINDERCARE LEARNING CENTERS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          8351                  63-0941966
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                            ------------------------

                             2400 PRESIDENTS DRIVE
                           MONTGOMERY, ALABAMA 36116
                                 (334) 277-5090

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       ----------------------------------

                             REBECCA S. BRYAN, ESQ.
                       KINDERCARE LEARNING CENTERS, INC.
                             2400 PRESIDENTS DRIVE
                           MONTGOMERY, ALABAMA 36116
                                 (334) 277-5090

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                          COPIES OF COMMUNICATIONS TO:

  ANDREW R. BROWNSTEIN, ESQ.      DAVID J. SORKIN, ESQ.       CONOR D. REILLY, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ  SIMPSON THACHER & BARTLETT   GIBSON, DUNN & CRUTCHER
     51 WEST 52ND STREET           425 LEXINGTON AVENUE          200 PARK AVENUE
   NEW YORK, NEW YORK 10019      NEW YORK, NEW YORK 10017   NEW YORK, NEW YORK 10166
        (212) 403-1000                (212) 455-2000             (212) 351-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND UPON CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED               PROPOSED
            TITLE OF EACH CLASS                                             MAXIMUM                MAXIMUM
              OF SECURITIES TO                      AMOUNT TO           OFFERING PRICE            AGGREGATE
              BE REGISTERED(1)                    BE REGISTERED          PER SHARE(1)         OFFERING PRICE(2)
Common Stock, $.01 par value per share......    1,381,579 shares            $19.00               $26,250,001


            TITLE OF EACH CLASS
              OF SECURITIES TO                      AMOUNT OF
              BE REGISTERED(1)                 REGISTRATION FEE(3)
Common Stock, $.01 par value per share......         $5,250

(1) This Registration Statement relates to Common Stock of the registrant to be retained by holders of the registrant's Common Stock in the proposed merger of KCLC Acquisition Corp. with and into the registrant, with the registrant continuing as the surviving corporation in the merger.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933, based upon the proposed offering price to existing security holders.

(3) Pursuant to Rule 457(b), the required fee of $5,250 is reduced by the fee of $82,731 previously paid at the time of filing of preliminary proxy materials in connection with this transaction on October 21, 1996, resulting in a net payment of $0.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNITL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       KINDERCARE LEARNING CENTERS, INC.

                                     [LOGO]

                             2400 PRESIDENTS DRIVE
                           MONTGOMERY, ALABAMA 36116
                                 (334) 277-5090

                                                                 January 7, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of the Stockholders of KinderCare Learning Centers, Inc. ("KinderCare"), which will be held at The Metropolitan Club, 233 South Wacker Drive, Sears Tower, Chicago, Illinois, on February 6, 1997, at 9:00 a.m. local time.

    At the Annual Meeting, the Stockholders of KinderCare will be asked to consider and vote on, among other things, a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Merger Agreement"), between KinderCare and KCLC Acquisition Corp. ("KCLC"), a Delaware corporation, and as of the date hereof a wholly owned subsidiary of KLC Associates, L.P., a partnership organized at the direction of Kohlberg Kravis Roberts & Co., L.P. On the terms and subject to the conditions of the Merger Agreement, if the stockholders of KinderCare approve and adopt the Merger Agreement, KCLC will be merged with and into KinderCare (the "Merger") with approximately 93% of the presently issued and outstanding shares of KinderCare Common Stock being converted into $19.00 per share in cash and approximately 7% of the shares being retained by stockholders. Detailed information concerning the Merger is set forth in the Proxy Statement, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex I to the accompanying Proxy Statement.

    Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of KinderCare Common Stock held by stockholders of record on January 8, 1997 (the "Record Date"). Certain stockholders of KinderCare which are investment funds and accounts managed by Oaktree Capital Management, LLC and TCW Special Credits, an affiliate of The TCW Group, Inc. (collectively, the "Oaktree Stockholders"), beneficially owned, as of December 1, 1996, shares of Common Stock representing approximately 51.5% of the outstanding shares of KinderCare Common Stock entitled to vote at the Annual Meeting. Pursuant to a Voting Agreement among KCLC and the Oaktree Stockholders, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Voting Agreement"), the Oaktree Stockholders have agreed, among other things, to vote their shares in favor of the approval and the adoption of the Merger Agreement. Assuming that the Oaktree Stockholders own a majority of the issued and outstanding shares of KinderCare Common Stock on the Record Date for the Annual Meeting, the requisite vote of the holders of shares of KinderCare Common Stock to approve and adopt the Merger Agreement would be assured.

    Holders of KinderCare Common Stock will be entitled to dissenters' rights under Delaware law in connection with the Merger as described in the accompanying Proxy Statement.

    In addition to the foregoing matters, at the Annual Meeting, the Stockholders of KinderCare will be asked to consider and vote on proposals (i) to elect seven directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Agreement is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the effective time of the Merger would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement are met, Mr. Stephen A. Kaplan and (ii) to ratify the selection of KPMG Peat Marwick LLP as independent auditors of KinderCare.

    YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF KINDERCARE AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN REACHING ITS DETERMINATION, YOUR BOARD OF DIRECTORS CONSIDERED, AMONG OTHER THINGS, THE OPINION OF CREDIT SUISSE FIRST BOSTON CORPORATION, KINDERCARE'S EXCLUSIVE FINANCIAL ADVISOR ("CSFB", FORMERLY KNOWN AS CS FIRST BOSTON CORPORATION), AS TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF KINDERCARE COMMON STOCK IN THE MERGER FROM A FINANCIAL POINT OF VIEW. CSFB'S OPINION IS INCLUDED AS ANNEX III TO THE ACCOMPANYING PROXY STATEMENT. YOU ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR FURTHER INFORMATION WITH RESPECT TO THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEWS UNDERTAKEN BY CSFB.

    IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Yours very truly,

            [LOGO]
SANDRA W. SCARR
Chairman of the Board and
Chief Executive Officer

                       KINDERCARE LEARNING CENTERS, INC.

                                     [LOGO]

                             2400 PRESIDENTS DRIVE
                           MONTGOMERY, ALABAMA 36116
                                 (334) 277-5090

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 6, 1997
                            ------------------------

To the Stockholders of

  KINDERCARE LEARNING CENTERS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare"), will be held at The Metropolitan Club, 233 South Wacker Drive, Sears Tower, Chicago, Illinois, on February 6, 1997, at 9:00 a.m., local time, for the following purposes, all of which are more fully described in the accompanying Proxy
Statement:

        1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Merger Agreement"), between KinderCare and KCLC Acquisition Corp., a Delaware corporation ("KCLC"), which as of the date hereof is a wholly owned subsidiary of KLC Associates, L.P., a partnership formed at the direction of Kohlberg Kravis Roberts & Co., L.P. (the "Partnership"). The Merger Agreement provides, among other things, for the merger of KCLC with and into KinderCare (the "Merger") pursuant to which each share of KinderCare's common stock, $.01 par value per share ("KinderCare Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares of KinderCare Common Stock held by KinderCare, any subsidiary of KinderCare, KCLC or any subsidiary of KCLC, which will be cancelled and retired, and fractional shares and shares of KinderCare Common Stock subject to dissenters' rights) will be converted, at the election of the holder, into either (a) the right to receive $19.00 in cash or (b) the right to retain one share of KinderCare Common Stock. Because the number of shares of KinderCare Common Stock to be retained by existing KinderCare stockholders must equal 1,381,579 and because an affiliate of Oaktree Capital Management, LLC (the "Electing Oaktree Affiliate") has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, the right to retain shares of KinderCare Common Stock is subject to proration, as set forth in the Merger Agreement and described in the accompanying Proxy Statement. Assuming that the Electing Oaktree Affiliate makes the election described in the preceding sentence, each holder of shares of KinderCare Common Stock who does not elect to retain KinderCare Common Stock would, upon completion of the Merger, be entitled to receive $19.00 in cash. A conformed copy of the Merger Agreement (including the principal exhibits thereto) is attached as Annex I to the accompanying Proxy Statement.

        2. To elect seven directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Agreement is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the effective time of the Merger would be Dr. Sandra

    Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement (as defined below) are met, Mr. Stephen A. Kaplan.

        3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of KinderCare.
        4. To transact such other business as may properly come before the Annual Meeting.

    Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of KinderCare Common Stock held by stockholders of record on January 8, 1997 (the "Record Date"). Certain stockholders of KinderCare which are investment funds and accounts managed by Oaktree Capital Management, LLC and TCW Special Credits, an affiliate of The TCW Group, Inc. (collectively, the "Oaktree Stockholders"), beneficially owned, as of December 1, 1996, shares of KinderCare Common Stock representing approximately 51.5% of the outstanding shares of KinderCare Common Stock entitled to vote at the Annual Meeting. Pursuant to a Voting Agreement among KCLC and the Oaktree Stockholders, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Voting Agreement"), the Oaktree Stockholders have agreed, among other things, to vote their shares in favor of the approval and the adoption of the Merger Agreement. Assuming that the Oaktree Stockholders own a majority of the issued and outstanding shares of KinderCare Common Stock on the Record Date for the Annual Meeting, the requisite vote of the holders of shares of KinderCare Common Stock to approve and adopt the Merger Agreement would be assured.
    Only holders of record of shares of KinderCare Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at KinderCare's corporate offices, 2400 Presidents Drive, Montgomery, Alabama, 36116 during the 10 days prior to the Annual Meeting.
    In connection with the proposed Merger, appraisal rights will be available to those stockholders of KinderCare who meet and comply with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex IV to the accompanying Proxy Statement. Reference is made to the section entitled "THE MERGER--Dissenters' Rights" in the accompanying Proxy Statement for a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the proposed Merger.
    YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF KINDERCARE COMMON STOCK YOU OWN. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

             [LOGO]

REBECCA S. BRYAN
Secretary

January 7, 1997

    PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    STOCKHOLDERS ELECTING TO RETAIN KINDERCARE COMMON STOCK SHOULD RETURN THE ENCLOSED FORM OF NON-CASH ELECTION TOGETHER WITH DULY ENDORSED KINDERCARE STOCK CERTIFICATES AS INSTRUCTED IN THE PROXY STATEMENT.

    IF YOU HAVE ANY QUESTIONS OR REQUIRE ADDITIONAL MATERIAL, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL FREE) OR (212) 929-5500 (COLLECT).

                       KINDERCARE LEARNING CENTERS, INC.

                                     [LOGO]
                                ----------------

                           PROXY STATEMENT/PROSPECTUS

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 6, 1997

    This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders, which will be held at The Metropolitan Club, 233 South Wacker Drive, Sears Tower, Chicago, Illinois, on February 6, 1997, at 9:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement relates to, among other things, the proposed merger (the "Merger") of KCLC Acquisition Corp., a Delaware corporation ("KCLC") and as of the date hereof a wholly owned subsidiary of KLC Associates, L.P. (the "Partnership"), a partnership organized at the direction of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), with and into the Company pursuant to the Agreement and Plan of Merger, dated as of October 3, 1996 (the "Original Merger Agreement") and as amended as of December 27, 1996 (the "Merger Agreement Amendment" and together with the Original Merger Agreement (the "Merger Agreement")) between KCLC and the Company, and the transactions contemplated thereby.

    Pursuant to the Merger, each share of KinderCare's common stock, par value $.01 per share ("KinderCare Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of KinderCare Common Stock held by KinderCare, any subsidiary of KinderCare, KCLC or any subsidiary of KCLC, which will be cancelled and retired, and fractional shares and shares of KinderCare Common Stock subject to dissenters' rights), will be converted, at the election of the holder thereof and subject to the terms described herein, into either (a) the right to receive $19.00 in cash or (b) the right to retain one fully paid and nonassessable share of KinderCare Common Stock. Because the number of shares of KinderCare Common Stock to be retained by existing KinderCare stockholders must equal 1,381,579 and because an affiliate of Oaktree Capital Management, LLC (the "Electing Oaktree Affiliate") has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, the right to retain shares of KinderCare Common Stock is subject to proration, as set forth in the Merger Agreement and described herein. Assuming that the Electing Oaktree Affiliate makes the election described in the preceding sentence, each holder of shares of KinderCare Common Stock who does not elect to retain KinderCare Common Stock would, upon completion of the Merger, be entitled to receive $19.00 in cash. See "THE MERGER--Merger Consideration." A copy of the Original Merger Agreement (including the principal exhibits thereto) and the Merger Agreement Amendment are attached as Annex I to this Proxy Statement. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

    In addition, the Merger Agreement provides that each warrant to purchase shares of KinderCare Common Stock (each a "Warrant" and collectively the "Warrants") issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive an amount in cash determined by the formula set forth in the agreement pursuant to which the Warrants were issued (the "Warrant Agreement") (which amount is estimated to be $6.58 per Warrant), payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Warrant in accordance with the Merger Agreement, less any required withholding taxes.

    This Proxy Statement also constitutes a prospectus of the Company with respect to the 1,381,579 shares of KinderCare Common Stock to be retained by stockholders in the Merger.

    Approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of KinderCare Common Stock held by stockholders of record on January 8, 1997 (the "Record Date"). Oaktree Capital Management, LLC ("Oaktree") and certain stockholders of KinderCare which are investment funds and accounts managed by Oaktree and TCW Special Credits, an affiliate of The TCW Group, Inc. (collectively, the "Funds" and, together with Oaktree, the "Oaktree Stockholders"), beneficially owned, as of December 1, 1996, shares of KinderCare Common Stock representing approximately 51.5% of the outstanding shares of KinderCare Common Stock entitled to vote at the Annual Meeting. Pursuant to a Voting Agreement among KCLC and the Oaktree Stockholders, dated as of October 3, 1996 and as amended as of December 27, 1996 (the "Voting Agreement"), the Oaktree Stockholders have agreed, among other things, to vote their shares in favor of the approval and the adoption of the Merger Agreement. Assuming that the Oaktree Stockholders own a majority of the issued and outstanding shares of KinderCare Common Stock on the Record Date for the Annual Meeting, the requisite vote of the holders of shares of KinderCare Common Stock to approve and adopt the Merger Agreement would be assured.

    The Board of Directors, after careful consideration, unanimously approved the Merger Agreement, and determined that the Merger is fair to and in the best interests of KinderCare and its stockholders, and recommends that you vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby. In reaching its determination, your Board of Directors considered, among other things, the opinion of Credit Suisse First Boston Corporation, KinderCare's exclusive financial advisor ("CSFB", formerly known as CS First Boston Corporation), as to the fairness of the consideration to be received by the holders of KinderCare Common Stock in the Merger from a financial point of view. CSFB's opinion is included as Annex III to this Proxy Statement. You are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limits of the reviews undertaken by CSFB.

    In addition to the foregoing matters, at the Annual Meeting, the stockholders of KinderCare will be asked to consider and vote on proposals (i) to elect seven directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Agreement is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the Effective Time would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement are met, Mr. Stephen A. Kaplan and (ii) to ratify the selection of KPMG Peat Marwick LLP as independent auditors of KinderCare.

    KinderCare Common Stock and Warrants are listed for trading on the Nasdaq National Market System ("Nasdaq") under the symbols "KCLC" and "KCLCW", respectively. On January 3, 1997, the last reported sale prices of the KinderCare Common Stock and Warrants were $18 3/4 per share and $6 1/4 per Warrant. On October 3, 1996, the last trading day before public announcement of the execution of the Merger Agreement, the last sale prices of the KinderCare Common Stock and Warrants as reported on Nasdaq were $16 1/4 per share and $4 3/4 per Warrant. If the Merger is approved, the Company anticipates that it will seek to have the KinderCare Common Stock and Warrants delisted from Nasdaq. See "RISK FACTORS--Delisting; Loss of Liquidity."

    This Proxy Statement, the accompanying form of proxy (the "Proxy") and the other enclosed documents are first being mailed to stockholders of the Company on or about January 8, 1997.

    SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF KINDERCARE COMMON STOCK IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Proxy Statement is January 7, 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

AVAILABLE INFORMATION......................................................................................           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           1

FORWARD LOOKING STATEMENTS.................................................................................           2

SUMMARY....................................................................................................           3
        THE ANNUAL MEETING.................................................................................           3
        THE MERGER.........................................................................................           5
        SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF KINDERCARE LEARNING CENTERS, INC. AND
        SUBSIDIARIES.......................................................................................          13
        SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA OF
          KINDERCARE LEARNING CENTERS, INC. (UNAUDITED)....................................................          16
        PRICE OF KINDERCARE COMMON STOCK AND WARRANTS......................................................          22

RISK FACTORS...............................................................................................          23

THE COMPANY................................................................................................          27

THE ANNUAL MEETING.........................................................................................          28
        Matters to be Considered...........................................................................          28
        Required Votes.....................................................................................          28
        Voting and Revocation of Proxies...................................................................          29
        Record Date; Stock Entitled to Vote; Quorum........................................................          29
        Dissenters' Rights.................................................................................          30
        Solicitation of Proxies............................................................................          30

PROPOSAL ONE--THE MERGER...................................................................................          30
        Background of the Merger...........................................................................          30
        Recommendation of the Board of Directors; Reasons for the Merger...................................          34
        Opinion of Financial Advisor.......................................................................          36
        Merger Consideration...............................................................................          40
        Non-cash Election..................................................................................          42
        Non-cash Election Procedure........................................................................          43
        Effective Time of the Merger.......................................................................          43
        Conversion/Retention of Shares; Procedures for Exchange of Certificates............................          43
        Fractional Shares..................................................................................          45
        Conduct of Business Pending the Merger.............................................................          45
        Conditions to the Consummation of the Merger.......................................................          45
        Federal Income Tax Consequences....................................................................          46
        Accounting Treatment...............................................................................          49
        Effect on Stock and Employee Benefit Matters.......................................................          49
        Treatment of Warrants..............................................................................          50
        Interests of Certain Persons in the Merger.........................................................          50
        Nasdaq Delisting...................................................................................          52
        Resale of KinderCare Common Stock following the Merger.............................................          52
        Merger Financings..................................................................................          52
        Conversion of KCLC Stock...........................................................................          53
        Pro Forma Consolidated Financial Statements........................................................          53

                                                                                                                PAGE
                                                                                                                -----
DESCRIPTION OF KINDERCARE CAPITAL STOCK....................................................................          59
        General............................................................................................          59
        Voting Rights......................................................................................          59
        Dividend Rights....................................................................................          59
        Liquidation Rights.................................................................................          59
        KinderCare Common Stock following the Merger.......................................................          59

CERTAIN PROVISIONS OF THE MERGER AGREEMENT.................................................................          60
        The Merger.........................................................................................          60
        Representations and Warranties.....................................................................          60
        Certain Pre-closing Covenants......................................................................          61
        Third Party Transactions...........................................................................          62
        Board of Directors and Officers of the Company following the Merger................................          62
        Stock and Employee Benefit Plans...................................................................          63
        Access to Information..............................................................................          63
        Cooperation and Reasonable Best Efforts............................................................          63
        Indemnification and Insurance......................................................................          63
        Conditions to the Consummation of the Merger.......................................................          64
        Termination........................................................................................          65
        Amendment and Waiver...............................................................................          66
        Expenses and Certain Required Payments.............................................................          66

CERTAIN RELATED AGREEMENTS.................................................................................          66
        Voting Agreement...................................................................................          66
        Stockholders' Agreement............................................................................          69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          70

REGULATORY APPROVALS.......................................................................................          73

KCLC AND THE PARTNERSHIP...................................................................................          73

DISSENTING STOCKHOLDERS' RIGHTS............................................................................          74

INDEPENDENT PUBLIC ACCOUNTANTS AND LEGAL OPINIONS..........................................................          75
        Financial Statements...............................................................................          75
        Legal Opinions.....................................................................................          76

PROPOSAL TWO--ELECTION OF DIRECTORS........................................................................          76
        Certain Information Concerning Nominees and Executive Officers.....................................          76
        Meetings of the Board of Directors and Committees..................................................          79
        Compensation of Directors..........................................................................          79

PROPOSAL THREE--RATIFICATION OF SELECTION OF AUDITORS......................................................          80

OTHER INFORMATION AND STOCKHOLDER PROPOSALS................................................................          80

ANNEX I-A      Agreement and Plan of Merger dated as of October 3, 1996
ANNEX I-B      Merger Agreement Amendment dated as of December 27, 1996
ANNEX II-A     Voting Agreement dated as of October 3, 1996
ANNEX II-B     Voting Agreement Amendment dated as of December 27, 1996
ANNEX III      Opinion of CSFB dated December 27, 1997
ANNEX IV       Excerpts from the DGCL Relating to Dissenters' Rights

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT, IN CONNECTION WITH THE MERGER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY KINDERCARE OR KCLC. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

    KinderCare is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the web site (http://www.sec.gov) maintained by the Commission; or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    This Proxy Statement also constitutes a prospectus of the Company filed as part of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement omits certain information contained in the Registration Statement and the exhibits thereto. Reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the retention of KinderCare Common Stock. Any statement herein concerning the provision of any document is not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from KinderCare Learning Centers, Inc., 2400 Presidents Drive, Montgomery, Alabama 36116, Attention: Secretary, telephone: (334) 277-5090. In order to ensure timely delivery of the documents requested, any such request should be made by January 31, 1997.

    The following documents previously filed by the Company with the Commission are incorporated in this Proxy Statement by reference:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, as amended by the Company's Form 10 K/A dated September 30, 1996.

        (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 20, 1996.

        (3) The Company's Current Reports on Form 8-K dated October 3, 1996, November 14, 1996 and December 27, 1996.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

                           FORWARD LOOKING STATEMENTS

    This Proxy Statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act and the Exchange Act. All statements, other than statements of historical facts, included in this Proxy Statement that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations discussed in this Proxy Statement; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company and its subsidiaries; competitive actions by other childcare companies; changes in laws or regulations; and other factors, many of which are beyond the control of the Company and its subsidiaries. Consequently, all of the forward-looking statements made in this Proxy Statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to the more detailed information contained in this Proxy Statement and the Annexes hereto. Stockholders of the Company are urged to read this Proxy Statement and the Annexes hereto in their entirety.

    FOR A DISCUSSION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF KINDERCARE COMMON STOCK IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER, INCLUDING CERTAIN RISKS RELATED TO CONTINUING TO HOLD KINDERCARE COMMON STOCK, SEE "RISK FACTORS."

                               THE ANNUAL MEETING

TIME AND PLACE; RECORD DATE

    The Annual Meeting of the stockholders of KinderCare will be held on February 6, 1997 at The Metropolitan Club, 233 South Wacker Drive, Sears Tower, Chicago, Illinois. Stockholders of record at the close of business on January 8, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. The date of the mailing of this Proxy Statement to stockholders of the Company will be on or about January 8, 1997. At the close of business on December 1, 1996, there were outstanding and entitled to vote 19,412,695 shares of KinderCare Common Stock.

MATTERS TO BE CONSIDERED

    The purpose of the Annual Meeting is for the KinderCare stockholders to consider and vote upon the following proposals:

        (i) to approve and adopt the Merger Agreement, including the Merger, pursuant to which KCLC will merge with and into the Company, the stockholders of KinderCare will receive the consideration described below in this Summary under "THE MERGER--Effect of the Merger" and the stockholders of KCLC, which as of the date hereof is only the Partnership, will receive 7,828,947 shares of KinderCare Common Stock (the "Merger Proposal");

        (ii) to elect seven directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Proposal is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the Effective Time would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement are met, Mr. Stephen A. Kaplan; and

       (iii) to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company (the "Ratification of Auditors Proposal").

REQUIRED VOTES

    The approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the shares of KinderCare Common Stock entitled to vote at the Annual Meeting, provided a quorum is present. The Oaktree Stockholders, which as of December 1, 1996 owned, of record, an aggregate of 9,988,938 shares of KinderCare Common Stock, constituting approximately 51.5% of KinderCare Common Stock outstanding as of such date (such shares the "Subject Shares"), and Warrants to purchase 858,683 shares of KinderCare Common Stock (the "Subject Warrants" and together with the Subject Shares the "Subject Securities"), have agreed, subject to certain conditions set forth in the Voting Agreement, to vote the Subject Shares, all shares issued upon exercise of the Subject Warrants and all other shares of KinderCare Common Stock that the Oaktree Stockholders acquire beneficial ownership of after October 3, 1996 and during the term of the Voting Agreement, if any, in favor of the Merger Proposal. See "THE ANNUAL MEETING--Required Votes" and "THE MERGER--Interests of Certain Persons in the Merger."

    The election of directors and approval of the Ratification of Auditors Proposal will require the affirmative vote of a majority of the shares of KinderCare Common Stock represented at the Annual Meeting and entitled to vote, provided a quorum is present.

VOTING OF PROXIES

    Shares of KinderCare Common Stock represented by all properly executed Proxies received in time for the Annual Meeting will be voted in the manner specified in the Proxy. Proxies that do not contain any instruction to vote for or against or to abstain from voting on a particular matter will be voted in favor of such matter. See "THE ANNUAL MEETING--Required Votes."

    It is not expected that any matter other than those referred to herein will be brought before the stockholders at the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

ADJOURNMENTS; REVOCABILITY OF PROXIES

    If the Annual Meeting is adjourned, for whatever reason, the approval of the Merger Proposal shall be considered and voted upon by stockholders at the subsequent, reconvened meeting, if any.

    You may revoke your Proxy at any time prior to its exercise (i) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy), (ii) by giving notice of revocation of your Proxy at the Annual Meeting, or (iii) by delivering (a) a written notice of revocation of your Proxy or (b) a duly executed Proxy relating to the matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed, to the Secretary of KinderCare, 2400 Presidents Drive, Montgomery, Alabama 36116. Unless revoked in one of the manners set forth above, Proxies in the form enclosed will be voted at the Annual Meeting in accordance with your instructions.

SOLICITATION OF PROXIES

    The cost of soliciting Proxies will be borne by the Company. The Company may solicit Proxies and the Company's directors, officers and employees may also solicit Proxies by telephone, telegram or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of Proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of KinderCare Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

    Mackenzie Partners, Inc. ("Mackenzie") will assist in the solicitation of Proxies by the Company for an estimated fee of $5,000, plus reasonable out-of-pocket expenses. If you have any questions or require additional material, please call Mackenzie at (800)-322-2885 (toll free) or (212) 929-5500 (collect).

    HOLDERS OF KINDERCARE COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. SEE "THE MERGER--NON-CASH ELECTION" FOR INSTRUCTIONS FOR STOCKHOLDERS ELECTING TO RETAIN SHARES.

SECURITY OWNERSHIP OF MANAGEMENT

    As of December 1, 1996, directors and executive officers of the Company and their affiliates were beneficial owners of an aggregate of 11,028,714 shares of KinderCare Common Stock (approximately 54% of the outstanding shares). The directors and executive officers of the Company have indicated that they intend to vote their shares of KinderCare Common Stock in favor of the Merger Proposal and the other proposals.

                                   THE MERGER

EFFECT OF THE MERGER

    At the Effective Time, KCLC will be merged with and into KinderCare and KinderCare will continue as the surviving corporation in the Merger. Subject to certain provisions as described herein with respect to shares owned by KinderCare, any subsidiary of KinderCare, KCLC or any subsidiary of KCLC, and with respect to fractional shares and Dissenting Shares (as defined under "Dissenting Stockholders' Rights" below), (i) each issued and outstanding share of KinderCare Common Stock (other than Electing Shares, as defined below) will be converted into the right to receive in cash from KinderCare following the Merger an amount equal to $19.00 (the "Cash Price") and (ii) each issued and outstanding share of KinderCare Common Stock with respect to which an election to retain KinderCare Common Stock has been made and not withdrawn in accordance with the Merger Agreement (an "Electing Share") will be converted into the right to retain one fully paid and nonassessable share of KinderCare Common Stock (a "Non-Cash Election Share"). Each stockholder of KinderCare may receive the Cash Price with respect to some of the stockholder's shares of KinderCare Common Stock and Non-Cash Election Shares with respect to other shares of KinderCare Common Stock; provided, that the aggregate number of shares of KinderCare Common Stock to be retained at the Effective Time shall be equal to 1,381,579 (the "Non-Cash Election Number").

    The Merger contemplates that approximately 93% of the presently issued and outstanding shares of KinderCare Common Stock will be converted into cash, as described above, and that approximately 7% of the shares will be retained by stockholders. Because the number of shares of KinderCare Common Stock to be retained by existing KinderCare stockholders must equal 1,381,579 and because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, the right to retain shares of KinderCare Common Stock is subject to proration, as set forth in the Merger Agreement and described herein. Assuming that the Electing Oaktree Affiliate makes the election described in the preceding sentence, each holder of shares of KinderCare Common Stock who does not elect to retain KinderCare Common Stock would, upon completion of the Merger, be entitled to receive $19.00 in cash.

    SEE "THE MERGER--MERGER CONSIDERATION" FOR EXAMPLES ILLUSTRATING THE POTENTIAL EFFECTS OF PRORATION.

    Because the total number of outstanding shares of KinderCare Common Stock will decrease from approximately 19,412,695 to 9,210,526, the approximately 7% of the outstanding KinderCare Common Stock (1,381,579 shares) to be retained by existing stockholders in the Merger will represent approximately 15% of the shares outstanding immediately after the Merger and the 7,828,947 shares to be owned by the Partnership will represent approximately 85% of the shares outstanding immediately after the Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors, with all members in attendance, unanimously (i) determined that the Merger is fair to and in the best interests of the Company and its stockholders and (ii) recommended that the Company's stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby. The determination of the Board of Directors with respect to the Merger is based on a number of factors. See "THE MERGER--Background of the Merger" and "--Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

    CSFB has acted as exclusive financial advisor to KinderCare in connection with the Merger and has assisted the Board of Directors in its examination of the fairness of the consideration to be received by the holders of KinderCare Common Stock in the Merger from a financial point of view. KinderCare selected CSFB as its financial advisor because of CSFB's experience and expertise in transactions similar to the Merger and because of its familiarity with KinderCare's business.

    On December 27, 1996, CSFB delivered its written opinion to the Board of Directors to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of KinderCare Common Stock in the Merger is fair to such holders from a financial point of view. A copy of CSFB's written opinion dated December 27, 1996, which sets forth the assumptions made, procedures followed, matters considered, limitations on and scope of the review by CSFB is attached as Annex III to this Proxy Statement. KinderCare stockholders are encouraged to read such opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor."

NON-CASH ELECTION

    Record holders of shares of KinderCare Common Stock will be entitled to make an unconditional election (a "Non-Cash Election"), on or prior to the Election Date (as defined below), to retain Non-Cash Election Shares. If the number of Electing Shares exceeds the Non-Cash Election Number, however, then (i) the number of Electing Shares covered by a holder's Non-Cash Election to be converted into the right to retain Non-Cash Election Shares will be determined by multiplying the total number of Electing Shares covered by such Non-Cash Election by a proration factor determined by dividing the Non-Cash Election Number by the total number of Electing Shares and (ii) such number of Electing Shares will be so converted. All Electing Shares, other than those shares converted into the right to retain Non-Cash Election Shares as described in the immediately preceding sentence, will be converted into cash (on a consistent basis among stockholders who made the election to retain Non-Cash Election Shares, PRO RATA to the number of shares as to which they made such election) as if such shares were not Electing Shares. Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, if any other stockholder makes a Non-Cash Election, then each of the Electing Oaktree Affiliate and any other stockholder who elects to retain shares of KinderCare Common Stock should expect to experience such proration.

    If a stockholder elects to make a Non-Cash Election and receives cash as a result of the proration procedures described above, such stockholder may receive dividend treatment (rather than capital gain treatment) for any cash received in the Merger as a result of such proration procedures. See "RISK FACTORS--Non-Cash Election and Proration into Cash--Possible Dividend Treatment." See also "THE MERGER--Federal Income Tax Consequences."

    Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, all stockholders who do not elect to retain shares of KinderCare Common Stock should expect to have their shares converted into cash. If, however, for any reason the number of Electing Shares is less than the Non-Cash Election Number, then (i) all Electing Shares will be converted into the right to retain Non-Cash Election Shares in accordance with the Merger Agreement, (ii) additional shares of KinderCare Common Stock, other than Electing Shares and Dissenting Shares, will be converted into Non-Cash Election Shares, which number of additional shares shall be determined by multiplying the total number of shares, other than Electing Shares and Dissenting Shares, by a proration factor determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares by (y) the total number of shares of KinderCare Common Stock, other than Electing

Shares and Dissenting Shares, and (iii) such additional shares of KinderCare Common Stock shall be converted into Non-Cash Election Shares in accordance with the Merger Agreement (on a consistent basis among stockholders who held shares of KinderCare Common Stock as to which they did not make the Non-Cash Election, PRO RATA to the number of shares as to which they did not make such election). See "THE MERGER--Non-Cash Election."

NON-CASH ELECTION PROCEDURE

    Stockholders of KinderCare Common Stock electing to retain Non-Cash Election Shares must properly complete and sign the Non-Cash Election Form (the "Form of Election") accompanying this Proxy Statement, and such Form of Election, together with all certificates representing shares of KinderCare Common Stock duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by appropriate guarantee of delivery, as set forth in such Form of Election), must be received by ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") at one of the addresses listed on the Form of Election by 5:00 p.m., Eastern time, on the business day next preceding the date of the Annual Meeting (the "Election Date") and must not be withdrawn. See "THE MERGER--Non-Cash Election Procedure."

FRACTIONAL SHARES

    Fractional shares of KinderCare Common Stock will not be issued in the Merger. Holders of KinderCare Common Stock otherwise entitled to a fractional share of KinderCare Common Stock following the Merger will be paid cash in lieu of such fractional share determined and paid as described in "THE
MERGER--Fractional Shares."

CONDITIONS TO THE MERGER

    The obligations of KinderCare and KCLC to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite stockholder approval, the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger.

    KCLC's obligations to effect the Merger are further subject, among other things, to the Company (i) amending the terms of its 10 3/8% Senior Notes due 2001 (the "Notes") in a manner agreed to by KCLC and the Company, (ii) purchasing at least an aggregate principal amount of Notes equal to the minimum condition of the Company's tender offer for such Notes (the "Debt Tender Offer") and (iii) receiving financing proceeds, on terms and conditions contemplated by the Merger Agreement or upon terms and conditions which are substantially equivalent to such terms and conditions or such other terms and conditions which are reasonably satisfactory to KCLC. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "REGULATORY APPROVALS." The conditions set forth in clauses (i) and (ii) above have been satisfied.

REGULATORY APPROVALS

    Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On November 6, 1996, the Company and KCLC filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On November 18, 1996, the Federal Trade Commission and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. See "REGULATORY APPROVALS."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    For a complete summary of the material U.S. federal income tax consequences of the Merger, see "THE MERGER--Federal Income Tax Consequences."

    BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT HOLDERS OF KINDERCARE COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

TREATMENT OF COMPANY STOCK OPTIONS

    It is anticipated that, at the Effective Time, (x) each Company Stock Option (as defined under "THE MERGER--Effect on Stock and Employee Benefit Matters") granted under the Stock Plans (as defined under "THE MERGER--Effect on Stock and Employee Benefit Matters") outstanding immediately prior to the Effective Time, whether or not then exercisable, will be cancelled and (y) each Company Stock Option having an exercise price of less than $19.00 (which constitutes all outstanding Company Stock Options) will be exchanged for a payment from the Company after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of KinderCare Common Stock subject to such Company Stock Option and (2) the excess of $19.00 over the exercise price per share of KinderCare Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time.

    It is anticipated that the Stock Plans will terminate as of the Effective Time, and following the Effective Time no holder of a Company Stock Option nor any participant in any Stock Plan will have any right thereunder to acquire equity securities of the Company following the Merger.

    Until December 31, 1997, KCLC has agreed in the Merger Agreement, subject to certain exceptions, to continue to maintain certain benefit plans of the Company or substitute plans that are no less favorable in the aggregate to the employees of the Company than the Company's existing benefit plans.

TREATMENT OF WARRANTS

    The Merger Agreement provides that each Warrant issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive an amount in cash determined by the formula set forth in the Warrant Agreement (which amount is estimated to be $6.58 per Warrant), payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Warrant in accordance with the applicable provisions of the Merger Agreement, less any required withholding taxes. See "THE MERGER--Treatment of Warrants."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors is aware of the conflicts described below and considered them in addition to the other matters described under "THE MERGER--Recommendation of the Board of Directors; Reasons for the Merger."

    Pursuant to the Voting Agreement, the Oaktree Stockholders have granted KCLC a 30-day option (the "Option") to purchase the Subject Shares at $19.00 per share in cash (the "Share Exercise Price") and the Subject Warrants at $6.50 per warrant in cash (the "Warrant Exercise Price"), if the Merger Agreement shall have been terminated by reason of the occurrence of certain events described more fully in "CERTAIN RELATED AGREEMENTS--Voting Agreement." In addition, if, within one year of KCLC's acquisition of the Subject Securities pursuant to its exercise of the Option and subject to certain exceptions

(as described more fully in "CERTAIN RELATED AGREEMENTS--Voting Agreement"), KCLC or any of its affiliates receives any cash or non-cash consideration in respect of the Subject Securities in connection with a Third Party Business Combination (as defined herein), KCLC shall promptly pay over to the Oaktree Stockholders certain additional amounts, as an addition to the Share Exercise Price and the Warrant Exercise Price. See "CERTAIN RELATED AGREEMENTS--Voting Agreement." In addition, if certain conditions set forth in the Voting Agreement are met, the Company will enter into a stockholders' agreement, the form of which is attached as Exhibit A to the Voting Agreement attached as Annex II hereto (the "Stockholders' Agreement"), with the Partnership (and/or certain affiliates of the Partnership) and certain of the Oaktree Stockholders listed as parties thereto (such stockholders being referred to herein as the "Oaktree Investors"). See "CERTAIN RELATED AGREEMENTS--Stockholders' Agreement." As a result of these arrangements, Messrs. Bruce A. Karsh and Stephen A. Kaplan, both directors of the Company and Principals of Oaktree, may have interests that present them with potential conflicts of interest in connection with the Merger. See "THE MERGER--Recommendation of the Board of Directors; Reasons for the Merger."

    Pursant to an agreement between KCLC and Dr. Sandra W. Scarr (the "Scarr Agreement"), as of the Effective Time, Dr. Scarr will retire from her position as Chairman of the Board and Chief Executive Officer of the Company. Dr. Scarr will continue to serve as a director of the Company following her retirement. In connection with the Scarr Agreement (i) she will receive a lump sum payment equal to a pro rata portion of her salary for the period from the Effective Time through June 15, 1997; (ii) the Company will purchase her residence in the Montgomery, Alabama area for up to $360,000 and reimburse her for relocation expenses of up to $25,000; (iii) from the Effective Time until December 15, 1999, she will perform consulting, advisory and other services for the Company and will be subject to a non-competition covenant and (iv) in consideration of the services Dr. Scarr will be required to provide to the Company and her obligation not to compete with the Company, she will receive monthly payments of $36,666.67 from the Company for a period of 30 months beginning July 15, 1997.

    In addition, Mr. Philip L. Maslowe, the Senior Vice President and Chief Financial Officer of the Company, has an employment agreement (the "Maslowe Employment Agreement") with the Company which contains severance payment provisions that may apply upon consummation of the Merger.

    Moreover, certain members of the Company's management will share a $1 million bonus upon completion of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger."

    Shares of KinderCare Common Stock held by officers and directors of KinderCare will be converted into the right to receive the same consideration as shares of KinderCare Common Stock held by other stockholders. Company Stock Options held by the officers and directors of KinderCare will be treated in the same manner as Company Stock Options held by other stockholders.

    Pursuant to the Merger Agreement, the Company has agreed for six years after the Effective Time to indemnify all present directors and officers of the Company and its subsidiaries and will, subject to certain limitations, maintain for six years its current directors' and officers' insurance and indemnification policy. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Indemnification and Insurance."

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by mutual consent of KCLC and KinderCare; (ii) by either KCLC or KinderCare (a) if any court of competent jurisdiction or other governmental entity shall have issued a final order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, and such order or other action shall have become final and nonappealable or (b) if the Merger shall not have been consummated on or before March 31, 1997, provided that so long as an Extending Action (as defined below) is no longer in effect on March 31, 1997, such date shall be automatically extended by one day for each day that an Extending Action was in effect on or prior to March 31, 1997 (provided further that the right to terminate the Merger Agreement would not be available to the party whose action or failure to act caused or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constituted a breach of the Merger Agreement) or (iii) by KCLC if the required approval of the stockholders of the Company shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof. An "Extending Action" means any order or any other action restraining or otherwise prohibiting the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, by a court of competent jurisdiction or other governmental entity, which order or other action has not become final and nonappealable. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Termination" and "--Expenses and Certain Required Payments."

CERTAIN RELATED AGREEMENTS

    VOTING AGREEMENT. Pursuant to the Voting Agreement, the Oaktree Stockholders have agreed, among other things, to vote the Subject Shares, all shares issued upon exercise of the Subject Warrants and all other shares of KinderCare Common Stock that the Oaktree Stockholders acquire beneficial ownership of after October 3, 1996 and during the term of the Voting Agreement, if any, in favor of the Merger Agreement. In addition, the Oaktree Stockholders are prohibited from soliciting or responding to certain inquiries or proposals made by any person or entity (other than the Partnership, KCLC or any affiliate of KCLC) with respect to the Company that constitutes or could reasonably be expected to lead to a transaction proposal with another party and from taking certain other actions. The Oaktree Stockholders are also not permitted to dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the disposition of, any or all of the Subject Securities or any interest therein. In addition, the Voting Agreement also (i) provides that (a) the Electing Oaktree Affiliate will make a Non-Cash Election for at least 1,381,579 shares of KinderCare Common Stock and
(b) the Oaktree Investors will enter into the Stockholders' Agreement, subject to the terms and conditions of the Voting Agreement, and (ii) grants KCLC the Option. The covenants and agreements in the Voting Agreement terminate on the first to occur of (x) the Effective Time, (y) the termination of the Merger Agreement upon the occurrence of certain events in accordance with its terms and
(z) the expiration of the 30-day period in which KCLC can exercise the Option; provided that provisions regarding exercise of the Option will survive to the extent that the Option has been validly exercised. In addition, if, within one year of any acquisition by KCLC of the Subject Securities pursuant to its exercise of the Option and subject to certain ownership requirements on behalf of KKR (as described more fully in "CERTAIN RELATED AGREEMENTS--Voting Agreement"), KCLC or any of its affiliates receives any cash or non-cash consideration in respect of the Subject Securities in connection with a Third Party Business Combination (as defined in "CERTAIN RELATED AGREEMENTS--Voting Agreement"), KCLC shall promptly pay over to the Oaktree Stockholders certain additional amounts, as an addition to the Share Exercise Price and the Warrant Exercise Price. For a more detailed summary of the foregoing provisions and certain other provisions of the Voting Agreement, see "CERTAIN RELATED AGREEMENTS--Voting Agreement."

    STOCKHOLDERS' AGREEMENT. Upon consummation of the Merger and provided that the Electing Oaktree Affiliate has made an election to retain at least 1,381,579 shares of KinderCare Common Stock and shall own, immediately after giving effect to the Merger, in excess of 460,526 shares of KinderCare Common Stock, the Company will enter into the Stockholders' Agreement with the Oaktree Investors and the Partnership (and/or certain affiliates of the Partnership). Subject to the terms of the Stockholders' Agreement, the Oaktree Investors will be entitled to designate one director to the Board of Directors of KinderCare, who, initially, will be Mr. Stephen A. Kaplan. In addition, the Stockholders' Agreement provides that (i) the Oaktree Investors will have the right to participate PRO RATA in certain sales of KinderCare Common Stock by the Partnership (or its affiliates) and (ii) the Partnership (or its affiliates) will have the right to require the Oaktree Investors to participate PRO RATA in certain sales by the

Partnership (or its affiliates). No transferee of shares of KinderCare Common Stock from any Oaktree Investor will acquire any rights under the Stockholders' Agreement. The Stockholders' Agreement will terminate no later than its tenth anniversary, and may terminate earlier if (a) the number of shares of KinderCare Common Stock held in the aggregate by the Oaktree Investors falls below certain ownership levels through sales or other dilution events (as more fully described herein) or (b) the Partnership and its affiliates, in the aggregate, own less than 15% of the outstanding shares of KinderCare Common Stock, on a fully diluted basis. See "CERTAIN RELATED AGREEMENTS--Stockholders' Agreement."

KCLC AND THE PARTNERSHIP

    KCLC, a Delaware corporation and as of the date hereof a wholly owned subsidiary of the Partnership, was organized in connection with the Merger and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. The Partnership is a Delaware limited partnership, the general partner of which is KKR Associates (KLC) L.P., a Delaware limited partnership. The general partner of KKR Associates (KLC) L.P. is KKR-KLC L.L.C., a Delaware limited liability company. The principal assets of the Partnership are its shares of KCLC common stock. The principal offices of KCLC and the Partnership are located at 9 West 57th Street, New York, New York, 10019; telephone number (212) 750-8300. See "KCLC AND THE PARTNERSHIP."

CONVERSION OF KCLC STOCK

    As a result of the Merger, in connection with an equity contribution of $148.75 million, the Partnership will receive 7,828,947 shares of KinderCare Common Stock, which represents approximately 85% of the shares of KinderCare Common Stock expected to be outstanding after the Merger.

DISSENTING STOCKHOLDERS' RIGHTS

    Under Section 262 of the DGCL, a stockholder of the Company may dissent from the Merger and obtain payment for the fair value of his or her shares of KinderCare Common Stock. In order to dissent, (i) the dissenting stockholder must deliver to the Company, prior to the vote being taken on the Merger at the Annual Meeting, written notice of his or her intent to demand payment for his or her shares of KinderCare Common Stock if the Merger is effected and (ii) the dissenting stockholder must not vote in favor of the Merger. See "DISSENTING STOCKHOLDERS' RIGHTS" and Annex IV.

                       SELECTED FINANCIAL AND OTHER DATA

    Set forth on the following pages are certain selected historical and pro forma consolidated financial and other data relating to KinderCare and the Merger. The selected historical data should be read in conjunction with KinderCare's historical financial statements, including the notes thereto, incorporated by reference herein. The selected pro forma consolidated financial data should be read in conjunction with the Pro Forma Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Proxy Statement.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table sets forth selected historical consolidated financial and other data for the Company. The historical consolidated financial statements for the Company's five most recent fiscal years have been audited. The historical consolidated financial data for the three fiscal years ended May 31, 1996 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company and the related notes thereto incorporated by reference herein. The historical unaudited consolidated financial data for the sixteen weeks ended September 20, 1996 and September 22, 1995 have been derived from, and should be read in conjunction with the unaudited consolidated financial statements of the Company and the related notes incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the unaudited consolidated financial statements of the Company. Interim results for the sixteen weeks ended September 20, 1996 are not necessarily indicative of results that can be expected for the entire 1997 fiscal year. The statement of operations for the year ended May 28, 1993 is presented for comparison to the fiscal years ended May 31, 1996, June 2, 1995 and June 3, 1994 to reflect the Company's change in fiscal year. On November 10, 1992, the Company filed a pre-arranged petition under Chapter 11 of the United States Bankruptcy Code. On March 31, 1993 the Company emerged from bankruptcy pursuant to its plan of reorganization (the "Plan of Reorganization"). Due to the implementation of Fresh Start Reporting on April 2, 1993, the statement of operations for the year ended May 28, 1993 includes both pre-and post-bankruptcy amounts, and is therefore not comparable to the other periods presented. The balance sheet data for the Company as of September 20, 1996, September 22, 1995, May 31, 1996, June 2, 1995, June 3, 1994, May 28, 1993 and April 2, 1993, and the statement of operations data for the sixteen weeks ended September 20, 1996 and September 22, 1995 and the years ended May 31, 1996, June 2, 1995 and June 3, 1994 and eight weeks ended May 28, 1993, after giving effect to the Company's Plan of Reorganization, are not comparable to the historical financial condition or results of operations of the Company prior to the Plan of Reorganization.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
               KINDERCARE LEARNING CENTERS, INC. AND SUBSIDIARIES
      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND CHILD CARE CENTERS DATA)

                                                              POST-CONFIRMATION
                            -------------------------------------------------------------------------------------  PRE-CONFIRMATION
                                                                                                                   ---------------
                                SIXTEEN WEEKS ENDED                  FISCAL YEAR ENDED
                            ----------------------------  ----------------------------------------      EIGHT
                            SEPTEMBER 20,  SEPTEMBER 22,                              JUNE 3, 1994  WEEKS ENDED,     YEAR ENDED
                                1996           1995       MAY 31, 1996  JUNE 2, 1995   (53 WEEKS)   MAY 28, 1993   MAY 28, 1993(A)
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
STATEMENT OF OPERATIONS
  DATA:
Operating revenues(b).....   $   171,427    $   161,313    $  541,264    $  506,505    $  488,726    $    72,612     $   447,243
Operating expenses........       161,676        150,172       489,555       455,719       441,560         68,609         423,841
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
Operating income (loss)...         9,751         11,141        51,709        50,786        47,166          4,003          23,402
Net investment income
  (loss)..................            71            111           250         2,635         3,176            140           8,686
Interest expense(d).......         4,940          5,408        16,727        17,318        17,675          3,253          24,709
Reorganization items......       --             --             --            --            --            --              103,483(e)
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
Income (loss) before taxes
  and extraordinary
  item....................         4,882          5,844        35,232        36,103        32,667            890         (96,104)
Income tax expense
  (benefit)...............         1,904          2,279        13,549        14,037        12,837            273            (216)
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
Income (loss) before
  extraordinary item......         2,978          3,565        21,683        22,066        19,830            617         (95,888)
Extraordinary item-- gain
  (loss) on debt
  discharge, net of
  taxes...................        (1,229)       --             --            --            (2,397)       --              157,573
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
Net income (loss).........   $     1,749    $     3,565    $   21,683    $   22,066    $   17,433    $       617     $    61,685
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
                            -------------  -------------  ------------  ------------  ------------  -------------  ---------------
Income (loss) per common
  share:
  Primary
    Before extraordinary
      items...............   $      0.15    $      0.17    $     1.10    $     1.07    $     0.97    $      0.03             N/A(a)
    Extraordinary items...         (0.06)       --             --            --             (0.12)       --                  N/A(a)
                            -------------  -------------  ------------  ------------  ------------  -------------
    Net income (loss).....   $      0.09    $      0.17    $     1.10    $     1.07    $     0.85    $      0.03
                            -------------  -------------  ------------  ------------  ------------  -------------
                            -------------  -------------  ------------  ------------  ------------  -------------
    Weighted average
      common shares and
      share equivalents...        20,039         20,517        19,752        20,683        20,533         20,888
                            -------------  -------------  ------------  ------------  ------------  -------------
                            -------------  -------------  ------------  ------------  ------------  -------------
  Fully diluted net
    income................   $      0.09    $      0.17    $     1.05
                            -------------                 ------------
                            -------------                 ------------
  Weighted average common
    shares and share
    equivalents...........        20,067         20,677        20,683
                            -------------                 ------------
                            -------------                 ------------
Other Financial Data:
  EBITDA(f)...............   $    20,450    $    21,441    $   85,931    $   81,492    $   73,093    $     8,373     $   114,175
  Adjusted EBITDA(f)......        21,608         20,311        87,165        77,969        72,314          8,233          51,399
  Adjusted EBITDA
    margin................          12.6%          12.6%         16.1%         15.4%         14.8%          11.3%           11.5%
  Depreciation and
    amortization..........        11,857         10,189        33.972        28,071        25,148          4,230          27,997
  Capital expenditures....        16,059         24,964        67,304        74,376        35,710          5,839          38,112
  Ratio of earnings to
    fixed charges(g)......           1.6x           1.7x          2.4x          2.4x          2.3x          1.2x
  Deficiency of earnings
    to fixed charges(g)...                                                                                                96,104

CHILD CARE CENTERS:
Number of centers (at end
  of period)..............         1,151          1,141         1,148         1,137         1,132          1,166           1,166
Center capacity (at end of
  period)(h)..............       142,000        138,000       141,000       137,000       136,000        138,000         138,000
Average percentage
  occupancy(i)............            76%            76%           76%           76%           77%            75%             74%
Average three- year-old
  weekly tuition rate
  (actual dollars)(j).....   $       100    $        96    $      100    $       96    $       90    $        83     $        83

BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets..............   $   526,486    $   512,008    $  525,476    $  501,274    $  456,920    $   457,388     $   457,388
Total debt(j).............       164,275        154,012       146,617       160,394       178,692        218,037         218,037
Shareholders' equity
  (deficiency)............       253,462        245,806       265,458       244,238       206,905        179,487         179,487


                                                FISCAL YEAR ENDED
                              THIRTEEN    ------------------------------
                            WEEKS ENDED                     JANUARY 3,
                              APRIL 2,      JANUARY 1,         1992
                                1993           1993         (53 WEEKS)
                            ------------  --------------  --------------
STATEMENT OF OPERATIONS
  DATA:
Operating revenues(b).....   $  114,705     $  437,203      $  411,040
Operating expenses........      104,675        413,800(c)      412,299(c)
                            ------------  --------------  --------------
Operating income (loss)...       10,030         23,403          (1,259)
Net investment income
  (loss)..................        3,309          5,908          (1,216)
Interest expense(d).......          692         38,400          46,578
Reorganization items......      101,604(e)        1,879         --
                            ------------  --------------  --------------
Income (loss) before taxes
  and extraordinary
  item....................      (88,957)       (10,968)        (49,053)
Income tax expense
  (benefit)...............          404           (246)          1,655
                            ------------  --------------  --------------
Income (loss) before
  extraordinary item......      (89,361)       (10,722)        (50,708)
Extraordinary item-- gain
  (loss) on debt
  discharge, net of
  taxes...................      157,573         --              --
                            ------------  --------------  --------------
Net income (loss).........   $   68,212     $  (10,722)     $  (50,708)
                            ------------  --------------  --------------
                            ------------  --------------  --------------
Income (loss) per common
  share:
  Primary
    Before extraordinary
      items...............   $    (1.71)    $    (0.21)     $    (0.99)
    Extraordinary items...         3.01         --              --
                            ------------  --------------  --------------
    Net income (loss).....   $     1.30     $    (0.21)     $    (0.99)
                            ------------  --------------  --------------
                            ------------  --------------  --------------
    Weighted average
      common shares and
      share equivalents...       52,299         51,274          51,274
                            ------------  --------------  --------------
                            ------------  --------------  --------------
  Fully diluted net
    income................

  Weighted average common
    shares and share
    equivalents...........

Other Financial Data:
  EBITDA(f)...............   $   76,173     $   54,281      $   24,594
  Adjusted EBITDA(f)......       16,895         50,252          25,810
  Adjusted EBITDA
    margin................         14.7%          11.5%            6.3%
  Depreciation and
    amortization..........        6,865         26,849          27,069
  Capital expenditures....        5,927         34,498          27,492
  Ratio of earnings to
    fixed charges(g)......
  Deficiency of earnings
    to fixed charges(g)...       88,957         10,968          49,053
CHILD CARE CENTERS:
Number of centers (at end
  of period)..............        1,166          1,196           1,240
Center capacity (at end of
  period)(h)..............      139,000        140,000         146,000
Average percentage
  occupancy(i)............           75%            72%             70%
Average three- year-old
  weekly tuition rate
  (actual dollars)(j).....   $       83     $       83      $       80
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets..............   $  457,000     $  516,282      $  486,942
Total debt(j).............      218,175        400,136         402,146
Shareholders' equity
  (deficiency)............      178,870        (44,886)        (34,164)

------------------------

(a) To facilitate a discussion of the Company's operating performance for the fiscal year ended June 3, 1994 (a 53-week fiscal year), the corresponding prior year period ended May 28, 1993 (a 52-week fiscal year) is presented. For purposes of this discussion, this period is referred to as "the year ended May 28, 1993." Due to the implementation of Fresh Start Reporting, the consolidated financial statements of the Company after April 2, 1993 are not comparable in all material respects to any financial statements prior to that time, and the operating results for the year ended May 28, 1993 include both pre- and post-bankruptcy amounts. Additionally, on the effective date of the Plan of Reorganization, all previously outstanding common stock of the Company was canceled and 20,000,000 shares of new common stock were issued. Accordingly, the presentation of historical earnings per share information for periods including the effective date of the Plan of Reorganization are not meaningful. Income (loss) per share data on a pro-forma basis, assuming the 20,000,000 shares of new common stock had been outstanding since the beginning of the year ended May 28, 1993, would be as follows:

Loss before extraordinary item..........................................................................................  $   (4.79)
Extraordinary item......................................................................................................       7.87
                                                                                                                          ---------
Net income..............................................................................................................  $    3.08
                                                                                                                          ---------
                                                                                                                          ---------

(b) An additional week of revenues is included in fiscal years 1994 and 1991 due to the Company's 52/53 week fiscal year policy.

(c) In fiscal year 1991, the Company recorded charges related to the write-off of goodwill of its wholly-owned subsidiary, Sylvan Learning Corporation. In fiscal years 1991 and 1992, portions of the 1990 closed center reserves were recaptured. The net effect of these items was to increase operating expenses by $7.3 million in fiscal year 1991 and to reduce operating expenses by $4.0 million in fiscal year 1992. In addition, debt restructuring costs of $5.3 million and $7.0 million are included in operating expenses for fiscal years 1992 and 1991, respectively. Debt restructuring costs represent legal and other professional fees incurred in connection with the Company's efforts to reorganize its debt prior to filing for Chapter 11 on November 10, 1993.

(d) During the Chapter 11 petition from November 10, 1992 through March 31, 1993, the Company did not pay or accrue interest on approximately $356.5 million debt obligations classified as "Liabilities subject to settlement under reorganization proceedings" on the Company's consolidated balance sheet at January 1, 1993.

(e) Reorganization items for the year ended May 28, 1993 and the 13 weeks ended April 2, 1993 include $97.7 million of net adjustments to state assets and liabilities at fair value in connection with the adoption of Fresh Start Reporting (as defined).

(f) "EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. "Adjusted EBITDA" represents EBITDA adjusted for certain items reflected in the following table. Neither EBITDA nor Adjusted EBITDA is intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Adjusted EBITDA is presented because the Company believes that Adjusted EBITDA represents a more consistent financial indicator of the Company's ability to service its debt.

                                                                                               SIXTEEN WEEKS ENDED
                                                                                     ----------------------------------------
                                                                                        SEPTEMBER 20,        SEPTEMBER 22,
                                                                                            1996                 1995
                                                                                     -------------------  -------------------
EBITDA.............................................................................       $  20,450            $  21,441
Adjustments--Increase (decrease):
  Investment income................................................................             (71)                (111)
  Gain on litigation settlements...................................................          --                  (11,334)
  Restructuring charge.............................................................          --                    3,996
  Loss on asset impairment.........................................................          --                    6,319
  Extraordinary item...............................................................           1,229               --
                                                                                            -------              -------
Adjusted EBITDA....................................................................       $  21,608            $  20,311
                                                                                            -------              -------
                                                                                            -------              -------

                                                                                                  FISCAL YEAR ENDED
                                                                                     -------------------------------------------

                                                                                                                   JUNE 3, 1994

                                                                                     MAY 31, 1996   JUNE 2, 1995    (53 WEEKS)

                                                                                     -------------  -------------  -------------

EBITDA.............................................................................    $  85,931      $  81,492      $  73,093

Adjustments--Increase (decrease):
  Investment income................................................................         (250)        (2,635)        (3,176)

  Gain on litigation settlements...................................................      (11,334)          (888)        --

  Restructuring charge.............................................................        6,499         --             --

  Loss on asset impairment.........................................................        6,319         --             --

  Extraordinary item...............................................................       --             --              2,397

                                                                                     -------------  -------------  -------------

Adjusted EBITDA....................................................................    $  87,165      $  77,969      $  72,314

                                                                                     -------------  -------------  -------------

                                                                                     -------------  -------------  -------------


(g) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest.

(h) Prior to January 4, 1992, the Company utilized licensed capacity in measuring its center capacity. As of January 4, 1992, the Company changed its method of measuring center capacity to building capacity. As of April 2, 1992, aggregate building capacity was approximately 101.0% of licensed capacity.

(i) Occupancy, a measure of revenue producing center capacity utilization, is defined as actual net revenues for the respective period divided by the sum of the building capacity of each of the Company's centers multiplied by such center's basic tuition rate for full-time, three-year-old students for the respective period. The three-year-old tuition rate represents the weekly tuition rate paid by a parent for a three-year-old child to attend a KinderCare center five days during one week. The three-year-old tuition rate represents an approximately average of all tuition rates at each center. Center occupancy mix, however, can significantly affect these averages.

(j) Total debt includes long-term debt, current portion of long-term debt and, at January 1, 1993, debt obligations of $356.5 million included in the classification, "Liabilities subject to settlement under reorganization proceedings" on the Company's consolidated balance sheet.

           SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)

    The following unaudited Pro Forma Consolidated Financial Statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements incorporated by reference herein. The pro forma consolidated statement of operations for the periods presented gives effect to the Merger and related transactions as if such transactions were consummated as of June 1, 1996 for the sixteen weeks ended September 20, 1996 and as of June 3, 1995 for the fiscal year ended May 31, 1996. The pro forma balance sheet gives effect to the Merger and related transactions as if such transactions had occurred as of September 20, 1996. The adjustments are described in the accompanying notes. The Pro Forma Consolidated Financial Statements should not be considered indicative of actual results that would have been achieved had the Merger and related transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the transaction.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 20, 1996
                                  (UNAUDITED)

                                                                                        PRO FORMA      PRO
                                                                           HISTORICAL  ADJUSTMENTS    FORMA
                                                                           ----------  -----------  ----------
                                                                                 (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................................  $   11,557   $  --    (a) $   11,557
  Receivables............................................................      15,319                   15,319
  Prepaid expenses and supplies..........................................      11,344                   11,344
  Deferred income taxes..................................................       4,664                    4,664
                                                                           ----------               ----------
      Total current assets...............................................      42,884                   42,884
  Property and equipment, net............................................     471,927                  471,927
  Deferred financing costs...............................................      --          20,000(b)     20,000
  Other..................................................................      11,675      (2,728)(c)      8,947
                                                                           ----------  -----------  ----------
      TOTAL ASSETS.......................................................  $  526,486   $  17,272   $  543,758
                                                                           ----------  -----------  ----------
                                                                           ----------  -----------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................................  $   22,622   $  --       $   22,622
  Accrued liabilities....................................................      44,479                   44,479
  Current portion of long term debt......................................       1,137                    1,137
                                                                           ----------               ----------
      Total current liabilities..........................................      68,238                   68,238
NONCURRENT LIABILITIES:
  Long-term debt.........................................................     163,138     257,271(d)    420,409
  Other noncurrent liabilities...........................................      22,488                   22,488
  Self insurance liabilities.............................................      19,160                   19,160
                                                                           ----------  -----------  ----------
      Total liabilities..................................................     273,024     257,271      530,295
Shareholders' equity.....................................................     253,462    (239,999)(e)     13,463
                                                                           ----------  -----------  ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........................  $  526,486   $  17,272   $  543,758
                                                                           ----------  -----------  ----------
                                                                           ----------  -----------  ----------

               See notes to pro forma consolidated balance sheet.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

    The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements for the period noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of assets and liabilities. The pro forma financial data assumes that there are no dissenting shareholders to the Merger.

(a) The net effect of $0 reflects the following:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
USES OF FUNDS:
Purchase equity..................................................................   $ 337,489
Options/warrants redeemed........................................................      26,513
Repay historical debt............................................................     117,789
Debt tender premium..............................................................       7,019
Estimated transaction fees and expenses..........................................      35,000
                                                                                   -----------
    Total uses...................................................................   $ 523,810
                                                                                   -----------
                                                                                   -----------
SOURCES OF FUNDS:
New debt.........................................................................   $ 375,060
New equity.......................................................................     148,750
                                                                                   -----------
Total sources....................................................................   $ 523,810
                                                                                   -----------
                                                                                   -----------
    Net..........................................................................   $       0
                                                                                   -----------
                                                                                   -----------

(b) This adjustment represents the anticipated portion of transaction fees which will be recorded as deferred financing fees and will be amortized over the life of the debt to be issued.

(c) This adjustment reflects the write-off of deferred financing fees associated with the 10 3/8% Senior Notes being repurchased and the termination of the Company's existing bank credit facility.

(d) The pro forma adjustment to long-term debt reflects the following:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
Repurchase of 10 3/8% Senior Notes outstanding...................................   $ (69,789)
Existing Bank Credit Facility....................................................     (48,000)
Senior Subordinated Notes........................................................     200,000
Term Loan Facility...............................................................     175,060
                                                                                   -----------
    Total adjustment.............................................................   $ 257,271
                                                                                   -----------
                                                                                   -----------

(e) The pro forma adjustment reflects the aggregate net change as a result of the Merger and the related transactions:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
Convert to cash 17.8 million shares of Common Stock..............................  $  (337,489)
Issue 7.8 million shares of Common Stock.........................................      148,750
Purchase Warrants................................................................      (21,447)
Cancellation of Company stock options............................................       (5,066)
Write-off of deferred financing fees referred to in note (c).....................       (2,728)
Premium on repurchase of 10 3/8% Senior Notes....................................       (7,019)
Estimated transaction fees and expenses (1)......................................      (15,000)
                                                                                   -----------
    Total........................................................................  $  (239,999)
                                                                                   -----------
                                                                                   -----------

------------------------

(1) Represents the portion of the total $35.0 million of estimated transaction fees and expenses which will be recorded as an expense. Such estimated transaction fees and expenses are anticipated to consist of: (i) professional, advisory and investment banking fees and expenses, (ii) management bonuses and (iii) miscellaneous fees and expenses such as printing and filing fees.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                                     SIXTEEN WEEKS ENDED SEPTEMBER 20, 1996      FISCAL YEAR ENDED MAY 31, 1996
                                     --------------------------------------  --------------------------------------
                                                   PRO FORMA        PRO                    PRO FORMA        PRO
                                     HISTORICAL  ADJUSTMENTS(A)    FORMA     HISTORICAL  ADJUSTMENTS(A)    FORMA
                                     ----------  --------------  ----------  ----------  --------------  ----------

                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.................  $  171,427                  $  171,427  $  541,264                  $  541,264
Operating expenses.................     161,676                     161,676     489,555                     489,555
                                     ----------                  ----------  ----------                  ----------
Operating income...................       9,751                       9,751      51,709                      51,709
Net investment income..............          71                          71         250                         250
Interest expense...................       4,940   $      8,032(b)     12,972     16,727    $   26,077(b)     42,804
                                     ----------  --------------  ----------  ----------  --------------  ----------
Income (loss)
  before income taxes and
  extraordinary item...............       4,882         (8,032)      (3,150)     35,232       (26,077)        9,155
Income tax expense (benefit).......       1,904         (3,132)(c)     (1,228)     13,549      (10,170)(c)      3,379
                                     ----------  --------------  ----------  ----------  --------------  ----------
Income (loss) before extraordinary
  item.............................       2,978         (4,900)      (1,922)     21,683       (15,907)        5,776
Extraordinary item--loss on early
  extinguishment of debt, net of
  income tax benefit...............      (1,229)                     (1,229)
                                     ----------  --------------  ----------  ----------  --------------  ----------
Net income (loss)..................  $    1,749   $     (4,900)  $   (3,151) $   21,683    $  (15,907)   $    5,776
                                     ----------  --------------  ----------  ----------  --------------  ----------
                                     ----------  --------------  ----------  ----------  --------------  ----------
Primary income (loss)
  per common share:................
  Income (loss) before
    extraordinary item.............  $     0.15                  $    (0.21) $     1.10                  $     0.63
  Extraordinary item...............       (0.06)                      (0.13)     --                          --
                                     ----------                  ----------  ----------                  ----------
  Net income (loss)................  $     0.09                  $    (0.34) $     1.10                  $     0.63
                                     ----------                  ----------  ----------                  ----------
                                     ----------                  ----------  ----------                  ----------
Weighted average
  common shares and
  share equivalents................      20,039                       9,211      19,752                       9,211
                                     ----------                  ----------  ----------                  ----------
Fully-diluted net income (loss) per
  common share.....................  $     0.09                  $    (0.34) $     1.05                  $     0.63
                                     ----------                  ----------  ----------                  ----------
Weighted average
  common shares and
  share equivalents................      20,067                       9,211      20,683                       9,211
                                     ----------                  ----------  ----------                  ----------
Ratio of earnings to fixed charges
  (d)..............................                                  --                                         1.2x
                                                                 ----------                              ----------
Deficiency of earnings to fixed
  charges (d)......................                              $    3,150                                  --
                                                                 ----------                              ----------
                                                                 ----------                              ----------

------------------------

The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the period noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of assets and liabilities. The pro forma financial data assumes that there are no dissenting shareholders to the Merger.

(a) As described in note (e) to the Pro Forma Consolidated Balance Sheet, the pro forma adjustments exclude (i) $5.066 million of compensation expense related to the Company stock options to be canceled in conjunction with the Merger, (ii) write-off of $2.728 million of deferred financing fees associated with the 10 3/8% Senior Notes being repurchased and the termination of the Existing Bank Credit Facility, (iii) $7.019 million of premium on repurchase of 10 3/8% Senior Notes, and (iv) $15.0 million of estimated transaction fees and expenses to be incurred in connection with the Merger. Such

                                  (UNAUDITED)

    amounts represent non-recurring expenses which the Company anticipates will be reflected in the Statement of Operations for the period including the Merger.

(b) The pro forma adjustment to interest expense reflects the following:

                                                                               FISCAL YEAR
                                                        SIXTEEN WEEKS ENDED       ENDED
                                                        SEPTEMBER 20, 1996     MAY 31, 1996
                                                        -------------------  ----------------
                                                               (DOLLARS IN THOUSANDS)
Interest on historical debt repaid in Merger..........       $  (3,758)         $  (12,241)
Interest expense on the Term Loan Facility (assumed
  8.75% rate).........................................           4,713              15,318
Interest expense on the Senior Subordinated Notes
  (assumed 10.50% rate)...............................           6,462              21,000
Amortization of deferred financing costs (10 years)...             615               2,000
                                                               -------            --------
Total adjustment......................................       $   8,032          $   26,077
                                                               -------            --------
                                                               -------            --------

   For the sixteen weeks ended September 20, 1996 and the fiscal year ended May
    31, 1996, a 0.125% increase or decrease in the assumed interest rate on the Term Loan Facility would change the pro forma interest expense by $0.07 million and $0.22 million, respectively. The pro forma net (loss) income would change by $0.04 million and $0.13 million, respectively. For the sixteen weeks ended September 20, 1996, the pro forma primary net loss per share would not change. For the fiscal year ended May 31, 1996, the pro forma primary net income per share would change by $0.02.

   For the sixteen weeks ended September 20, 1996 and the fiscal year ended May
    31, 1996, a 0.125% increase or decrease in the assumed interest rate on the Senior Subordinated Notes would change the pro forma interest expense by $0.08 million and $0.25 million, respectively. The pro form interest net loss would change by $0.05 million and $0.15 million, respectively. For the sixteen weeks ended September 20, 1996, the pro forma primary net loss per share would not change. For the fiscal year ended May 31, 1996, the pro forma primary net income per share would change by $0.02.

   For the sixteen weeks ended September 20, 1996 and the fiscal year ended May
    31, 1996, each $1.0 million increase or decrease in the Term Loan Facility would change pro forma interest expense by $0.03 million and $0.09 million, respectively. The pro forma net (loss) income would change by $0.02 million and $0.05 million, respectively, and the pro forma primary net (loss) income per share would not change.

(c) The adjustment reflects the tax effects of the pro forma adjustments at a 39% effective income tax rate.

(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest.

                 PRICE OF KINDERCARE COMMON STOCK AND WARRANTS

    The KinderCare Common Stock and Warrants trade on the Nasdaq in the United States. The following table shows, for the fiscal periods indicated, the high and low bid quotations per share for KinderCare Common Stock and Warrants as quoted by Nasdaq. These market quotations reflect inter-dealer prices, without retail mark-ups, markdowns, or commissions, and may not necessarily represent actual transactions.

                                                                                              COMMON STOCK                 WARRANTS
                                                                                           ------------------              ---------
                                                                                       HIGH                  LOW             HIGH
                                                                                      ------               --------        ---------
FISCAL YEAR ENDED JUNE 2, 1995
First Quarter................................................................  $      16  1/4        $      13             $       7
Second Quarter...............................................................         15  1/4               10  7/8                6
Third Quarter................................................................         13                    11                     5
Fourth Quarter...............................................................         14  5/8               12  3/8                5
FISCAL YEAR ENDED MAY 31, 1996
First Quarter................................................................  $      14  5/8        $      12  1/4        $       4
Second Quarter...............................................................         14  1/4               11  3/4                3
Third Quarter................................................................         13  3/8               11  3/4                1
Fourth Quarter...............................................................         15  1/4               12  1/4                3
FISCAL YEAR ENDING MAY 31, 1997
First Quarter................................................................  $      15  7/8        $      13  7/8        $       4
Second Quarter...............................................................         20                    15  3/16               8
Third Quarter (through January 3, 1997)......................................         20                    18  37/64              7


                                                                                                  LOW
                                                                                                 ------
FISCAL YEAR ENDED JUNE 2, 1995
First Quarter................................................................  1/4        $       4  1/2
Second Quarter...............................................................  3/4                4  1/4
Third Quarter................................................................  1/2                3  5/8
Fourth Quarter...............................................................                     3  1/2
FISCAL YEAR ENDED MAY 31, 1996
First Quarter................................................................             $       2  3/4
Second Quarter...............................................................  5/8                1  3/8
Third Quarter................................................................  7/8                1  1/4
Fourth Quarter...............................................................  5/8                1  1/4
FISCAL YEAR ENDING MAY 31, 1997
First Quarter................................................................  1/8        $       2  7/16
Second Quarter...............................................................                     3  1/8
Third Quarter (through January 3, 1997)......................................  3/4                6  1/4

    On October 3, 1996, the last trading day before public announcement of the execution of the Merger Agreement, the last sale price of KinderCare Common Stock and Warrants on Nasdaq were $16 1/4 and $4 3/8, per share and Warrant, respectively. On January 3, 1997 the last reported sale prices of the Common Stock and Warrants on Nasdaq were $18 3/4 and $6 1/4, per share and Warrant, respectively. As of December 1, 1996 there were approximately 1,762 and 1,718 holders of record of the Common Stock and Warrants, respectively.

    During the past three fiscal years, the Company has not declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain earnings of the Company for operations and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. KinderCare stockholders should obtain current market quotations for KinderCare Common Stock.

                                  RISK FACTORS

    Holders of KinderCare Common Stock should carefully consider the following factors in connection with their consideration of the Merger.

FACTORS RELATED TO THE RETENTION OF COMMON STOCK
CONTROL BY KKR AFFILIATES

    Upon completion of the Merger, approximately 85% of the outstanding shares of KinderCare Common Stock, will be held by the Partnership, of which KKR Associates (KLC) L.P. is the general partner. The sole general partner of KKR Associates (KLC) L.P. is KKR-KLC L.L.C., a limited liability company organized under Delaware law. The members of KKR-KLC L.L.C. are also the members of the limited liability company which is a general partner of KKR. Accordingly, the members of KKR-KLC L.L.C. will control the Company and have the power to elect all of its directors (other than the director which may be appointed by Oaktree), appoint new management and approve any action requiring the approval of the holders of KinderCare Common Stock, including adopting amendments to the Company's certificate of incorporation and approving mergers or sales of all or substantially all of the Company's assets. The directors elected by the Partnership will have the authority to effect decisions affecting the capital structure of the Company, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. There can be no assurance that the capital policies of the Company in effect prior to the Merger will continue after the Merger.

    In addition, the existence of a controlling stockholder of KinderCare may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding KinderCare Common Stock. A third party would be required to negotiate any such transaction with the Partnership and the interests of the Partnership may be different from the interests of other KinderCare stockholders.

DELISTING; LOSS OF LIQUIDITY

    Following the consummation of the Merger, the Company anticipates that it will seek to have KinderCare Common Stock, which currently is traded on Nasdaq, delisted. Any delisting of KinderCare Common Stock, together with the substantial decrease in the number of shares of KinderCare Common Stock to be held by holders thereof other than the Partnership, is expected to result in a substantial decrease in the liquidity of KinderCare Common Stock, even if the Company continues to be a reporting company under the Exchange Act and continues to file the periodic reports (including annual and quarterly reports) required to be filed thereunder.

    Upon any such delisting, shares of KinderCare Common Stock would trade only in the over-the-counter market. Although prices in respect of trades would be published by the National Association of Securities Dealers, Inc. periodically in the "pink sheets," quotes for such shares would not be readily available. As a result, it is anticipated that the shares will trade much less frequently relative to the trading volume of KinderCare Common Stock prior to the Merger.

SUBSTANTIAL LEVERAGE; LIQUIDITY

    In connection with consummating the transactions contemplated by the Merger Agreement, the Company will enter into the Merger Financings (as defined in "THE MERGER--Merger Financings") to (i) fund payment of the cash consideration in the Merger, (ii) repay or repurchase certain indebtedness of the Company and (iii) pay the fees and expenses incurred in connection with the Merger and the Merger Financings. Although the definitive terms of the Merger Financings have not been finalized as of the date of this Proxy Statement, the Company expects that such terms will include significant operating and financial restrictions, such as limits on the Company's ability to incur indebtedness, create liens, sell assets, engage in mergers or consolidations, make investments and pay dividends.

    As of September 20, 1996, after giving pro forma effect to the Merger and the Merger Financings and the application of the net proceeds therefrom, the Company would have had (i) $421.5 million of consolidated indebtedness and (ii) as a result of the Merger, since the distribution to stockholders as well as all of the Merger expenses will be charged to stockholders' equity, $13.5 million of consolidated stockholders' equity. In addition, the Company may incur additional indebtedness in connection with its post-Merger strategy of pursuing strategic acquisitions and expanding through internal growth. Any such high leverage may have important consequences for the Company: (a) the Company's ability to obtain additional financing for such acquisitions, working capital, capital expenditures or other purposes may be impaired or any such financing may not be on terms favorable to the Company; (b) any interest expense may reduce the funds that would otherwise be available to the Company for its operations and future business opportunities; (c) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements or force it to modify its operations; and (d) high leverage may place the Company at a competitive disadvantage and may make it vulnerable to a downturn in its business or the economy generally. See "THE MERGER-- Merger Financings."

    In addition, the substantial leverage will have a negative effect on the Company's net income. Pro forma net income (loss) for the sixteen weeks ended September 20, 1996 and the 1996 fiscal year ended May 31, 1996 would have been $(3.2) million and $5.8 million, as compared to $1.7 million and $21.7 million for the same periods on a historical basis, and pro forma interest expense for the sixteen weeks ended September 20, 1996 and fiscal 1996 would have been $13.0 million and $42.8 million, respectively, as compared to $4.9 million and $16.7 million for the same periods on a historical basis.

    After the Merger is consummated, the Company's principal sources of liquidity are expected to be cash flow from operations and borrowings under the revolving credit portion of a senior secured credit facility. It is anticipated that the Company's principal uses of liquidity will be to provide working capital, meet debt service requirements and finance the Company's strategic plans. The revolving credit facility will be available for the Company's working capital needs and a portion thereof will be available for the issuance of letters of credit. The term loan portion of the senior secured credit facility will be drawn in full upon consummation of the Merger. See "THE MERGER--Merger Financings."

POTENTIAL DILUTION OF KINDERCARE STOCKHOLDERS

    Following the Merger, the Company intends to grant members of management options to purchase KinderCare Common Stock, the exercise of which would dilute the holdings of KinderCare stockholders and also dilute the holdings of the Partnership. No decision has been made with respect to the granting of any such stock options.

NON-CASH ELECTION AND PRORATION INTO CASH--POSSIBLE DIVIDEND TREATMENT

    As described herein (subject to the Non-Cash Election Number), a stockholder may make a Non-Cash Election and thereby elect to retain shares of KinderCare Common Stock in the Merger. However, if the number of Electing Shares exceeds the Non-Cash Election Number, such electing stockholder may receive some cash for a portion of his KinderCare Common Stock as a result of the proration procedures described herein under "THE MERGER--Non-Cash Election." In such event, a stockholder may receive dividend treatment (rather than the generally more favorable capital gain treatment) for any cash received in the Merger as a result of such proration procedures. See "THE MERGER--Federal Income Tax Consequences" for a more detailed discussion of the tax consequences of receiving cash. No such dividend treatment should be applicable in the event stockholders who do not elect to retain shares receive cash for their shares in the Merger or receive shares of KinderCare Common Stock as a result of proration.

COMPETITION

    The preschool education and child care industry is highly fragmented and competitive. The Company's competition consists principally of local nursery schools and day care centers, some of which are non-profit, including church-affiliated centers, providers of services that operate out of their homes and other proprietary companies which each operate a number of centers. Local nursery schools and day care centers generally charge less for their services than the Company charges. Many church-affiliated and other non-profit child care centers have no or lower rental costs than the Company and may receive donations or other funding to cover operating expenses. Consequently, tuition rates at these facilities are commonly less than the Company's rates. Additionally, fees for home-based care are normally lower than fees for center-based care because providers of home care are not always required to satisfy the same health, safety or operational regulations as the Company's centers. The Company's competition also consists of other large, national, for-profit child care companies with extensive resources and that may have more aggressive tuition discounting and other pricing policies than the Company. As a result of the above factors, the Company could suffer a relatively greater negative impact than certain of its competitors from downturns in general economic conditions.

POSSIBLE ADVERSE EFFECT OF GOVERNMENTAL REGULATION AND LICENSING REQUIREMENTS

    Child care centers are subject to numerous state and local regulations and licensing requirements. Although these regulations vary greatly from jurisdiction to jurisdiction, government agencies generally review the fitness and adequacy of buildings and equipment, the ratio of staff personnel to enrolled children, staff training, record keeping, the dietary program, the daily curriculum and compliance with health and safety standards. Were a particular center of the Company to fail repeatedly to comply with applicable regulations, such a center could be subject to state sanctions, which might include fines, corrective orders, placement on probation or, in more serious cases, suspension or revocation of the center's license to operate. Although the Company believes that it is in substantial compliance with laws and regulations currently in effect, failure to comply with such laws or regulations or the imposition of additional restrictions on the Company's activities could materially adversely affect the operations of the Company.

    State and local licensing regulations often provide that the licenses held by the Company may not be transferred. As a result, any transferee of a child care business must apply to the appropriate administrative body for a new license. The Company believes that the change in ownership of the equity capital of the Company to be effected pursuant to the Merger will not be a transfer of the Company's business under applicable state and local regulations. If any administrative body were to take a contrary position, the Company may, in certain circumstances, be required to apply for relicensing in that jurisdiction. If such relicensing were to be required, there can be no assurance that the Company would not have to incur material expenditures to relicense its centers in such jurisdiction.

GROWTH STRATEGY; MANAGEMENT OF GROWTH

    The Company plans to expand by accelerating the development of new child care centers in attractive markets and selectively acquiring child care businesses. The Company seeks to identify attractive sites for its centers in large metropolitan and smaller growth markets that meet the Company's operating and financial goals and where the Company believes the market for child care services will support higher tuition rates than the Company's existing rates. In addition, the Company seeks to selectively acquire existing child care centers where demographics, operating standards and customer services complement the KinderCare business strategy.

    During fiscal 1997, the Company expects to open approximately 20 new centers consisting of 17 to 19 KinderCare community centers and one KinderCare at Work center. Over the next three years, the Company expects to increase the number of centers by 50 to 75 per year, which the Company expects to be primarily community centers. The average total cost per community center ranges from approximately $1.2 million to $1.8 million depending on the size and location of the center; however, the actual costs of a particular center may vary from such range.

    The Company's ability to increase revenues and operating cash flow significantly over time depends, in part, on its success in acquiring and/or building new centers on satisfactory terms and successfully integrating them into the Company's operations. There can be no assurance that acceptable acquisition opportunities or appropriate sites for the Company's building program will be available. Such availability could be adversely impacted by the expansion activities of the Company's competitors. In addition, the Company's ability to take advantage of any available acquisition opportunity will be dependent, in part, on the availability of adequate financial resources. Furthermore, construction costs, the receipt of necessary regulatory (in particular zoning) approvals or other factors may slow the Company's building program.

    As the Company's business develops and expands, the Company may need to implement enhanced operational and financial systems (some of which are already in place or in the process of being implemented) and may require additional employees and management, operational and financial resources. There can be no assurance that the Company will be able to implement and maintain successfully such operational and financial systems or obtain, integrate and utilize successfully the required employees and management, operational and financial resources to manage a rapidly developing and expanding business. Failure to implement such systems successfully and to use such resources effectively could have a material adverse effect on the Company. Furthermore, although the Company's growth strategy contemplates the possibility of future acquisitions, there can be no assurance that such business opportunities will be available, or, if available, will be consummated.

IMPACT OF POSSIBLE LOSS OF GOVERNMENT FUNDING

    During the sixteen weeks ended September 20, 1996, approximately 13% of the Company's net (operating) revenues were generated from federal and state child care assistance programs. Funding for such programs is subject to changes in federal and state environments and governmental appropriations processes, which are unpredictable and outside the Company's control. Accordingly, there is no assurance that funding for such federal and state programs will continue at current levels and a significant reduction in such funding may have an adverse impact on the Company. Although under new legislation, signed by President Clinton in August 1996, additional funding for child care will be available for low income families as part of welfare reform, no assurance can be given that the Company will benefit from any such additional funding. In addition, under the Code (as defined herein) certain tax incentives are available to parents utilizing child care programs. Such provisions of the Code are subject to change.

ADVERSE PUBLICITY; ABILITY TO OBTAIN INSURANCE

    As a result of adverse publicity concerning reported incidents of alleged child physical and sexual abuse at child care centers and the length of time before the expiration of applicable statutes of limitations for the bringing of child abuse and personal injury claims (typically a number of years after the child reaches the age of majority), many operators of child care centers have had difficulty obtaining general liability insurance, child abuse liability insurance or similar liability insurance or have been able to obtain such insurance only at substantially higher rates. There can be no assurance that such insurance premiums will not increase in the future as a consequence of conditions in the insurance business generally or that continuing publicity with respect to alleged instances of child abuse will not result in the Company's being unable to obtain insurance. In addition, any adverse publicity concerning reported incidents of alleged child physical and sexual abuse at child care centers, including those of the Company, has the potential to affect occupancy levels at the Company's centers.

SEASONALITY

    The Company's revenues and the initial success of new centers are subject to seasonal variation. Enrollment generally decreases 5% to 10% during the holiday periods and summer months. New centers that open at times other than August and December usually experience a lower rate of enrollment during early months of operation, as new enrollments are generally highest in September and January.

IMPACT OF RECESSION

    Demand for the Company's services may be subject to fluctuations in general economic conditions, and the Company's revenues depend, in part, on the number of working mothers and working single parents who require child care services. Recessionary pressure on the economy, and a consequent reduction in the general labor force, may adversely impact the Company, in part, because of the tendency of out-of-work parents to stop using child care services.

                                  THE COMPANY

    KinderCare, founded in 1969, is the largest provider of for-profit preschool educational and child care services in the United States based upon number of centers operated, children served, operating revenues and net income. The Company provides center-based preschool educational and child care services five days a week throughout the year to children between the ages of six weeks and twelve years. At September 20, 1996, the Company operated 1,151 child care centers, of which 73 are owned, located in 38 states and the United Kingdom and had enrollment of approximately 126,000 full-time and part-time children. The Company's total center capacity at September 20, 1996 was approximately 142,000 full-time children. For the fiscal years ended May 31, 1996 and June 2, 1995, average occupancy rates were 75.9% and 76.3%, respectively, and the average full-time three-year-old weekly tuition rates (which the Company believes approximates the Company's average full-time weekly tuition rates) were $100 and $96, respectively. For the twelve months ended September 20, 1996, the Company generated operating revenues of $551.4 million and Adjusted EBITDA of $88.5 million.

    The child care industry has grown at a compound annual rate of 13.4% from $5.7 billion in revenues in 1982 to an estimated $29.3 billion in 1995, and is expected to grow 7.1% annually for the rest of the decade, according to Marketdata Enterprises, Inc. This growth has been, and is expected to continue to be, driven by several demographic and social trends, including: (i) an increase in births, (ii) the continued trend of mothers entering the work force, and (iii) a significant increase in the popularity of center-based care. The Company believes that it is well positioned to capitalize on the increased use of child care.

    KinderCare seeks to differentiate its educational and other child care services through its "Whole Child Development" concept with professionally planned, age-specific educational programs. This concept includes programs that provide children with activities that support physical, intellectual, emotional, and social development. New programs are developed and existing programs are frequently enhanced by the Company's education department, under the leadership of two professionals with Ph.D.'s in early childhood education/curriculum supervision. The programs use developmentally appropriate materials, activities and resources which cater to the differing needs of various age groups and are used by center teachers as the foundation for each week's program. The programs include age-appropriate experiences in areas such as reading, math, science and language, and provide unique opportunities for motor skill development through indoor and outdoor activities. Computer Clubs, a program for children of pre-school and school age, provides educational opportunities linked to the curriculum for children to acquire computer literacy at an early age. These programs are further enhanced by Playscapes, which are designed to create an outdoor learning environment, and the Company's Let's Move, Let's Play-Registered Trademark- movement video for children. The Company's Whole Child Development programs are provided in Company centers designed and tailored specifically to accommodate the needs and safety requirements of children. Centers are staffed with a director, an assistant director and an appropriate number of staff and teachers as required by state licensing requirements and Company standards.

    The Company operates three types of child care centers--KinderCare community centers, KinderCare at Work-Registered Trademark- centers and Kid's Choice-TM-centers. KinderCare community and KinderCare at Work centers typically provide educational and child care services to children between the ages of six weeks and 12 years. Kid's Choice centers are for school age children provided in separate facilities designed specifically for this age group and which are apart from the Company's community centers. The Company's centers are open throughout the year, generally Monday through Friday from 6:30 a.m. to 6:00 p.m. although hours may vary by location. Children are usually enrolled on a weekly basis for either full-day or half-day sessions and are accepted, where capacity permits, on an hourly basis. The Company's tuition rates vary for children of different ages, with the tuition for three-year-old children approximating the average tuition rate charged for all children. Centers are staffed with a director, an assistant director and an appropriate number of staff and teachers as required by state licensing requirements and Company standards. As of September 20, 1996, land and buildings with respect to the 736 centers owned by the Company had a net book value of $393.3 million.

    The principal executive offices of the Company are located at 2400 Presidents Drive, Montgomery, Alabama 36116, and its telephone number is (334) 277-5090.

                               THE ANNUAL MEETING

MATTERS TO BE CONSIDERED

    The primary purpose of the Annual Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement entered into between KCLC, as of the date hereof a wholly owned subsidiary of the Partnership, and KinderCare, and the transactions contemplated thereby including the Merger. If the Merger is approved by the stockholders of KinderCare, KCLC will merge with and into KinderCare and approximately 18,031,116 shares of KinderCare Common Stock currently held by KinderCare stockholders (representing approximately 93% of shares of KinderCare Common Stock presently issued and outstanding) will be converted into cash. The remaining 1,381,579 shares of the presently issued and outstanding shares of KinderCare Common Stock will be retained by existing stockholders of KinderCare. These shares which are to be retained represent approximately 7% of shares of KinderCare Common Stock issued and outstanding prior to the Merger and will represent approximately 15% of the shares of KinderCare Common Stock expected to be issued and outstanding immediately after the Merger. If the Merger is approved, the common stock of KCLC, all of which is owned on the date hereof by the Partnership, will be converted into 7,828,947 shares of KinderCare Common Stock, which will represent approximately 85% of KinderCare Common Stock expected to be issued and outstanding after the Merger (see "THE MERGER--Conversion of KCLC Stock"). In addition to the Merger Proposal, at the Annual Meeting, the stockholders will be asked (i) to elect seven directors to serve either until the 1997 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Proposal is approved and adopted by the KinderCare stockholders, the directors of KinderCare immediately after the Effective Time would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement are met, Mr. Stephen A. Kaplan, (ii) to ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company and (iii) to transact any other business properly brought at the Annual Meeting.

    The Board of Directors of the Company is not presently aware of any such other business. Immediately after the Effective Time, there will be approximately 9,210,526 shares of KinderCare Common Stock issued and outstanding. The Merger Agreement (including the principal exhibits thereto) is attached to this Proxy Statement as Annex I. See "THE MERGER" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." The Board of Directors of KinderCare has, by unanimous vote, approved the Merger Agreement and recommends a vote FOR approval of the Merger Agreement and the Merger.

REQUIRED VOTES

    The approval of the Merger Proposal will require the affirmative vote of the stockholders of a majority of KinderCare Common Stock entitled to vote thereon. Pursuant to the Voting Agreement, the Oaktree Stockholders have agreed to vote all of the Subject Shares, all shares issued upon exercise of the Subject Warrants and all other shares of KinderCare Common Stock that the Oaktree Investors acquire beneficial ownership of after October 3, 1996 and during the term of the Voting Agreement, if any, in favor of the Merger Proposal. The Oaktree Stockholders owned beneficially and/or of record shares of Common Stock on December 1, 1996 representing approximately 51.5% of the outstanding shares of KinderCare Common Stock entitled to vote at the Annual Meeting. Assuming that the Oaktree Stockholders own a majority of the issued and outstanding shares of KinderCare Common Stock on the Record Date for the Annual Meeting the requisite vote of the holders of shares of KinderCare Common Stock to approve and adopt the Merger Proposal would be assured. A copy of the Voting Agreement appears as Annex II to this Proxy Statement. See "CERTAIN RELATED AGREEMENTS--Voting Agreement."

    As of December 1, 1996, directors and executive officers of the Company were beneficial owners of an aggregate of 11,028,714 shares (approximately 54%) of the outstanding shares of KinderCare Common Stock. The directors and executive officers of the Company have indicated that they intend to vote their shares of KinderCare Common Stock in favor of the Merger Agreement and the other proposals.

VOTING AND REVOCATION OF PROXIES

    Shares of KinderCare Common Stock that are entitled to vote and are represented by a Proxy properly signed and received at or prior to the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, shares of KinderCare Common Stock represented by such Proxy will be voted FOR the Merger Proposal, FOR the election of all nominees for director of the Company and FOR the Ratification of the Auditors Proposal. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as proxies may not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournments or postponements of the Annual Meeting if instruction is given to vote against the approval of the Merger and the other proposals.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Annual Meeting by (i) attending and voting in person at the Annual Meeting,
(ii) giving notice of revocation of the Proxy at the Annual Meeting, or (iii) delivering to the Secretary of KinderCare (a) a written notice of revocation or
(b) a duly executed Proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: 2400 Presidents Drive, Montgomery, Alabama 36166 Attention: Secretary, and must be received before the taking of the votes at the Annual Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of KinderCare Common Stock at the close of business on January 8, 1997 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on December 1, 1996, the Company had outstanding and entitled to vote 19,412,695 shares of KinderCare Common Stock. Shares of KinderCare Common Stock represented by Proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

    The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger Proposal. Because the vote on the Merger Proposal requires the approval of a majority of the votes entitled to be cast by the stockholders of the outstanding shares of KinderCare Common Stock, abstentions will have the same effect as a negative vote on this proposal.

DISSENTERS' RIGHTS

    Each stockholder of KinderCare Common Stock has a right to dissent from the Merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Delaware law, including
Section 262 of the DGCL. The dissenting stockholder must deliver to the Company, prior to the vote being taken on the Merger at the Annual Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and must not vote in favor of the Merger. The full text of
Section 262 of the DGCL is attached as Annex IV hereto. See "DISSENTING STOCKHOLDERS' RIGHTS" for a further discussion of such rights and the legal consequences of voting shares of KinderCare Common Stock in favor of the Merger Proposal.

SOLICITATION OF PROXIES

    The Company will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Mackenzie will assist in the solicitation of Proxies by the Company for an estimated fee of $5,000, plus reasonable out-of-pocket expenses.

    If you have any questions or require additional material, please call Mackenzie at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

    ONLY HOLDERS OF KINDERCARE COMMON STOCK WHO WISH TO MAKE A NON-CASH ELECTION ARE REQUIRED TO SEND STOCK CERTIFICATES WITH THEIR FORM OF ELECTION (AS DEFINED BELOW). HOLDERS OF KINDERCARE COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. SEE "THE MERGER-- NON-CASH ELECTION" AND "--NON-CASH ELECTION PROCEDURE."

                                --PROPOSAL ONE--
                                   THE MERGER

BACKGROUND OF THE MERGER

    At a meeting of the Board of Directors on May 23, 1996, the Board authorized the management of the Company, with the assistance of the Company's largest stockholder, Oaktree, to explore, and report back to the Board with respect to, alternative strategies to maximize stockholder value, including a recapitalization of the Company to fund an extraordinary dividend or to repurchase a significant number of the Company's shares, or entering into another extraordinary transaction such as the Merger.

    Following the May 23 meeting, Philip Maslowe, Executive Vice President and Chief Financial Officer of the Company, an Oaktree representative and other Company advisors held a series of meetings with several investment and commercial banks, including among others Salomon Brothers Inc (which was subsequently retained by an affiliate of KKR as its investment bank) and CSFB, at which time the investment banks were requested to provide proposals to the Company, based on publicly available information, with respect to alternative strategies for maximizing stockholder value.

    Prior to its meeting with the Company and Oaktree, Salomon Brothers Inc suggested that KKR might be interested in exploring a business combination between the Company and an affiliate of KKR.

    On June 17, 1996, an initial meeting among Mr. Clifton S. Robbins of KKR, representatives of Salomon Brothers Inc and the Company, represented by Stephen Kaplan (a director of the Company and Principal of Oaktree), and an additional representative of Oaktree took place. During the course of that meeting, Mr. Robbins indicated that if KKR was provided with an opportunity to perform due diligence on the Company, it would evaluate its ability to structure a proposal that the Board of Directors might find attractive. Mr. Robbins stated that an affiliate of KKR would only proceed in a Board-approved transaction.

    On July 3, 1996, KKR signed a confidentiality and a two-year standstill agreement (the "Confidentiality Agreement") with Oaktree and the Company. Pursuant to the standstill provisions of the Confidentiality Agreement, KKR agreed, among other things, that it would not acquire, directly or indirectly, any securities or property of the Company or any of its subsidiaries unless the Board of Directors approved such acquisition.

    On July 18, 1996, Dr. Sandra Scarr, Chairman and Chief Executive Officer of the Company, Philip Maslowe, Bruce Karsh (a director of the Company and President and a Principal of Oaktree), Stephen Kaplan, an additional representative of Oaktree and representatives of KKR and Salomon Brothers Inc met in New York to discuss the Company's business.

    In early August, Mr. Robbins advised Oaktree that he believed that KKR would be able to structure a proposal to purchase all of the shares of KinderCare Common Stock for all cash at a premium to market. He stated that KKR needed at least one month of intensive due diligence with the Company's management to develop such a proposal and that KKR would expend the necessary time and resources to develop such a proposal, including retaining any necessary outside advisors at its own expense, if the Board of Directors indicated that it would be receptive to such a proposal. Mr. Robbins indicated that KKR would not participate in an auction process given the time and resources that he believed were necessary to develop such a proposal.

    On August 14, 1996, the Board of Directors held a telephonic meeting at which Oaktree and management apprised the Board of Directors of the status of discussions with the various investment and commercial banks which had been contacted by the Company and Oaktree, of the discussions that had taken place with KKR and of the terms of the Confidentiality Agreement. Following this presentation, the Board of Directors concluded that KKR should be permitted to continue its due diligence review of the Company in anticipation that KKR would make a proposal to the Company once its due diligence was completed. Representatives of Oaktree and management were in regular contact with representatives of KKR during the due diligence period.

    Shortly after Labor Day, representatives of KKR informed Oaktree that they continued to be interested in pursuing a transaction with the Company but that additional due diligence was required. KKR's representatives indicated that they expected to be in a position to make a proposal later in September.

    On September 24, 1996, representatives of KKR and Salomon Brothers Inc met with Oaktree and CSFB. During the course of the meeting, representatives of KKR proposed a merger transaction with the Company which provided for all cash consideration of $19.00 per share. KKR's representatives indicated that their proposal was contingent upon Oaktree recommending the proposal to the Board of Directors and Oaktree agreeing to enter into appropriate lock-ups with respect to all of Oaktree's shares of KinderCare Common Stock and Warrants.

    On September 24, 1996, after further negotiations between Mr. Robbins, on behalf of KKR, and Oaktree, Oaktree agreed, subject to the negotiation of mutually acceptable documentation, to recommend to the Board for its approval a merger transaction valued at $20.25 per share and which offered all stockholders the opportunity to retain a portion of their shares. In order to afford the stockholders the ability to retain a portion of their shares, Mr. Robbins indicated that the transaction would need to be structured as a recapitalization. In that regard Oaktree indicated that it would agree, subject to negotiating stockholder rights commensurate with its ownership position, to elect to retain a sufficient amount of shares to assure that all other stockholders could receive all cash if they chose to do so. Oaktree also agreed that it would enter into a voting agreement with an affiliate of KKR to support the transaction, provided that the transaction was approved by the Board of Directors. Mr. Robbins indicated that Oaktree's support and its willingness to enter into a voting agreement were fundamental conditions of KKR's willingness to proceed with a transaction.

    On Wednesday, September 25, 1996, the Board of Directors held a meeting. During that meeting Oaktree apprised the Board of KKR's proposal and the negotiations which took place at the September 24, 1996 meeting. Oaktree informed the Board that Oaktree endorsed entering into the proposed merger transaction with an affiliate of KKR and that under the proposal all the Company's stockholders would receive equal treatment. Oaktree told the Board that it was willing to commit to retain a sufficient number of shares of KinderCare Common Stock to ensure that all other stockholders could receive cash if they chose to do so, but that if other stockholders also determined to retain shares of KinderCare Common Stock, Oaktree would share PRO RATA with such stockholders the retained shares of KinderCare Common Stock. Oaktree explained to the Board that KKR's proposal was conditioned upon Oaktree entering into a lock-up agreement regarding its shares of KinderCare Stock and Warrants and that Oaktree was willing to enter into such an agreement if the overall terms of the merger proposal were acceptable to it.

    At the September 25 Board meeting, representatives of CSFB attended and were interviewed by the Board as to their willingness and ability to represent the Company in connection with any KKR proposal and any other business combination proposals. The Board of Directors ratified the retention of CSFB as its exclusive financial advisor in connection with the KKR proposal. CSFB advised the Board that because of its familiarity with the Company, having worked on the potential recapitalization, it would take about one week to complete its analysis and report to the Board. The Board instructed CSFB to begin work immediately and provide the Board with a status report on September 30. The Board of Directors authorized further negotiations with representatives of KKR to be conducted by management and the Company's advisors. In particular, the Board instructed the advisors to test whether a "lock-up" arrangement with Oaktree was a clear precondition to any agreement and whether $20.25 was KKR's highest price.

    Following the September 25, 1996 Board of Directors' meeting, negotiations proceeded on the definitive agreements for the transaction. The subject of lock-up arrangements with Oaktree was extensively discussed with the Company's advisors who suggested that the Board would prefer arrangements between Oaktree and an affiliate of KKR that would not preclude competitive proposals from other third parties being made. KKR rejected any limitations on Oaktree's commitment to vote its shares in favor of the transaction and insisted as a precondition to its willingness to proceed that its affiliate obtain an irrevocable proxy and, under certain circumstances, an option with respect to all the shares of KinderCare Common Stock and Warrants owned by Oaktree.

    On Monday, September 30, 1996, the Board of Directors held a telephonic meeting during which its legal and financial advisors reviewed the status of the negotiations and the elements of KKR's proposal including KKR's insistence regarding the Oaktree lock-up (of which representatives of KKR had authorized the Company's advisers to inform the Board). The Board of Directors authorized continued negotiations and instructed CSFB to meet with representatives of KKR to, among other things, attempt to obtain a higher price per share.

    On Tuesday, October 1, 1996, representatives of CSFB and KKR met and discussed the structure and terms of the proposed merger transaction, including the price per share which KKR had offered. During the course of the meeting, KKR indicated that it was not willing to increase the price per share, and it reiterated its insistence on a lock-up of the Oaktree shares and its unwillingness to participate in any auction situation.

    On Wednesday, October 2, 1996, the Board of Directors held a meeting to review KKR's proposal. During that meeting management of the Company reviewed with the Board the overall operations of the Company and KKR's proposal. Representatives of Oaktree stated that, as the Company's largest stockholder holding 52.2% of the outstanding shares, Oaktree believes that the KKR proposal, which treats all stockholders equally, is attractive and in the best interests of the Company and its stockholders as it was in Oaktree's view the best alternative available to the Company. The Company's legal advisors reported to the Board that the parties had negotiated nearly final drafts of the agreements related to the KKR proposal and reviewed the terms of such agreements. During the meeting CSFB made an oral presentation and delivered its written fairness opinion. The Board of Directors then approved KKR's proposal and the draft of each of the Original Merger Agreement, the Voting Agreement, which incorporates an irrevocable proxy and option with respect to all the shares of KinderCare Common Stock and Warrants owned by Oaktree, and the Stockholders' Agreement, which provides, if Oaktree owns more than five percent of the shares of KinderCare Common Stock immediately following the Merger, for certain tag-along and drag-along rights and the right to nominate a director for the Board of Directors, and authorized the appropriate officers of the Company to finalize and execute the Original Merger Agreement. See "CERTAIN RELATED AGREEMENTS--Voting Agreement" and "--Stockholders' Agreement."

    On October 3, 1996, the Company and an affiliate of KKR entered into the Merger Agreement and Oaktree, the funds which own the shares of KinderCare Common Stock and Warrants and an affiliate of KKR entered into the Voting Agreement.

    On December 17, 1996, Mr. Robbins and representatives of Oaktree discussed concerns which KKR had with the Company's recent business performance and the potential implications thereof for the Company's anticipated operating performance. KKR was also concerned that these matters could have affected the financing of the Merger as originally contemplated (although these concerns were resolved as a result of the amendment to the Original Merger Agreement). The parties continued to discuss these matters, and on December 19, 1996, Mr. Robbins suggested that the cash portion of the merger consideration be reduced to $18.25. In these discussions, while Oaktree acknowledged the performance issues identified by KKR, it disagreed as to the significance and implications of these issues.

    On December 23, 1996, Mr. Robbins and a representative of Oaktree discussed a possible revision of the proposed cash portion of the merger consideration to $19.00 per share. The Board of Directors of the Company met shortly thereafter on December 23, 1996 to receive an update on the status of the negotiations. The Board was fully apprised of the discussions between Oaktree and KKR, discussed with management and considered the performance issues which had been raised and considered the alternatives available to the Company in addition to amending the Original Merger Agreement and the costs and uncertainties associated with the Company's various alternatives. Although the Board of Directors took no action, in light of the foregoing discussion, the Board concluded that it would be prudent to consider the possibility of revising the consideration and to assure itself that the financing commitments previously obtained by the Company would continue to remain in effect in the event of any modification to the terms of the transaction. Thereafter, KKR's affiliate more specifically proposed revised consideration to KinderCare's stockholders of $19.00 per share, payable in cash or, at the election of each stockholder, in KinderCare's Common Stock, provided that the number of shares of KinderCare's Common Stock to be retained by existing stockholders of the Company would be 1,381,579, which would represent approximately 15% of the shares of KinderCare's Common Stock estimated to be outstanding after the Merger. In addition, the Partnership would receive 7,828,947 shares of KinderCare's Common Stock which would represent approximately 85% of the outstanding shares after the Merger. The new proposal would maintain the same percentage ownership levels as the originally agreed transaction by changing the number of shares to be retained by existing stockholders of the Company and the number of shares to be received by the Partnership. See "THE MERGER--Conversion of KCLC Stock." The Company was also able on December 27, 1996 to reconfirm its financing commitments and to further confirm that the due diligence conditions to these commitments had been satisfied. The Board of Directors of the Company met on December 27, 1996 to consider the proposed amendments to the Original Merger Agreement. At that meeting, CSFB delivered a second fairness opinion, which is set forth herein as Annex III, and which concludes that the consideration to be received by the stockholders of the Company in the Merger, as amended, is fair to such stockholders from a financial point of view. After a lengthy and thorough discussion of the proposed amendments, the Board of Directors, with all members in attendance, unanimously approved the Merger Agreement, as amended, and the Merger. On December 27, 1996, the Company and KCLC issued a joint press release announcing the terms of the Merger Agreement, as amended.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

    The Board of Directors has unanimously approved the Merger Agreement and the Merger and has determined that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, the Company and the stockholders of the Company and recommends that holders of KinderCare Common Stock vote FOR approval and adoption of the Merger Agreement. In the course of reaching its decision to approve the Merger Agreement and the Merger, the Board of Directors consulted with the Company's legal and financial advisors and considered a number of factors, including, among others, the following:

        (i) the opinion of CSFB delivered at the December 27, 1996 Board of Directors meeting to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of KinderCare Common Stock in the Merger is fair to such holders, from a financial point of view, and the presentation of CSFB at the December 27, 1996 Board meeting in connection with the delivery of its opinion. See "THE MERGER--Opinion of Financial Advisor";

        (ii) the reports and opinions of the Company's management regarding the overall operations of the Company and KKR's proposal;

       (iii) the alternative courses of action available to the Company, and CSFB's presentation with respect to the financial analysis thereof (see "THE MERGER--Opinion of Financial Advisor"), after which the Board concluded that the Merger was the preferable alternative; and with respect to the decision to amend the Merger Agreement the Board considered the issues raised by KKR, the alternatives available to the Company in addition to amending the Original Merger Agreement and the costs and uncertainties associated with the Company's various alternatives;

        (iv) the fact that the Company's largest stockholder, Oaktree, which holds more than 50% of the outstanding shares of KinderCare Common Stock, indicated to the Board that it believed that KKR's proposal and the consideration to be received were attractive and in the best interest of the Company and its stockholders;

        (v) the fact that all stockholders, including Oaktree, will receive an equal amount of consideration under the terms of KKR's proposal;

        (vi) the terms of KKR's proposal provide that the Merger is to be treated as a recapitalization for accounting purposes; and

       (vii) the terms of each of the Merger Agreement, the Voting Agreement and the Stockholders' Agreement.

    The Board of Directors also considered the fact that KKR's proposal was conditioned upon Oaktree entering into the Voting Agreement. The Board concluded that, given Oaktree's ownership position, the Voting Agreement would make it very unlikely that a third party other than a KKR-affiliated entity would make a business combination proposal for the Company. The Board also considered the facts that the Company had not received nor sought business combination proposals from other parties and that KKR had specifically stated that (i) the lock-up of Oaktree was a condition of its entering into the Merger Agreement,
(ii) KKR would not permit its proposal to be disclosed to other parties for the purpose of determining whether such parties might consider entering into a business combination transaction with the Company and (iii) KKR would not participate in an auction. In that regard the Board took into account (i) advice from CSFB including its discussion of an evaluation of strategic alternatives available to KinderCare including a private market disposition, a leveraged recapitalization and a strategic acquisition; in connection with this discussion, CSFB advised the Board of Directors that an analysis and pursuit of one or more of these alternatives might take as long as several months to complete and that there could be no assurance that an alternative transaction, including a leveraged recapitalization, could be developed or consummated on terms more attractive than those contained in the Merger Agreement, (ii) the fairness opinion of CSFB and (iii) the fact that Oaktree, which beneficially owns more than 50% of the Company's stock, was willing to enter into the Voting Agreement and recommend the Merger Agreement to the Board after having concluded that it is attractive and in the best interests of the Company and its stockholders. The Board of Directors also considered (i) that under the terms of the option in the Voting Agreement, Oaktree, under very limited circumstances, would receive additional consideration for the shares of KinderCare Common Stock and Warrants purchased by a KKR affiliate in the event such securities were actually purchased by such KKR affiliate pursuant to the Option and were then resold and (ii) that the Stockholders' Agreement, which provides for tag-along and drag-along rights with respect to certain sales of KinderCare Common Stock by affiliates of KKR and the right for Oaktree to nominate one representative to the Board of Directors, would only be entered into if Oaktree owned more than five percent of the KinderCare Common Stock immediately following the Merger. See "CERTAIN RELATED AGREEMENTS--Voting Agreement" and "--Stockholders' Agreement." The Board concluded that these factors were not material to its determination with respect to the proposed merger transaction because (i) under the terms of the Voting Agreement, if affiliates of KKR exercised the option they would be required to make an offer on the same terms to all other stockholders of the Company, subject to no conditions other than injunction, and
(ii) given Oaktree's ownership percentage, it was unlikely that anyone else would own five percent of the Company immediately following the Merger and no one currently has any of those benefits. The Board also took into account that by entering into the Voting Agreement Oaktree would be subjecting itself to certain constraints, such as agreeing not to sell its shares or exercise dissenters' rights and agreeing to the drag-along provisions of the Stockholders' Agreement (whereby the Electing Oaktree Affiliate may be required by an affiliate of KKR to sell a percentage of its post-Merger KinderCare Common Stock, PRO RATA, in the event that such affiliate agrees to sell its KinderCare Common Stock in certain transfers described more fully therein), that would not be applicable to other stockholders.

    The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors. In the course of its deliberations, the Board of Directors did not establish a range of values for the Company; however, based on the factors outlined above and on the advice of its financial advisors, CSFB, the Board of Directors determined that the terms of the Merger Agreement are fair to, and that the Merger is in the best interests of, the Company and its stockholders.

OPINION OF FINANCIAL ADVISOR

    CSFB has acted as financial adviser to KinderCare in connection with the Merger and has assisted the Board in its examination of the fairness of the consideration to be received by the holders of KinderCare Common Stock in the Merger from a financial point of view.

    On December 27, 1996, CSFB delivered its opinion to the Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the holders of KinderCare Common Stock in the Merger is fair to such holders from a financial point of view. The full text of CSFB's written opinion dated December 27, 1996, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex III to this Proxy Statement and is incorporated herein by reference. Holders of KinderCare Common Stock are urged to read this opinion carefully and in its entirety. CSFB's opinion is directed to the Board and the fairness of the consideration to be received by the holders of KinderCare Common Stock in the Merger from a financial point of view, and does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to either how such stockholder should vote at the Annual Meeting or exercise such stockholder's right of election. The summary of the opinion of CSFB set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

    In connection with its opinion, CSFB reviewed the Original Merger Agreement, a draft of the Merger Agreement Amendment and certain publicly available business and financial information relating to KinderCare. CSFB also reviewed certain other information, including financial forecasts dated December 5, 1996, provided to CSFB by KinderCare and met with KinderCare's management to discuss the business and prospects of KinderCare. CSFB also considered certain financial and stock market data of KinderCare and CSFB compared that data with similar data for other publicly held companies in businesses similar to those of KinderCare and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic, regulatory and market criteria which CSFB deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information provided to or otherwise reviewed by CSFB and relied on its being complete and accurate in all respects. With respect to the financial forecasts reviewed and discussed, CSFB assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of KinderCare's management as to the future financial performance of KinderCare. In addition, CSFB did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of KinderCare, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. CSFB expressed no opinion as to the value at which the KinderCare Common Stock would trade subsequent to the Merger. CSFB was not requested to, and did not, solicit third party indications of interest in acquiring all or part of KinderCare.

    In preparing its opinion for the Board, CSFB performed a variety of financial and comparative analyses and considered a variety of factors including those described below. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description.

    In arriving at its opinion, CSFB did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses or portions of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to KinderCare, industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of KinderCare. No company, transaction or business used in such analyses as a comparison is identical to KinderCare, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of KinderCare, CSFB or any other person assumes responsibility for their accuracy.

    The following is a summary of the material analyses performed by CSFB and presented to the Board:

    DISCOUNTED CASH FLOW ANALYSIS. CSFB performed a discounted cash flow analysis of the forecasted cash flows of KinderCare. This analysis was based in part upon certain operating and financial assumptions, forecasts and other information provided by management of KinderCare. Using the financial information set forth by management, CSFB calculated forecasted free cash flows based on forecasted earnings before interest and after taxes adjusted for (i) certain forecasted non-cash items (i.e., depreciation and amortization), (ii) forecasted capital expenditures and (iii) forecasted changes in working investment. CSFB also calculated the terminal value by applying a range of terminal multiples from 4.5x to 7.5x to the forecasted year 2006 earnings before interest, tax, depreciation and amortization ("EBITDA"). CSFB discounted such free cash flow and terminal value estimates back to June 1, 1996 using discount rates of 12.0% and 13.0%. These discount rates were selected based on a variety of factors including analysis of the estimated cost of capital and capital structures for companies operating in businesses similar to that in which KinderCare operates. The range of terminal year multiples was selected based on the trading multiples for such companies. CSFB then summed the present value of the free cash flows and the present values of the terminal value to derive an enterprise value. Three cases were analyzed. In the first case (the "Management Case"), CSFB assumed that: (i) KinderCare's core centers would have an occupancy rate of approximately 76% in 1997 and 80.1% thereafter; (ii) KinderCare would be able to open 50 new centers per year by 1999 and that 50% of these new centers would be lease-financed from 2000 to 2006; (iii) KinderCare would charge higher tuition at the new centers; (iv) salaries, wages and benefits would constitute 53.7% of operating revenue in 1997 and declining to 52.7% by 2001; and (v) other expenses (excluding rent and depreciation) would constitute 25.2% of operating revenue in 1997 and declining to 23.4% by 2001. In the second case (the "Alternative Case"), CSFB assumed that: (i) KinderCare's core centers would have an occupancy rate of approximately 76% in 1997 and improving to 78% by 2001;
(ii) KinderCare would be able to open 35 new centers by 1999 and that 40% of these new centers would be lease-financed from 2000 to 2006; (iii) KinderCare would charge higher tuition at the new centers; (iv) salaries, wages and benefits would constitute 53.9% of operating revenue in 1997 and declining to 53.2% by 2001; and (v) other expenses (excluding rent and depreciation) would constitute 25.6% of operating revenue in 1997 and declining to 23.9% in 2001. In the third case (the "Downside Case"), CSFB modified the Alternative Case by assuming that core center occupancy and discount rates would stabilize at 77% and 8%, respectively, by 2001. In the Management Case, CSFB derived an enterprise value for KinderCare of approximately $513.9 million to $779.6 million. After subtracting net debt and making certain adjustments totalling $184.0 million, this reference range was then divided by 19.984 million fully diluted shares of KinderCare Common Stock outstanding to yield an equity value range for KinderCare of $16.50 to $29.80 per share. In the Alternative Case, CSFB derived an enterprise value for KinderCare of approximately $458.2 million to $682.5 million. After subtracting net debt and making certain adjustments totalling $184.0 million, this reference range was then divided by 19.984 million fully diluted shares of KinderCare

Common Stock outstanding to yield an equity value range for KinderCare of $13.72 to $24.94 per share. In the Downside Case, CSFB derived an enterprise value for KinderCare of approximately $437.7 million to $653.4 million. After subtracting net debt and making certain adjustments totalling $184.0 million, this reference range was then divided by 19.984 million fully diluted shares of KinderCare Common Stock outstanding to yield an equity value range for KinderCare Common Stock of $12.69 to $23.49 per share.

    COMPARABLE COMPANY ANALYSIS. KinderCare has no large public competitors in the child care sector and there exist three other publicly traded child care companies that have significant research coverage: Nobel Education Dynamics, Inc., Children's Discovery Centers of America, Inc. and Childtime Learning Centers, Inc. (collectively the "Child Care Companies"). As a result, CSFB broadened the scope of its comparable company analysis to include companies that manage multi-unit operations in the educational and hospitality sector, although these companies are less comparable to KinderCare. In that regard, CSFB selected Jenny Craig, Inc., a provider of comprehensive weight loss programs through a chain of more than 780 company-owned and franchised centers in the U.S. and abroad, La Quinta Inns, Inc., owner and operator of a chain of limited service motor inns, and The Marcus Corporation, operator of limited-menu restaurants, motion picture theaters and hotel/resorts and motels primarily in the Midwest (collectively the "Other Companies" and together with the "Child Care Companies," the "Comparable Companies"). Based on publicly available information, CSFB compared forecasted 1996 sales, forecasted 1996 earnings before interest and taxes ("EBIT") margin, historical sales growth rate, forecasted sales growth rate, forecasted five year net income growth rate, equity value and adjusted market value (equity value plus total debt less cash and cash equivalents) of the Comparable Companies with that of KinderCare. CSFB also calculated a range of market multiples for the Comparable Companies by dividing the adjusted market capitalization (total common shares outstanding plus "in the money" exercisable options multiplied by the closing market price per share on December 24, 1996 plus latest reported total debt, capitalized leases, preferred stock and minority interest, minus cash and cash equivalents and option proceeds) of each of the Comparable Companies by such company's sales, EBITDA and EBIT. In addition, CSFB derived the multiple of equity value relative to net income. Such multiples were calculated for the 1997 fiscal year. This analysis indicated that the estimated multiples of sales, EBITDA, EBIT and net income for the Comparable Companies ranged from 0.5x to 4.0x, 4.4x to 8.0x, 6.4x to 10.4x and 10.4x to 15.3x, respectively. CSFB subsequently derived the appropriate multiple range for KinderCare by comparing KinderCare's business and performance to those of the Comparable Companies. CSFB determined that the relevant ranges of multiples for KinderCare for fiscal year 1997 derived from the Comparable Companies were: (i) sales: 0.8x to 1.0x; (ii) EBITDA: 5.5x to 6.5x; (iii) EBIT: 8.0x to 9.5x; and (iv) unlevered net income: 13.0x to 15.0x. CSFB then derived the imputed valuation ranges for KinderCare by applying forecasted results under the Alternative Case for KinderCare for fiscal year 1997 to the multiples derived from its analysis of the Comparable Companies. This analysis resulted in an enterprise value reference range for KinderCare of $455 million to $565 million. After subtracting net debt and making certain adjustments totalling $184.0 million, this reference range was then divided by
19.984 million fully diluted shares of KinderCare Common Stock outstanding to yield an equity value range for KinderCare of $13.56 to $19.07 per share.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, CSFB analyzed the transaction purchase price and multiples paid in selected merger or acquisition transactions in the child care and instructional services industries that occurred between 1986 and 1993 including: Vestar/LP Acquisition Corp./La Petite Academy, Inc.; Fukutake/Berlitz International Inc.; Investor Group (Fukutake)/Wilson Learning Corp.; Golder, Thoma & Cressey/CareerCom Corporation; Lodestar Group/KinderCare; Philip Colleges/Katherine Gibbs (technical schools division); National Education Corporation/Spectrum Interactive Inc.; Keller Graduate School of Management/DeVry, Inc.; CarrerCom Corporation/Jostens Ed. Systems; National Educational Corp./Del tak, Inc. (a subsidiary of Gulf & Western Industries, Inc.) (collectively the "Comparable Transactions"). CSFB selected these transactions based on the comparability of businesses conducted by the acquired company to that of KinderCare. CSFB calculated the enterprise value as a multiple of sales, EBITDA and EBIT. In addition, CSFB calculated the equity value as a multiple of net income and book value. Such multiples were calculated for the four quarters immediately preceding the announcement of the transactions. This analysis indicated that the relevant ranges of multiples derived from the Comparable Transactions were: (i) sales: 0.6x to 2.2x; (ii) EBITDA: 5.9x to 17.1x; (iii)
EBIT: 6.8x to 31.0x; (iv) net income: 19.1x to 59.2x; and (v) book value: 1.3x to 16.0x. CSFB subsequently derived the appropriate multiple range for KinderCare by comparing KinderCare's business and performance to those of the businesses included in the Comparable Transactions and determined that the relevant range of multiples for KinderCare were: (i) sales 0.8x to 1.0x; (ii)
EBITDA: 6.0x to 7.0x; (iii) EBIT: 10.5x to 11.5x and (iv) net income: 19.0x to 22.0x. CSFB then calculated an imputed valuation range of KinderCare by applying historical results for the four quarters immediately preceding the announcement of the transaction to the multiples derived from its analysis of the Comparable Transactions. CSFB derived an enterprise value reference range for KinderCare of $535 million to $625 million. After subtracting net debt and making certain adjustments totalling $184.0 million, this reference range was then divided by
19.984 million fully diluted shares of KinderCare Common Stock outstanding to yield an equity value range for KinderCare of $17.56 to $22.07 per share.

    LEVERAGED BUYOUT ANALYSIS. CSFB prepared a financial analysis of a hypothetical leveraged transaction in which stockholders of KinderCare would receive cash and which would be financed through a combination of bank loans, subordinated debt financing and equity financing. This analysis was based on the operating data contained in the Management Case and Alternative Case and assumed certain capitalization structures so as to provide the stockholders of KinderCare total cash consideration in the range of $17.00 to $19.00 per share. The purpose of this analysis was to demonstrate the effects that the different levels of consideration would have on financial data and ratios considered relevant in such a leveraged transaction (i.e., interest coverage, debt paydowns and returns on debt and equity).

    OTHER FACTORS AND ANALYSES: In the course of preparing its opinion, CSFB performed certain other analyses and reviewed certain other matters, including, among other things: (i) the trading history for KinderCare Common Stock; (ii) financing considerations relating to the Merger; and (iii) the pro forma capitalization of KinderCare after the Merger.

    CSFB is an internationally recognized investment banking firm and, as part of its investment banking business, CSFB is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. KinderCare selected CSFB as its financial advisor because of CSFB's experience and expertise in transactions similar to the Merger and because of its familiarity with KinderCare's business.

    For its services in connection with the Merger, CSFB will receive a transaction fee of $2,750,000, of which $250,000 became payable upon signing of the engagement letter and $1,000,000 of which became payable upon the rendering of CSFB's opinion and the balance will become payable upon consummation of the Merger. KinderCare also has agreed to reimburse CSFB for its out-of-pocket expenses including the fees and expenses of legal counsel and other advisors retained by CSFB, and to indemnify CSFB and certain related persons or entities against certain liabilities including liabilities under the federal securities law relating to or arising out of its engagement. In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of KinderCare for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. CSFB and its affiliates have performed and are currently performing certain investment banking, commercial banking and other services for KKR and/or its affiliates and have received or will receive customary fees for such services. In addition, affiliates of CSFB are limited partners in a fund sponsored by KKR although the fund in which the CSFB affiliates invest will not have any interest in KinderCare after the Merger. Moreover, an affiliate of CSFB is an investor in a fund managed by the general partner of Oaktree. This fund has no interest in KinderCare and will have no interest in KinderCare after the Merger.

MERGER CONSIDERATION

    KINDERCARE COMMON STOCK.

    Subject to certain provisions as described herein with respect to shares of KinderCare Common Stock owned by the Company, any subsidiary of the Company, KCLC or any subsidiary of KCLC, and with respect to fractional shares and Dissenting Shares, (i) each issued and outstanding share of KinderCare Common Stock (other than Electing Shares as defined below) will be converted into the right to receive in cash from the Company following the Merger an amount equal to $19.00 (the "Cash Price") and (ii) each issued and outstanding share of KinderCare Common Stock with respect to which an election to retain KinderCare Common Stock has been made and not withdrawn in accordance with the Merger Agreement (an "Electing Share") will be converted into the right to retain one fully paid and nonassessable share of KinderCare Common Stock (a "Non-Cash Election Share"); provided, that the aggregate number of shares of KinderCare Common Stock to be converted into the right to retain KinderCare Common Stock at the Effective Time shall be equal to 1,381,579 (the "Non-Cash Election Number"). With respect to certain risks related to retaining to hold KinderCare Common Stock, see "RISK FACTORS" above.

    The Merger contemplates that approximately 93% of the presently issued and outstanding shares of KinderCare Common Stock will be converted into cash and that approximately 7% of such shares will be retained by existing stockholders. Because the number of shares of KinderCare Common Stock to be retained by existing KinderCare stockholders must equal 1,381,579 and because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, the right to retain shares of KinderCare Common Stock is subject to proration, as set forth in the Merger Agreement and described herein. Assuming that the Electing Oaktree Affiliate makes the election described in the preceding sentence, each holder of shares of KinderCare Common Stock who does not elect to retain KinderCare Common Stock would, upon completion of the Merger, be entitled to receive $19.00 in cash per share.

    The following examples illustrate the potential effects of proration. All fractional shares are subject to payment of cash instead of issuing fractional shares.

    A. HOLDER A OWNS 100 SHARES AND DOES NOT ELECT TO RETAIN ANY SHARES.

        1. If other stockholders elect to retain 1,381,579 or more shares in the aggregate, then Holder A will receive $1,900 in cash (100 shares at $19.00 per share). This is because other stockholders have satisfied the 15% requirement.

        2. Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, all stockholders who do not elect to retain shares of KinderCare Common Stock should expect to have their shares converted into cash. If, however, for any reason stockholders elect to retain fewer than 1,381,579 shares in the aggregate, then Holder A will not be able to receive all cash for its 100 shares and will be required to retain some shares. This is because the 15% requirement has not been met and thus each stockholder must retain a small number of shares in order to increase the number of retained shares to 1,381,579 and thus meet the 15% requirement. However, even in the case of maximum proration (i.e. no stockholder elects to retain shares and no stockholder exercises dissenters' rights), Holder A will still be assured of receiving at least $1,767 in cash (93 shares at $19.00 per share) and will retain 7 shares of KinderCare Common Stock.

    B.  HOLDER B OWNS 100 SHARES AND ELECTS TO RETAIN ALL ITS SHARES.

        1. If the stockholders (including Holder B) elect to retain more than 1,381,579 shares, then Holder B will not be able to retain all its shares and will be required to receive some cash. This is because the 15% threshold has been exceeded and thus the number of shares which have been elected to be retained must be reduced in order to meet exactly the 15% requirement. For example, if stockholders elected to retain 1,500,000 shares in the aggregate, then each holder, including Holder B, would be able to retain only 92% of his shares in order to reduce the number of retained shares to 1,381,579 and thus meet the 15% requirement. Therefore, Holder B would be able to retain only 92 shares (or 92% of his 100 shares) and would receive $152.00 in cash (8 shares at $19.00 per share). In the case of maximum proration (i.e. all stockholders elect to retain their shares), Holder B would be able to retain only 7 shares (or 7%) and would receive $1,767.00 in cash (or 93%).

        2. Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, all stockholders who do not elect to retain shares of KinderCare Common Stock should expect to have their shares converted into cash. If, however, for any reason the stockholders (including Holder B) elect to retain 1,381,579 or fewer shares in the aggregate, then Holder B will be able to retain all 100 of its shares. This is because in this situation KinderCare will accept all shares elected to be retained in order to reach the 15% threshold. As described in example A.2. above, if fewer than 1,381,579 shares are elected to be retained, non-electing stockholders will then be prorated into shares in order to reach the 15% threshold.

    C. HOLDER C OWNS 100 SHARES AND ELECTS TO RETAIN SOME BUT NOT ALL ITS SHARES (THIS EXAMPLE HAS ASSUMED AN ELECTION TO RETAIN 50 SHARES AND CONVERT 50 SHARES TO CASH).

        1. In the unlikely event that stockholders (including Holder C) elect to retain exactly 1,381,579 shares in the aggregate, then Holder C will be able to retain its 50 shares and will receive $950.00 in cash (50 shares at $19.00 per share). This is because the 15% requirement has been met exactly.

        2. If the stockholders (including Holder C) elect to retain more than 1,381,579 shares in the aggregate, then Holder C will not be able to retain all of its 50 shares. Again, this is because the 15% threshold has been exceeded and thus the number of shares which have been elected to be retained must be reduced in order to meet exactly the 15% requirement. For example, if stockholders elected to retain 1,500,000 shares in the aggregate, then each holder, including Holder C, would be able to retain only 92% of its shares in order to reduce the number of retained shares to 1,381,579 and thus meet the 15% requirement. Therefore, Holder C would be able to retain only 46 shares (or 92% of its 50 shares) and would receive $1,026.00 in cash (54 shares at $19.00 per share). If the stockholders elected to retain more than 1,500,000 shares in the aggregate, Holder C would receive fewer shares than in the example above, but would receive a commensurately greater amount of cash.

        3. Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, all stockholders who do not elect to retain shares of KinderCare Common Stock should expect to have their shares converted into cash. If, however, for any reason the stockholders (including Holder C) elect to retain fewer than 1,381,579 shares in the aggregate, then Holder C would be required to retain more than 50 shares. Again, this is because the 15% threshold has not been reached and thus each stockholder must retain a small number of shares (in the case of Holder C, a small number of additional shares) in order to increase the aggregate number of retained shares to 1,381,579 and thus meet the 15% requirement. For example, if stockholders elected to retain 500,000 shares in the aggregate, then all stockholders must collectively retain an additional 881,579 shares in order to reach the 15% threshold. In this example, Holder C would be required to retain an additional 2 shares (for a total of 52 shares) and would receive $912.00 in cash (48 shares at $19.00 per share). The additional 2 shares is calculated by multiplying the 50 shares Holder C wants to convert to cash by a fraction the numerator of which is 881,579 and the denominator of which is the total number of outstanding shares less the 500,000 electing shares. If the stockholders elected to retain fewer than 500,000 shares in the aggregate, Holder C would receive more shares than in the example above, but would receive commensurately less cash.

    Fractional shares of KinderCare Common Stock will not be issued in the Merger. Holders of KinderCare Common Stock otherwise entitled to a fractional share of KinderCare Common Stock following the Merger will be paid cash in lieu of such fractional share determined and paid as described under "--Fractional Shares" below.

    Any shares of KinderCare Common Stock owned by the Company, any subsidiary of the Company, KCLC or any subsidiary of KCLC, will automatically be cancelled at the Effective Time and will cease to exist.

    WARRANTS.

    The Merger Agreement provides that each issued and outstanding Warrant will be converted into the right to receive in cash from the Company following the Merger an amount in cash determined by using the version of the Black-Scholes model for valuing options set forth in the Warrant Agreement (which amount is estimated to be $6.58 per Warrant).

    KCLC COMMON STOCK.

    In the Merger, each share of stock of KCLC issued and outstanding immediately prior to the Effective Time will be converted into (i) a number of shares of KinderCare Common Stock equal to the quotient of (A) 7,828,947 divided by (B) the number of shares of common stock of KCLC outstanding immediately prior to the Effective Time. As a result of the Merger, the Partnership will hold 7,828,947 shares, or approximately 85% of the shares, of KinderCare Common Stock expected to be outstanding after the Merger.

NON-CASH ELECTION

    Record holders of shares of KinderCare Common Stock will be entitled to make an unconditional election (a "Non-Cash Election") on or prior to the Election Date (as defined below) to retain Non-Cash Election Shares. If the number of Electing Shares exceeds the Non-Cash Election Number, however, then (i) the number of Electing Shares covered by a holder's Non-Cash Election to be converted into the right to retain Non-Cash Election Shares will be determined by multiplying the total number of Electing Shares covered by such Non-Cash Election by a proration factor (the "Non-Cash Proration Factor") determined by dividing the Non-Cash Election Number by the total number of Electing Shares and
(ii) such number of Electing Shares will be so converted. All Electing Shares, other than those shares converted into the right to retain Non-Cash Election Shares as described in the immediately preceding sentence, will be converted into cash (on a consistent basis among stockholders who made the election to retain Non-Cash Election Shares, pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares. Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, if any other stockholder makes a Non-Cash Election, then each of the Electing Oaktree Affiliates and any other stockholder who elects to retain shares of KinderCare Common Stock should expect to experience such proration.

    If a stockholder elects to make a Non-Cash Election and receives cash as a result of the proration procedures described above, such stockholder may receive dividend treatment (rather than capital gain treatment) for any cash received in the Merger as a result of such proration procedures. See "RISK FACTORS--Non-Cash Election and Proration into Cash--Possible Dividend Treatment." See also "THE MERGER--Federal Income Tax Consequences."

    Because the Electing Oaktree Affiliate has committed to elect to retain at least 1,381,579 shares of KinderCare Common Stock, all stockholders who do not elect to retain shares of KinderCare Common Stock should expect to have their shares converted into cash. If, however, for any reason the number of Electing Shares is less than the Non-Cash Election Number, then (i) all Electing Shares will be converted into the right to retain Non-Cash Election Shares in accordance with the Merger Agreement, (ii) additional shares of KinderCare Common Stock, other than Electing Shares and Dissenting Shares, will be converted into the right to retain Non-Cash Election Shares, which number of additional shares shall be determined by multiplying the total number of shares, other than Electing Shares and Dissenting Shares, by a proration factor (the "Cash Proration Factor") determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares by (y) the total number of shares of KinderCare Common Stock, other than Electing Shares and Dissenting Shares, and (iii) such additional shares of KinderCare Common Stock shall be converted into the right to retain Non-Cash Election Shares in accordance with the Merger Agreement (on a consistent basis among stockholders who held shares of KinderCare Common Stock as to which they did not make the Non-Cash Election, PRO RATA to the number of shares as to which they did not make such election).

    With respect to certain risks related to retaining KinderCare Common Stock, see "RISK FACTORS" above.

NON-CASH ELECTION PROCEDURE

    The form for making a Non-Cash Election (the "Form of Election") is being mailed to holders of record of KinderCare Common Stock together with this Proxy Statement. FOR A FORM OF ELECTION TO BE EFFECTIVE, HOLDERS OF KINDERCARE COMMON STOCK MUST PROPERLY COMPLETE SUCH FORM OF ELECTION, AND SUCH FORM OF ELECTION, TOGETHER WITH ALL CERTIFICATES FOR SHARES OF KINDERCARE COMMON STOCK HELD BY SUCH HOLDER, DULY ENDORSED IN BLANK OR OTHERWISE IN FORM ACCEPTABLE FOR TRANSFER ON THE BOOKS OF THE COMPANY (OR BY APPROPRIATE GUARANTEE OF DELIVERY AS SET FORTH IN SUCH FORM OF ELECTION), MUST BE RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "EXCHANGE AGENT") AT ONE OF THE ADDRESSES LISTED ON THE FORM OF ELECTION AND NOT WITHDRAWN, BY 5:00 P.M., EASTERN TIME, ON THE BUSINESS DAY NEXT PRECEDING THE DATE OF THE ANNUAL MEETING (THE "ELECTION DATE").

    The determinations of the Exchange Agent as to whether or not Non-Cash Elections have been properly made or revoked, and when such election or revocations were received, will be binding.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date as is specified in such Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger will occur as soon as practicable on or after the closing of the Merger unless another date is agreed to in writing by the Company and KCLC. Subject to certain limitations, the Merger Agreement may be terminated by KCLC if, among other reasons, the Merger has not been consummated on or before March 31, 1997. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "--Termination."

CONVERSION/RETENTION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    KINDERCARE COMMON STOCK.

    The conversion of shares of KinderCare Common Stock (other than Dissenting Shares) into the right to receive cash or the right to retain shares of KinderCare Common Stock following the Merger will occur at the Effective Time.

    As soon as practicable as of or after the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of KinderCare Common Stock (other than holders of KinderCare Common Stock making a Non-Cash Election who have properly submitted Forms of Election and share certificates to the Exchange Agent). The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of KinderCare Common Stock in exchange for cash and, under certain circumstances, certificates representing shares of KinderCare Common Stock to be retained in the Merger, or the amount of cash in lieu of any fractional interest in a share of KinderCare Common Stock for which the shares represented by the certificates so surrendered are exchangeable pursuant to the Merger Agreement.

    EXCEPT FOR KINDERCARE COMMON STOCK CERTIFICATES SURRENDERED WITH A FORM OF ELECTION AS DESCRIBED ABOVE UNDER "--NON-CASH ELECTION PROCEDURE," STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

    As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates at such time which prior thereto represented shares of KinderCare Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash, if any, into which the number of shares of KinderCare Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement and a certificate or certificates representing the number of full shares of KinderCare Common Stock, if any, to be retained by the holder thereof pursuant to the Merger Agreement. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of the Company or its transfer agent of certificates representing shares of KinderCare Common Stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they will be cancelled against delivery of cash and, if appropriate, certificates for retained KinderCare Common Stock. Until surrendered as contemplated by the Merger Agreement, each certificate for shares of KinderCare Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration contemplated by the Merger Agreement. No interest will be paid or will accrue on any cash payable as consideration in the Merger or in lieu of any fractional shares of retained KinderCare Common Stock.

    No dividends or other distributions with respect to retained KinderCare Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate for shares of KinderCare Common Stock with respect to the shares of retained KinderCare Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to the Merger Agreement until the surrender of such certificate in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained KinderCare Common Stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined below) as practicable, the amount of any cash payable in lieu of a fractional share of retained KinderCare Common Stock to which such holder is entitled pursuant to the Merger Agreement and the proportionate amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of retained KinderCare Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained KinderCare Common Stock.

    WARRANTS.

    The conversion of Warrants into the right to receive cash will occur at the Effective Time. As soon as practicable as of or after the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of Warrants. The letter of transmittal will contain instructions with respect to the surrender of certificates representing Warrants in exchange for cash. The instructions set forth in such letter of transmittal will be substantially the same as those described above for holders of KinderCare Common Stock who have not made Non-Cash Elections.

FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of retained KinderCare Common Stock will be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the Merger. Each holder of shares of KinderCare Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of retained KinderCare Common Stock (after taking into account all shares of KinderCare Common Stock delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "Excess Shares") of retained KinderCare Common Stock representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, the Company has agreed that prior to the Effective Time its business and that of its subsidiaries will be conducted only in the ordinary course of business and in compliance with applicable law. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT-- Certain Pre-Closing Covenants."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The obligations of the Company and KCLC to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite stockholder approval, the termination or expiration of the relevant waiting period under the HSR Act and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "REGULATORY APPROVALS."

FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Wachtell, Lipton, Rosen & Katz, the following are, under currently applicable law, the material United States federal income tax considerations generally applicable to the Merger. The tax treatment described herein may vary depending upon each stockholder's particular circumstances and tax position. Certain stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, persons who are not citizens or residents of the United States ("U.S."), stockholders who do not hold their shares as capital assets and stockholders who have acquired their existing stock upon the exercise of options or otherwise as compensation) may be subject to special rules not discussed below. No ruling from the Internal Revenue Service ("IRS") will be applied for with respect to the federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the conclusions stated herein. In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws. Each stockholder should consult his or her own tax advisor as to the particular tax consequences to him or her of the Merger, including the applicability and effect of any foreign, state, local or other tax laws, any recent changes in applicable tax laws and any proposed legislation.

    CHARACTERIZATION OF THE MERGER FOR U.S. FEDERAL INCOME TAX PURPOSES. For U.S. federal income tax purposes, KCLC will be disregarded as a transitory entity, and the Merger of KCLC with and into the Company will be treated as a sale of a portion of a tendering stockholder's KinderCare Common Stock ("Stock") to the Partnership and as a redemption of a portion of the stockholder's Stock by the Company. It is unclear how the allocation of proceeds between the sale and redemption should be determined. The Company intends to take the position that the percentage of a stockholder's Stock disposed of by the stockholder pursuant to the Merger which will be treated as sold to the Partnership will be a percentage of such Stock equal to (i) the amount contributed to KCLC by the Partnership in exchange for KCLC stock divided by (ii) the aggregate amount of cash paid to stockholders pursuant to the Merger. The remainder of the stockholder's Stock disposed of in the Merger will be treated as redeemed by the Company. The IRS could, however, adopt a different approach in determining the portion, if any, of a stockholder's Stock which is treated as redeemed by the Company. See "--Stockholders Receiving Cash" below for a discussion of the consequences of cash being deemed paid in redemption of Stock.

    STOCKHOLDERS RECEIVING CASH. As described more fully below, the U.S. federal income tax consequences of the Merger with respect to a particular stockholder will depend upon, among other things, (i) whether the stockholder received any cash proceeds pursuant to the Merger, (ii) the extent to which a stockholder is deemed to have sold its Stock to the Partnership or is deemed to have had its Stock redeemed by the Company and (iii) whether the redemption of a holder's Stock by the Company will qualify as a sale or exchange under Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"). First, to the extent that a stockholder is considered to have sold Stock to the Partnership, such stockholder will recognize either capital gain or loss (assuming the Stock is held by such stockholder as a capital asset) equal to the difference between the amount realized on its deemed sale of Stock to the Partnership (i.e., the cash proceeds properly allocated to such sale) and the stockholder's adjusted tax basis in such Stock. Such gain or loss generally will be long-term capital gain or loss if the Stock is held as a capital asset by the stockholder for more than one year. Second, a stockholder also will recognize either capital gain or loss equal to the difference between the cash proceeds allocable to the redemption of such stockholder's Stock by the Company and the stockholder's adjusted tax basis in such Stock, to the extent such redemption is treated as a sale or exchange under Section 302 of the Code with respect to such stockholder. Such gain or loss generally will be long-term capital gain or loss if the Stock is held as a capital asset by the stockholder for more than one year. Under
Section 302 of the Code, a redemption of Stock pursuant to the Merger will, as a general rule, be treated as a sale or exchange if such redemption (a) is "substantially disproportionate" with respect to the stockholder, (b) results in a "complete redemption" of the stockholder's interest in the Company or (c) is "not essentially equivalent to a dividend" with respect to the stockholder.

    In determining whether any of these Section 302 tests is satisfied, stockholders must take into account not only the Stock that they actually own, but also any Stock they are deemed to own under the constructive ownership rules set forth in Section 318 of the Code. Pursuant to these constructive ownership rules, a stockholder is deemed to constructively own any Stock that is owned by certain related individuals or entities and any Stock that the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security.

    The redemption of a stockholder's Stock will be "substantially disproportionate" with respect to such stockholder if the percentage of Stock actually and constructively owned by such stockholder immediately following the Merger is less than 80% of the percentage of Stock actually and constructively owned by such stockholder immediately prior to the Merger. Stockholders should consult their own tax advisors with respect to the application of the "substantially disproportionate" test to their particular facts and circumstances.

    The redemption of a stockholder's Stock will result in a "complete redemption" of a stockholder's interest in the Company if either (a) all the Stock actually and constructively owned by the stockholder is redeemed pursuant to the Merger or (b) all the Stock actually owned by the stockholder is redeemed pursuant to the Merger and the stockholder is eligible to waive, and does effectively waive in accordance with Section 302(c) of the Code, attribution of all Stock which otherwise would be considered to be constructively owned by such stockholder.

    Even if the redemption of a stockholder's Stock fails to satisfy the "substantially disproportionate" test or the "complete redemption" test described above, the redemption of a stockholder's Stock may nevertheless satisfy the "not essentially equivalent to a dividend" test if the stockholder's redemption of Stock pursuant to the Merger results in a "meaningful reduction" in such stockholder's proportionate Stock interest in the Company. Whether the receipt of cash by a stockholder will be considered "not essentially equivalent to a dividend" will depend upon such stockholder's facts and circumstances. In certain circumstances, even a small reduction in a stockholder's proportionate equity interest may satisfy this test. For example, the IRS has indicated in a published ruling that a 3.3% reduction in the proportionate equity interest of a small (substantially less than 1%) stockholder in a publicly held corporation who exercises no control over corporate affairs constitutes such a "meaningful reduction." Stockholders should consult with their own tax advisors as to the application of this test in their particular situation.

    A tendering stockholder may not be able to satisfy one of the above three tests because of contemporaneous acquisitions of Stock by such stockholder or a related party whose Stock would be attributed to such stockholder under Section 318 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences of such acquisitions in their particular circumstances.

    If a stockholder cannot satisfy any of the three tests described above and to the extent the Company has sufficient current and/or accumulated earnings and profits, such stockholder will be treated as having received a dividend which will be includible in gross income (and treated as ordinary income) in an amount equal to the cash received (without regard to gain or loss, if any).

    In the case of a corporate stockholder, if the cash paid is treated as a dividend, such dividend income may be eligible for the 70% dividends-received deduction. The dividends-received deduction is subject to certain limitations, and may not be available if the corporate stockholder does not satisfy certain holding period requirements with respect to the Stock or if the Stock is treated as "debt financed portfolio Stock" within the meaning of Section 246A(c) of the Code. Additionally, if a dividends-received deduction is available, the dividend may be treated as an "extraordinary dividend" under Section 1059(a) of the Code, in which case a corporate stockholder's adjusted tax basis in the Stock retained by such stockholder would be reduced, but not below zero, by the amount of the nontaxed portion of such dividend. Any amount of the nontaxed portion of the dividend in excess of the corporate stockholder's adjusted tax basis generally will be subject to tax upon a sale or other taxable disposition of the Stock. Corporate stockholders are urged to consult their own tax advisors as to the effect of Section 1059 of the Code on the adjusted tax basis of their Stock.

    STOCKHOLDERS RETAINING STOCK AND RECEIVING NO CASH. The Merger will have no U.S. federal income tax consequences for stockholders who retain their Stock and receive no cash. Accordingly, a stockholder will not recognize any gain or loss on any Stock retained by such stockholder.

    STOCKHOLDERS RETAINING A PORTION OF THEIR STOCK AND RECEIVING CASH. To the extent that a stockholder elects to retain a portion of its Stock and exchange a portion of its Stock for cash, or to the extent a stockholder is prorated into receiving cash in exchange for some portion of its Stock, the tax treatment of the stockholder's receipt of such cash will be the same as set forth above under "--Stockholders Receiving Cash."

    As described above under "--Stockholders Retaining Stock and Receiving No Cash," the Merger will have no tax consequences to a stockholder (and, thus, a stockholder will not recognize any gain or loss as a result of the Merger), to the extent such stockholder retains, or is prorated into Stock. However, as described more fully above under "--Stockholders Receiving Cash," a stockholder's retention of Stock may, under certain circumstances, cause the cash received by such stockholder pursuant to the Merger to be treated as a dividend for U.S. federal income tax purposes.

    FOREIGN STOCKHOLDERS--WITHHOLDING. The following is a general discussion of certain U.S. federal income tax consequences of the Merger to foreign stockholders. For this purpose, a foreign stockholder is any person who is, for U.S. federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust.

    In the case of any foreign stockholder, the Exchange Agent will withhold 30% of the amount paid to redeem the Stock of such stockholder in order to satisfy certain U.S. withholding requirements, unless such foreign stockholder proves in a manner satisfactory to the Company and the Exchange Agent that either (i) the redemption of its Stock pursuant to the Merger will qualify as a sale or exchange under Section 302 of the Code, rather than as a dividend for U.S. federal income tax purposes, in which case no withholding will be required, (ii) the foreign stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the Exchange Agent will withhold at the reduced treaty rate or (iii) no U.S. withholding is otherwise required.

    In addition, the Company can give no assurances that it is not a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code. Consequently, the Exchange Agent will withhold 10% of the amount paid to purchase or redeem a foreign stockholder's Stock if the foreign stockholder cannot prove, in a manner satisfactory to the Company and the Exchange Agent, that it did not own 5% or more of the Stock of the Company at any time during the previous five years and such purchase or redemption qualifies as a sale or exchange for U.S. federal income tax purposes.

    Foreign stockholders should consult their own tax advisors regarding the application of these withholding rules.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Company must report annually to the IRS and to each stockholder the amount of dividends paid to such stockholder and the backup withholding, if any, tax withheld with respect to such dividends. Copies of these information returns also may be made available to the tax authorities in the country in which a foreign stockholder resides under the provisions of an applicable income tax treaty.

    Backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to dividends paid to a foreign stockholder at an address outside the United States (unless the payor has knowledge that the payee is a U.S. person).

    Payment of the proceeds of a sale of Stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a foreign stockholder and the payor does not have actual knowledge that such owner is a U.S. person, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such broker has documentary evidence in its records that the beneficial owner is a foreign holder and certain other conditions are met, or (2) the beneficial owner otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

    The backup withholding and information reporting rules are currently under review by the Treasury Department and their application to the Stock could be changed by future regulations.

    THOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF ITS PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF STOCK PURSUANT TO THE MERGER.

ACCOUNTING TREATMENT

    The Merger will be accounted for as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities will not be impacted by the transaction.

EFFECT ON STOCK AND EMPLOYEE BENEFIT MATTERS

    It is anticipated that, at the Effective Time, (x) each employee or director stock option to purchase shares of KinderCare Common Stock ("Company Stock Options") granted under any stock option or stock purchase plan, program or arrangement of the Company, including the 1993 Director Stock Option Plan or the 1993 Stock Option and Incentive Plan (collectively, the "Stock Plans") outstanding immediately prior to the Effective Time will be cancelled, whether or not then exercisable, and (y) each Company Stock Option having an exercise price of less than $19.00 (which constitutes all outstanding Company Stock Options) will be exchanged for a payment from the Company after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of KinderCare Common Stock subject to such Company Stock Option and (2) the excess of $19.00 over the exercise price per share of KinderCare Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time, representing approximately $5.1 million in the aggregate.

    It is anticipated that the Stock Plans will terminate as of the Effective Time, and following the Effective Time no holder of a Company Stock Option nor any participant in any Stock Plan will have any right thereunder to acquire equity securities of the Company following the Merger.

    Until December 31, 1997, KCLC has agreed in the Merger Agreement, subject to certain exceptions, to continue to maintain certain benefit plans of the Company or substitute plans that are no less favorable in the aggregate to the employees of the Company than the Company's existing benefit plans.

TREATMENT OF WARRANTS

    Each Warrant issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive an amount in cash determined by using the version of the Black-Scholes model for valuing options set forth in the Warrant Agreement, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Warrant in accordance with the Merger Agreement, less any required withholding taxes. Assuming that, as provided by the Warrant Agreement, the KinderCare Common Stock has a volatility of 0.375 and the risk-free rate of return is 5.75%, the cash consideration per Warrant is estimated to be $6.58.

    After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Warrants, and if a Warrant is presented to the Company for transfer, it will be cancelled against delivery of the amount of cash provided for in the Merger Agreement. As a result, after the Effective Time, the Company will seek to have the Warrants delisted and deregistered.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain directors and executive officers of the Company may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors is aware of the conflicts described below and considered them in addition to the other matters described under "THE MERGER--Recommendation of the Board of Directors; Reasons for the Merger."

    Pursuant to the Voting Agreement, if the Merger Agreement is terminated either (i) by the Company or KCLC because of a final order prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement or (ii) by the Company because the Merger has not been consummated by March 31, 1997 and on March 31, 1997 or thereafter there is in effect any of (A) an order prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, which has not become final, (B) a final order prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement or (C) any statute, rule or regulation prohibiting in whole or in any significant respect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, then KCLC may exercise the Option to purchase the Subject Shares at $19.00 per share in cash (the "Share Exercise Price") and the Subject Warrants at $6.50 per warrant in cash (the "Warrant Exercise Price"). In addition, if, within one year of KCLC's acquisition of the Subject Securities pursuant to the Option, KCLC or any of its affiliates receives any consideration in respect of the Subject Securities in connection with a Third Party Business Combination (as defined below), KCLC shall promptly pay over to the Oaktree Stockholders (x) the excess, if any, of such consideration over the amount paid for the Subject Securities by KCLC pursuant to the Voting Agreement, less (y) the amount of taxes payable or to be payable by KCLC (as estimated by KCLC in good faith) and the amount of out-of-pocket expenses paid by KCLC in connection with such Third Party Business Combination. The term "Third Party Business Combination" means: (A) the Company or any subsidiary of the Company is acquired by any person, other than KCLC or any affiliate thereof (a "Third Party"); (B) the Company enters into an agreement with a Third Party which contemplates the acquisition of 20% or more of the total assets of the Company; (C) the Company or KCLC enters into a merger or other agreement with a Third Party which contemplates the acquisition of more than 20% of the Company's capital stock; or
(D) a Third Party acquires more than 20% of the assets of the Company.

    Notwithstanding the foregoing, the Oaktree Stockholders will not be entitled to receive any payment if at any time prior to the consummation of such Third Party Business Combination, either (i) affiliates of KKR shall, beneficially own at least 80% of the KinderCare Common Stock or (ii) prior to such time as affiliates of KKR beneficially own at least 80% of the KinderCare Common Stock, the Company has issued shares of voting stock so that affiliates of KKR no longer have a majority of the voting stock of the Company. See "CERTAIN RELATED AGREEMENTS--Voting Agreement."

    Upon consummation of the Merger and provided that the Electing Oaktree Affiliate has made an election to retain at least 1,381,579 shares of KinderCare Common Stock and shall own, immediately after giving effect to the Merger, in excess of 460,526 shares of KinderCare Common Stock, the Company will enter into the Stockholders' Agreement with the Oaktree Investors and the Partnership (and/or certain affiliates of the Partnership). Subject to the terms of the Stockholders' Agreement, the Oaktree Investors will be entitled to designate one director to the Board of Directors of KinderCare, who, initially, will be Mr. Stephen A. Kaplan. In addition, the Stockholders' Agreement provides that (i) the Oaktree Investors shall have the right to participate PRO RATA in certain sales of KinderCare Common Stock by the Partnership (or its affiliates) and (ii) the Partnership (or its affiliates) shall have the right to require the Oaktree Investors to participate PRO RATA in certain sales by the Partnership (or its affiliates). No transferee of shares of KinderCare Common Stock from any Oaktree Investor will acquire any rights under the Stockholders' Agreement.

    As a result of these arrangements, Messrs. Bruce A. Karsh and Stephen A. Kaplan, both directors of the Company and Principals of Oaktree, may have interests that present them with potential conflicts of interest in connection with the Merger.

    Pursuant to an agreement between KCLC and Dr. Sandra W. Scarr (the "Scarr Agreement") as of the Effective Time, Dr. Scarr will retire from her position as Chairman of the Board and Chief Executive Officer of the Company. Dr. Scarr will continue to serve as a director of the Company following her retirement. In connection with the Scarr Agreement (i) she will received a lump sum payment equal to a pro rata portion of her salary for the period from the Effective Time through June 15, 1997; (ii) the Company will purchase her residence in the Montgomery, Alabama area for an amount up to $360,000 and reimburse her for relocation expenses of up to $25,000; (iii) from the Effective Time until December 15, 1999, she will perform consulting, advisory and other services for the Company and will be subject to a non-competition covenant and (iv) in consideration of the services Dr. Scarr will be required to provide to the Company and her obligation not to compete with the Company, she will receive monthly payments of $36,666.67 from the Company for a period of 30 months beginning July 15, 1997.
    In addition, Mr. Philip L. Maslowe, the Senior Vice President and Chief Financial Officer of the Company, has an employment agreement (the "Maslowe Employment Agreement") with the Company which contains severance payment provisions that would likely apply upon consummation of the Merger. Under the Maslowe Employment Agreement, severance payments would be due upon termination of Mr. Maslowe by the Company "without cause" or by Mr. Maslowe for "good reason."

    "Cause" is defined as (i) the final conviction of a felony or a crime involving moral turpitude, (ii) willful misconduct, or (iii) material failure to comply with the written instructions of the Board, provided that if such willful misconduct or material failure is reasonably susceptible to prompt cure, Mr. Maslowe shall have 30 days from notice by the Company to cure such conduct.

    "Good reason" includes (i) the material breach by the Company of its obligations under the agreement, including certain events (the "Events"), such as a material alteration in the nature of Mr. Maslowe's responsibilities or duties, the assignment of any duties inconsistent with his job title, a reduction in salary, a failure to continue in effect any incentive compensation plan in which he participates or a relocation of the Company headquarters more than 50 miles from the present location, and (ii) the occurrence of those same Events within two years after a change in control of the Company. The Merger would be considered a change in control of the Company under the Maslowe Employment Agreement, and, accordingly, due to the broad definition of Events, it is likely that Mr. Maslowe could claim termination for "good reason" upon a change in his duties at KinderCare after the Merger.

    In addition, Mr. Maslowe's employment will be considered to have been terminated "without cause" or for "good reason" if (i) he is terminated prior to a change in control of the Company without cause at the request of a prospective acquiror of the Company or (ii) if he terminates employment with "good reason" due to a potential change in control. Under the Maslowe Employment Agreement, a potential change in control occurred at the time the Company executed the Merger Agreement.

    Upon occurrence of any severance event described in the two immediately preceding paragraphs, the Company is required (i) to pay Mr. Maslowe his full base salary and reimbursable expenses through the date of termination, plus two times his annual base salary and bonus determined as of the date of termination and (ii) to provide him with continued benefits, including fringe benefits throughout the remaining term of the agreement, unless substantially similar benefits are provided to Mr. Maslowe by another employer. In addition, all outstanding options held by Mr. Maslowe immediately vest as of the date a severance provision is triggered, and such options will expire if not exercised within one year of vesting.

    In addition, (i) Dr. Scarr will remain on the Board of Directors after the Effective Time and (ii) certain members of the Company's management will share a $1 million bonus payable upon completion of the Merger. The bonus will be allocated by Dr. Scarr and Mr. Maslowe and the allocation will be approved by the Board.

    Shares of KinderCare Common Stock held by all officers and directors of KinderCare will be converted into the right to receive the same consideration as shares of KinderCare Common Stock held by other stockholders. Company Stock Options held by the officers and directors of KinderCare will be treated in the same manner as Company Stock Options held by other stockholders.

    Pursuant to the Merger Agreement, the Company has agreed for six years after the Effective Time to indemnify all present directors and officers of the Company and its subsidiaries and will, subject to certain limitations, maintain for six years its current directors' and officers' insurance and indemnification policy. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Indemnification and Insurance."

NASDAQ DELISTING

    Following the consummation of the Merger, the Company anticipates that it will seek to have the KinderCare Common Stock and Warrants, which are currently traded on Nasdaq, delisted. See "RISK FACTORS--Delisting; Loss of Liquidity."

RESALE OF KINDERCARE COMMON STOCK FOLLOWING THE MERGER

    The KinderCare Common Stock to be retained in connection with the Merger will be freely transferable, except that shares retained by any stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act and generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of the Company for purposes of Rule 145 under the Securities Act will not be transferable except in compliance with the Securities Act. This Proxy Statement does not cover sales of KinderCare Common Stock retained by any person who may be deemed to be an affiliate of the Company.

MERGER FINANCINGS

    The Company expects to incur approximately $375.1 million of long-term debt and the Partnership expects to make an equity contribution of approximately $148.8 million, which amounts will be used to (i) fund payment of the cash consideration in the Merger, (ii) repay or repurchase certain indebtedness of the Company and (iii) pay the fees and expenses incurred in connection with the Merger. It is currently contemplated that the transactions contemplated by the Merger Agreement will be funded by approximately $175.1 million of bank borrowings by the Company (the "Term Loan Facility") pursuant to senior secured credit facilities with a group of banks led by The Chase Manhattan Bank and approximately $200.0 million in senior subordinated notes (the "Senior Subordinated Notes") (collectively, the "Merger Financings"). KinderCare also expects to enter into a $300.0 million senior secured revolving credit facility with a group of banks led by The Chase Manhattan Bank to provide for the Company's working capital requirements following the Merger. On October 2, 1996, KinderCare received an executed commitment, which was modified on December 27, 1996, from The Chase Manhattan Bank to provide up to $490.0 million of senior secured credit facilities, which will be syndicated by Chase Securities Inc. ("CSI"). The commitment is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to the commitment.

CONVERSION OF KCLC STOCK

    In the Merger, each share of stock of KCLC issued and outstanding immediately prior to the Effective Time will be converted into (i) a number of shares of KinderCare Common Stock equal to the quotient of (A) 7,828,947 divided by (B) the number of shares of common stock of KCLC outstanding immediately prior to the Effective Time. As a result of the Merger, the Partnership will hold 7,828,947 shares, or approximately 85% of the shares, of KinderCare Common Stock expected to be outstanding after the Merger.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following Pro Forma Consolidated Financial Statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements incorporated by reference herein. The pro forma consolidated statement of operations for the periods presented gives effect to the Merger and related transactions as if such transactions were consummated as of June 1, 1996 for the sixteen weeks ended September 20, 1996 and as of June 3, 1995. The pro forma balance sheet gives effect to the Merger and related transactions as if such transactions had occurred as of September 20, 1996. The adjustments are described in the accompanying notes. The Pro Forma Consolidated Financial Statements should not be considered indicative of actual results that would have been achieved had the Merger and related transactions been consummated on the date or for the period indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto incorporated by reference herein.

    The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been impacted by the transaction.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 20, 1996

                                  (UNAUDITED)

                                                                                        PRO FORMA      PRO
                                                                           HISTORICAL  ADJUSTMENTS    FORMA
                                                                           ----------  -----------  ----------
                                                                                 (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............................................  $   11,557   $  --    (a) $   11,557
  Receivables............................................................      15,319                   15,319
  Prepaid expenses and supplies..........................................      11,344                   11,344
  Deferred income taxes..................................................       4,664                    4,664
                                                                           ----------               ----------
      Total current assets...............................................      42,884                   42,884
  Property and equipment, net............................................     471,927                  471,927
  Deferred financing costs...............................................      --          20,000(b)     20,000
  Other..................................................................      11,675      (2,728)(c)      8,947
                                                                           ----------  -----------  ----------
      TOTAL ASSETS.......................................................  $  526,486   $  17,272   $  543,758
                                                                           ----------  -----------  ----------
                                                                           ----------  -----------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................................  $   22,622   $  --       $   22,622
  Accrued liabilities....................................................      44,479                   44,479
  Current portion of long term debt......................................       1,137                    1,137
                                                                           ----------               ----------
      Total current liabilities..........................................      68,238                   68,238
NONCURRENT LIABILITIES:
  Long-term debt.........................................................     163,138     257,271(d)    420,409
  Other noncurrent liabilities...........................................      22,488                   22,488
  Self insurance liabilities.............................................      19,160                   19,160
                                                                           ----------  -----------  ----------
      Total liabilities..................................................     273,024     257,271      530,295
Shareholders' equity.....................................................     253,462    (239,999)(e)     13,463
                                                                           ----------  -----------  ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........................  $  526,486   $  17,272   $  543,758
                                                                           ----------  -----------  ----------
                                                                           ----------  -----------  ----------

               See Notes to Pro Forma Consolidated Balance Sheet.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

    The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements for the period noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of assets and liabilities. The pro forma financial data assumes that there are no dissenting shareholders to the Merger.

(a) The net effect of $0 reflects the following:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
USES OF FUNDS:
Purchase equity..................................................................   $ 337,489
Options/warrants redeemed........................................................      26,513
Repay historical debt............................................................     117,789
Debt tender premium..............................................................       7,019
Estimated transaction fees and expenses..........................................      35,000
                                                                                   -----------
    Total uses...................................................................   $ 523,810
                                                                                   -----------
                                                                                   -----------
SOURCES OF FUNDS:
New debt.........................................................................   $ 375,060
New equity.......................................................................     148,750
                                                                                   -----------
Total sources....................................................................   $ 523,810
                                                                                   -----------
                                                                                   -----------
    Net..........................................................................   $       0
                                                                                   -----------
                                                                                   -----------

(b) This adjustment represents the anticipated portion of transaction fees which will be recorded as deferred financing fees and will be amortized over the life of the debt to be issued.

(c) This adjustment reflects the write-off of deferred financing fees associated with the 10 3/8% Senior Notes being repurchased and the termination of the Company's existing bank credit facility.

(d) The pro forma adjustment to long-term debt reflects the following:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
Repurchase of 10 3/8% Senior Notes outstanding...................................   $ (69,789)
Existing Bank Credit Facility....................................................     (48,000)
Senior Subordinated Notes........................................................     200,000
Term Loan Facility...............................................................     175,060
                                                                                   -----------
    Total adjustment.............................................................   $ 257,271
                                                                                   -----------
                                                                                   -----------

(e) The pro forma adjustment reflects the aggregate net change as a result of the Merger and the related transactions:

                                                                                   (DOLLARS IN
                                                                                   THOUSANDS)
                                                                                   -----------
Convert to cash 17.8 million shares of Common Stock..............................  $  (337,489)
Issue 7.8 million shares of Common Stock.........................................      148,750
Purchase Warrants................................................................      (21,447)
Cancellation of Company stock options............................................       (5,066)
Write-off of deferred financing fees referred to in note (c).....................       (2,728)
Premium on repurchase of 10 3/8% Senior Notes....................................       (7,019)
Estimated transaction fees and expenses (1)......................................      (15,000)
                                                                                   -----------
    Total........................................................................  $  (239,999)
                                                                                   -----------
                                                                                   -----------

------------------------

(1) Represents the portion of the total $35.0 million of estimated transaction fees and expenses which will be recorded as an expense. Such estimated transaction fees and expenses are anticipated to consist of: (i) professional, advisory and investment banking fees and expenses, (ii) management bonuses and (iii) miscellaneous fees and expenses such as printing and filing fees.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                                     SIXTEEN WEEKS ENDED SEPTEMBER 20, 1996      FISCAL YEAR ENDED MAY 31, 1996
                                     --------------------------------------  --------------------------------------
                                                   PRO FORMA        PRO                    PRO FORMA        PRO
                                     HISTORICAL  ADJUSTMENTS(A)    FORMA     HISTORICAL  ADJUSTMENTS(A)    FORMA
                                     ----------  --------------  ----------  ----------  --------------  ----------

                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.................  $  171,427                  $  171,427  $  541,264                  $  541,264
Operating expenses.................     161,676                     161,676     489,555                     489,555
                                     ----------                  ----------  ----------                  ----------
Operating income...................       9,751                       9,751      51,709                      51,709
Net investment income..............          71                          71         250                         250
Interest expense...................       4,940   $      8,032(b)     12,972     16,727    $   26,077(b)     42,804
                                     ----------  --------------  ----------  ----------  --------------  ----------
Income (loss) before
  income taxes and
  extraordinary item...............       4,882         (8,032)      (3,150)     35,232       (26,077)        9,155
Income tax expense (benefit).......       1,904         (3,132)(c)     (1,228)     13,549      (10,170)(c)      3,379
                                     ----------  --------------  ----------  ----------  --------------  ----------
Income (loss) before extraordinary
  item.............................       2,978         (4,900)      (1,922)     21,683       (15,907)        5,776
Extraordinary item--
  loss on early extinguishment of
  debt, net of income tax
  benefit..........................      (1,229)                     (1,229)
                                     ----------  --------------  ----------  ----------  --------------  ----------
Net income (loss)..................  $    1,749   $     (4,900)  $   (3,151) $   21,683    $  (15,907)   $    5,776
                                     ----------  --------------  ----------  ----------  --------------  ----------
                                     ----------  --------------  ----------  ----------  --------------  ----------
Primary income (loss)
  per common share:
  Income (loss) before
    extraordinary item.............  $     0.15                  $    (0.21) $     1.10                  $     0.63
  Extraordinary item...............       (0.06)                      (0.13)     --                          --
                                     ----------                  ----------  ----------                  ----------
  Net income (loss)................  $     0.09                  $    (0.34) $     1.10                  $     0.63
                                     ----------                  ----------  ----------                  ----------
                                     ----------                  ----------  ----------                  ----------
Weighted average
  common shares and
  share equivalents................      20,039                       9,211      19,752                       9,211
                                     ----------                  ----------  ----------                  ----------
Fully-diluted net income (loss) per
  common share.....................  $     0.09                  $    (0.34) $     1.05                  $     0.63
                                     ----------                  ----------  ----------                  ----------
Weighted average
  common shares and
  share equivalents................      20,067                       9,211      20,683                       9,211
                                     ----------                  ----------  ----------                  ----------
Ratio of earnings to fixed charges
  (d)..............................                                  --                                         1.2x
                                                                 ----------                              ----------
Deficiency of earnings to fixed
  charges (d)......................                              $    3,150                                  --
                                                                 ----------                              ----------
                                                                 ----------                              ----------

------------------------

The pro forma financial data have been derived by the application of pro forma adjustments to the Company's historical financial statements for the period noted. The Merger has been accounted for as a recapitalization which will have no impact on the historical basis of assets and liabilities. The pro forma financial data assumes that there are no dissenting shareholders to the Merger.

(a) As described in note (e) to the Pro Forma Consolidated Balance Sheet, the pro forma adjustments exclude (i) $5.066 million of compensation expense related to the Company stock options to be canceled in conjunction with the Merger, (ii) write-off of $2.728 million of deferred financing fees associated with the 10 3/8% Senior Notes being repurchased and the termination of the Existing Bank Credit Facility, (iii) $7.019 million of premium on repurchase of 10 3/8% Senior Notes, and (iv) $15.0

                                  (UNAUDITED)

    million of estimated transaction fees and expenses to be incurred in connection with the Merger. Such amounts represent non-recurring expenses which the Company anticipates will be reflected in the Statement of Operations for the period including the Merger.

(b) The pro forma adjustment to interest expense reflects the following:

                                                                               FISCAL YEAR
                                                        SIXTEEN WEEKS ENDED       ENDED
                                                        SEPTEMBER 20, 1996     MAY 31, 1996
                                                        -------------------  ----------------
                                                               (DOLLARS IN THOUSANDS)
Interest on historical debt repaid in Merger..........       $  (3,758)         $  (12,241)
Interest expense on the Term Loan Facility (assumed
  8.75% rate).........................................           4,713              15,318
Interest expense on the Senior Subordinated Notes
  (assumed 10.50% rate)...............................           6,462              21,000
Amortization of deferred financing costs (10 years)...             615               2,000
                                                               -------            --------
Total adjustment......................................       $   8,032          $   26,077
                                                               -------            --------
                                                               -------            --------

   A 0.125% increase or decrease in the assumed interest rate on the Term Loan
    Facility would change the pro forma interest expense by $0.07 million. The pro forma net loss would change by $0.04 million and the pro forma primary net loss per share would not change.

   A 0.125% increase or decrease in the assumed interest rate on the Senior
    Subordinated Notes would change the pro forma interest expense by $0.08 million. The pro form interest net loss would change by $0.05 million and the pro forma primary net loss per share would not change.

   For the sixteen weeks ended September 20, 1996 and the fiscal year ended May
    31, 1996, each $1.0 million increase or decrease in the Term Loan Facility would change pro forma interest expense by $0.03 million and $0.09 million, respectively. The pro forma net (loss) income would change by $0.02 million and $0.05 million, respectively, and the pro forma primary net (loss) income per share would not change.

(c) The adjustment reflects the tax effects of the pro forma adjustments at a 39% effective income tax rate.

(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest.

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                    DESCRIPTION OF KINDERCARE CAPITAL STOCK

GENERAL

    KinderCare is authorized by its Restated Certificate of Incorporation to issue an aggregate of 40 million shares of KinderCare Common Stock and 10 million shares of preferred stock, par value $.01 per share (the "KinderCare Preferred Stock"). There are no shares of KinderCare Preferred Stock issued or outstanding. The following is a summary of certain of the rights and privileges pertaining to KinderCare Common Stock. For a full description of KinderCare Common Stock, reference is made to the Company's Restated Certificate of Incorporation as currently in effect, a copy of which is on file with the Commission, and to the Company's Restated Certificate of Incorporation as the same shall be in effect after the Merger, a copy of which is attached to the Original Merger Agreement as Exhibit A.

VOTING RIGHTS

    The holders of KinderCare Common Stock are entitled to one vote per share on all matters submitted for action by the stockholders. Stockholders holding a majority of the outstanding shares of KinderCare Common Stock can, if they elect to do so, approve the Merger. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of KinderCare Common Stock can, if they choose to do so, elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

DIVIDEND RIGHTS

    All shares of KinderCare Common Stock are entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor. During the past three fiscal years, the Company has not declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain earnings of the Company for operations and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

LIQUIDATION RIGHTS

    Upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of KinderCare Common Stock are entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations of the Company.

KINDERCARE COMMON STOCK FOLLOWING THE MERGER

    If the Merger is approved by the requisite vote of the stockholders of KinderCare Common Stock at the Annual Meeting, at the Effective Time the Restated Certificate of Incorporation of the Company will read in its entirety in the form set forth as Exhibit A to the Original Merger Agreement which is attached hereto as Annex I-A, until thereafter amended as provided therein and under the DGCL. Following the Merger under the Restated Certificate of Incorporation the Company will be authorized to issue 20 million shares of KinderCare Common Stock and 10 million shares of KinderCare Preferred Stock as compared to 40 million shares of KinderCare Common Stock and 10 million shares of KinderCare Preferred Stock prior to the Merger. In addition, after the Merger the Restated Certificate of Incorporation of the Company will no longer contain certain restrictions on the issuance of KinderCare Preferred Stock.

    In addition, the Bylaws of KCLC as in effect at the Effective Time will be the Bylaws of the Company following the Merger until thereafter changed or amended as provided therein or by applicable law.

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                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement which appears as Annex I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, following the approval of the Merger and the adoption of the Merger Agreement by the vote of a majority of the shares of KinderCare Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, KCLC will be merged with and into the Company, and the Company will continue as the surviving corporation in the Merger.

    If the conditions to the Merger are satisfied or waived, the parties will file with the Secretary of State of the State of Delaware a duly executed Certificate of Merger, and the Merger will become effective upon the filing and acceptance thereof or at such date thereafter as is provided in the Certificate of Merger.

    Each share of KinderCare Common Stock outstanding at the Effective Time (other than KinderCare Common Stock held by KinderCare, any subsidiary of KinderCare, KCLC or any subsidiary of KCLC, which will be cancelled and retired, and any fractional shares and Dissenting Shares) will be converted into either
(i) the Cash Price or (ii) a Non-Cash Election Share, as more fully described under "THE MERGER--Merger Consideration" and "--Non-Cash Election." With regard to the treatment of fractional share interests, see "--Fractional Shares."

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of the Company relating, with respect to the Company and its subsidiaries, to, among other things, (a) organization, standing and similar corporate matters;
(b) the Company's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (d) documents filed by the Company with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities; (e) the accuracy of information supplied by the Company in connection with this Proxy Statement and the documents executed in connection with the Debt Tender Offer; (f) the absence of certain changes or events since the date of the most recent audited financial statements filed with the Commission, including material adverse changes with respect to the Company; (g) the absence of pending or threatened material litigation, certain labor matters and compliance with applicable laws; (h) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and employment matters; (i) filing of tax returns and payment of taxes; (j) good title to owned real property, free of liens, valid leasehold and subleasehold interests in leased real property, possession of required permits, and other real-estate related matters; (k) environmental matters; (l) the absence of defaults under material contracts; (m) brokers' fees and expenses; (n) receipt of an opinion of the Company's financial advisor; (o) recommendation of the Board of Directors with respect to the Merger Agreement and the Merger and related transactions; and (p) ownership of Company trade names.

    The Merger Agreement also contains customary representations and warranties of KCLC relating to, among other things, (a) organization, standing and similar corporate matters; (b) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) brokers' fees and expenses; (d) the accuracy of information supplied by KCLC in connection with this Proxy Statement and the documents executed in connection with the Debt Tender Offer and (e) financing commitments to be obtained from third parties in connection with the Merger.

CERTAIN PRE-CLOSING COVENANTS

    Pursuant to the Merger Agreement, the Company has agreed that, until the Effective Time, the businesses of the Company and its subsidiaries will be conducted only in, and the Company and its subsidiaries will not take any action except in, the ordinary course of business and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of its present officers, employees and consultants and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Without limiting the generality of the foregoing, until the Effective Time, the Company will not, and will not permit any of its subsidiaries to, without the prior consent of KCLC (which shall not be unreasonably withheld):

        (a) Amend or otherwise change the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any significant subsidiary of the Company;

        (b) With certain limited exceptions, issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance and delivery of (i) shares of KinderCare Common Stock issuable in accordance with the terms of Company Stock Options outstanding as of October 1, 1996 and (ii) shares of KinderCare Common Stock issuable in accordance with the terms of Warrants outstanding as of October 1, 1996) or (B) any assets of the Company or any of its subsidiaries, other than assets sold, leased, pledged, disposed of or encumbered in the ordinary course of business;

        (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

        (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any of its significant subsidiaries;

        (e) (i) other than with respect to borrowings, repayments and repurchases necessary to effect the Debt Tender Offer and borrowings, repayments and repurchases in the ordinary course of business under the Company's current credit agreement (which in the case of borrowings in the ordinary course of business under such credit agreement shall not in aggregate amount exceed $80 million at any one time outstanding, plus any amounts necessary to effect the Debt Tender Offer), repurchase, repay or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (ii) enter into any contract or agreement other than in the ordinary course of business; (iii) authorize any single expenditure for any capital or acquisition (including without limitation any acquisition of any corporation, partnership or other business enterprise or division thereof) which are not specifically provided for in the Company's capital budget, implemented taking into account normal seasonal patterns (provided that the Company may exceed such budget with respect to any center by up to 10%) for the Company and its subsidiaries taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the above matters;

        (f) Except for certain limited exceptions and to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on October 3, 1996, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries, who are not directors or officers of

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
    the Company, in the ordinary course of business and consistent with the Company's budget, (ii) grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company or any of its subsidiaries, except for the granting of severance or termination pay, in the ordinary course of business, to employees who are terminated by the Company after October 3, 1996 or (iii) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

        (h) Make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

        (i) Settle or compromise any pending or threatened suit, action or claim for in excess of $100,000 per suit, action or claim or which relates to the transactions contemplated by the Merger Agreement;

        (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its significant subsidiaries (other than the Merger); or

        (k) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the above actions.

THIRD PARTY TRANSACTIONS

    The Merger Agreement provides that the Company shall not take any action with respect to any transaction or proposed transaction with a third party which could reasonably be expected to impede, interfere with, prevent or materially delay the Debt Tender Offer or the Merger. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY FOLLOWING THE MERGER

    The Merger Agreement provides that the directors of KCLC at the Effective Time, along with Dr. Sandra Scarr and, if the Electing Oaktree Affiliate shall have elected to retain at least 1,381,579 shares of KinderCare Common Stock and shall own, immediately after giving effect to the Merger, in excess of 460,526 shares of KinderCare Common Stock, Mr. Stephen A. Kaplan, will be the directors of the Company following the Merger. The present directors of KCLC are Messrs. Clifton S. Robbins and Nils P. Brous. It is expected that Messrs. Henry R. Kravis, George R. Roberts and David J. Johnson will also become directors of KCLC prior to the Effective Time. See "KCLC AND THE PARTNERSHIP." After the Effective Time, the Board of Directors will be subject to change from time to time.

    The Merger Agreement also provides that the officers of KinderCare at the Effective Time will be officers of the Company following the Merger until such time as may be determined by the Board of Directors following the Merger.

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
STOCK AND EMPLOYEE BENEFIT PLANS

    The treatment in the Merger of outstanding Company Stock Options and of the Company's employee benefit plans will be as described in "THE MERGER--Effect on Stock and Employee Benefit Matters."

ACCESS TO INFORMATION

    Subject to applicable provisions regarding confidentiality, the Company has agreed in the Merger Agreement to, and to cause its subsidiaries, officers, directors, employees, auditors, counsel, financial advisors and other agents to, afford KCLC and its representatives and the potential financing sources for the transactions contemplated by the Merger Agreement complete access at all reasonable times to its officers, employees, agents, properties, offices, centers and other facilities and to all books, contracts and records, and shall furnish KCLC and such financing sources with all financial, operating and other data and information as KCLC through its representatives or such financing sources may from time to time request.

COOPERATION AND REASONABLE BEST EFFORTS

    Pursuant to the Merger Agreement and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective reasonable best efforts to take certain specified and other actions, including cooperation in the arrangement of financing, so that the transactions contemplated by the Merger Agreement and the Voting Agreement may be consummated. Under the Merger Agreement, the Company and KCLC will take all actions necessary to delist the KinderCare Common Stock from Nasdaq, effective after the Effective Time.

INDEMNIFICATION AND INSURANCE

    Following the Merger, the Certificate of Incorporation and By-laws of the Company will contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in the Amended and Restated Certificate of Incorporation of the Company (attached as Exhibit A to Annex I-A to this Proxy Statement) and the By-laws of the Company, respectively, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company.

    In addition, the Merger Agreement provides that the Company shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) the Company following the Merger shall not be required to spend in excess of a $450,000 annual premium therefor; provided further that if the Company following the Merger would be required to spend in excess of a $450,000 premium per annum to obtain insurance having the maximum available coverage under the current policies, the Company will be required to spend $450,000 to maintain or procure insurance coverage pursuant to the Merger Agreement, subject to availability of such (or similar) coverage, and (ii) such policies may in the sole discretion of the Company be one or more "tail" policies for all or any portion of the full six year period. Officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) KCLC's offer or proposal to acquire the Company shall be entitled to be represented, at the reasonable expense of the Company, in such litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending and one counsel for directors of the Company which are affiliated with Oaktree (the "Oaktree Directors"), if KCLC and the Company shall have reasonably concluded (based on the advice of counsel) that there may be defenses

                                       63
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available to such Oaktree Directors which are different from or additional to those available to the other directors of the Company) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither KCLC nor the Company shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to any indemnification payments shall be that such officer/director defendant not have settled any such litigation without the consent of KCLC; and provided further that neither KCLC nor the Company shall have any obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The respective obligations of the Company and KCLC to effect the Merger are subject to various conditions which include, in addition to certain other customary closing conditions, the following:

        (a) the Merger Agreement shall have been approved by the requisite vote of holders of outstanding shares of KinderCare Common Stock;

        (b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

        (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided that the Company and KCLC are required to use their best efforts to have any such injunction, order, restraint or prohibition vacated; and

        (d) the Registration Statement of which this Proxy Statement is a part shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of KinderCare Common Stock following the Merger shall have been complied with.

        As of the date of this Proxy Statement, the condition set forth in clause (b) has been satisfied.

        KCLC's obligations to effect the Merger are further subject, in addition to certain other customary conditions, to the following additional conditions:

        (a) KCLC shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties as are necessary in connection with the transactions contemplated by the Merger Agreement have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which would not, individually or in the aggregate, have a material adverse affect with respect to the Company;

        (b) there shall not be pending or threatened by any governmental entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement or seeking to obtain from KCLC or any of their affiliates any damages that are material to such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries or (iii) seeking to impose limitations on the ability of KCLC (or any designee of KCLC pursuant to the Voting Agreement) or any stockholder of KCLC or the Company to acquire or hold, or exercise full rights of ownership of, any shares of KinderCare Common Stock, including, without limitation, the right to vote the KinderCare Common Stock on all matters properly presented to the stockholders of the Company;

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
        (c) KCLC shall have received certain agreements from each person identified by the Company to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act;

        (d) The Company shall have received the proceeds of financing on the terms and conditions contemplated by the Merger Agreement or upon terms and conditions which are, in the reasonable judgement of KCLC, substantially equivalent thereto, and to the extent that any terms and conditions were not so contemplated, on terms and conditions reasonably satisfactory to KCLC;

        (e) KCLC shall be reasonably satisfied that the Merger shall be recorded as a recapitalization for financial reporting purposes; and

        (f) KCLC shall have received evidence that the terms of the Notes shall have been amended to the reasonable satisfaction of KCLC including, without limitation, the elimination of the negative covenants contained therein and the elimination of any restrictions applicable to the transactions contemplated by the Merger Agreement, and the Company shall have purchased an aggregate principal amount of Notes equal to the minimum condition of the Debt Tender Offer.

    As of the date of this Proxy Statement, the condition set forth in clause
(f) above has been satisfied.

    The obligations of the Company to effect the Merger are further subject to customary closing conditions. See "REGULATORY APPROVALS."

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

        (a) by mutual written consent of KCLC and the Company;

        (b) by either KCLC or the Company if:

            (i) any court of competent jurisdiction, arbitrator or other governmental entity located or having jurisdiction within the United States or any country or economic region in which either the Company or KCLC, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Tender Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable;

            (ii) the Merger shall not have been consummated on or before March 31, 1997, provided that so long as an Extending Action (as defined below) is no longer in effect at 11:59 p.m. (New York City time) on March 31, 1997, such date shall be automatically extended by one day past March 31, 1997 for each day that an Extending Action was in effect on or prior to March 31, 1997; provided further that the right to terminate this Agreement for this cause shall not be available to the party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; and

        (c) by KCLC if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

    As used herein, an "Extending Action" means any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Tender Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the

                                       65
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terms of any of the foregoing in any significant respect, by a court of competent jurisdiction, arbitrator or other governmental entity located or having jurisdiction within the United States or any country or economic region in which either the Company or KCLC, directly or indirectly, has material assets or operations, which order, decree, ruling or other action has not become final and nonappealable.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of KinderCare, no amendment may be made which would reduce the amount or change the type of consideration into which each share of KinderCare Common Stock shall be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto. At any time prior to the Effective Time any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties of the Merger, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained therein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

EXPENSES AND CERTAIN REQUIRED PAYMENTS

    In addition to any other amounts which may be payable or become payable pursuant to the Merger Agreement, KinderCare shall (provided that KCLC is not then in material breach of its obligations under the Merger Agreement), promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse KKR, in an aggregate amount of up to $2.5 million, for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to KCLC and its affiliates), whether incurred prior to, on or after October 3, 1996, in connection with the Merger and the consummation of all transactions contemplated by the Merger Agreement, the Voting Agreement and the financing thereof. Except as otherwise specifically provided above, each party shall bear its own expenses in connection with the Merger Agreement and the transactions contemplated thereby.

                           CERTAIN RELATED AGREEMENTS

    The following is a brief summary of certain provisions of the Voting Agreement, a copy of which appears as Annex II to this Proxy Statement and is incorporated herein by reference, and the Stockholders' Agreement, a copy of which is attached to the Voting Agreement as Exhibit A to Annex II-A and is incorporated herein by reference. Such summaries are qualified in their entirety by reference to the Voting Agreement and the Stockholders' Agreement.

VOTING AGREEMENT

    VOTING. The Oaktree Stockholders have severally agreed that, during the time the Voting Agreement is in effect, at any meeting of the stockholders of the Company to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Funds will (and Oaktree will cause the Funds to) vote the Subject Shares, all shares issued upon exercise of the Subject Warrants and any other shares of KinderCare Common Stock that Oaktree or any Fund acquires beneficial ownership of after October 3, 1996 and during the term of the Voting Agreement, if any, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The agreements of the Oaktree Stockholders and KCLC set forth in the immediately preceding sentence equally apply if such approvals were to be sought by the solicitation of written consents. If requested by KCLC and consented to by the Company, Oaktree will initiate a written consent solicitation to approve the Merger and the Merger Agreement.

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    In addition, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which Oaktree's or any Fund's vote, consent or other approval is sought, the Funds will (and Oaktree will cause the Funds to) vote the Subject Shares against (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of KinderCare under the Merger Agreement and (ii) except with the prior written consent of KCLC, any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or any of the transactions contemplated thereby, including, but not limited to: (A) the adoption by KinderCare of a proposal regarding (1) the acquisition of KinderCare by merger, tender offer or otherwise by any person other than KCLC or any affiliate thereof (a "Third Party"); (2) the acquisition by a Third Party of 15% or more of the assets of KinderCare and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of more than 20% of the outstanding shares of KinderCare Common Stock; or (4) the repurchase by KinderCare or any of its subsidiaries of 15% or more of the outstanding shares of KinderCare Common Stock; (B) any amendment of KinderCare's certificate of incorporation or by-laws or other proposal or transaction involving KinderCare or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement, the Debt Tender Offer or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of KinderCare's capital stock; (C) any change in the management or Board of Directors; (D) any material change in the present capitalization or dividend policy of KinderCare; or (E) any other material change in KinderCare's corporate structure or business.

    In support of the obligations described in the two immediately preceding paragraphs, the Oaktree Stockholders have granted to KCLC an irrevocable proxy to vote the Subject Shares as indicated in the immediately preceding paragraphs. The Oaktree Stockholders have agreed to take such further action or execute such other instruments as may be necessary to effectuate the intent of the proxy and revoked any proxy previously granted by the Oaktree Stockholders with respect to the Subject Shares.

    NO SOLICITATION. Under the Voting Agreement, neither Oaktree, any Fund nor any of their respective affiliates will (whether directly or indirectly through any officer, director, member or other intermediary), nor will Oaktree, any Fund or any of their respective affiliates authorize or permit any of its officers, directors, members or other intermediaries to, solicit, initiate, encourage or take any action to facilitate any submission of inquiries, proposals or offers from any person relating to any acquisition all or a material amount of assets of, or any equity interest in, the Company or any merger, consolidation, tender offer (including a self tender offer), exchange offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by the Merger Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Debt Tender Offer or the Merger or which would or could reasonably be expected to materially dilute the benefits to KCLC of the transactions contemplated by the Merger Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, other than the transactions contemplated by the Merger Agreement, or enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the Company's business, properties or assets or any of the foregoing, or otherwise cooperate in any way with any effort or attempt by any other person to do or seek any of the foregoing.

    TRANSFER RESTRICTIONS. The Voting Agreement provides that the Oaktree Stockholders will not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Securities to any person other than pursuant to the terms thereof or the Merger Agreement, (ii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, or (iii) take any action that would make any of its representations or warranties contained therein untrue or incorrect or have the effect of preventing or disabling Oaktree or any Fund from performing its obligations thereunder.

    ADDITIONAL COVENANTS. Pursuant to the Voting Agreement, Oaktree and the Funds further agree (a) to waive certain of their rights, including (i) appraisal rights and (ii) registration rights under certain registration rights agreement, (b) to make the Non-Cash Election with respect to at least 1,381,579 of the Subject Shares and (c) to accept the terms and conditions of the Merger Agreement.

    THE OPTION. If the Merger Agreement shall have been terminated either (i) by the Company or KCLC because of the existence of a final order (or similar final action or ruling) prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement or
(ii) by the Company because the Merger shall not have been consummated by March 31, 1997 (subject to extension pursuant to an Extending Action, and, further, that the Company is not responsible for such failure to consummate the Merger) and on March 31, 1997 or thereafter there shall have been in effect any of (A) an order (or similar action or ruling) prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, which has not become final, (B) a final order (or similar final action or ruling) prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement or (C) any statute, rule or regulation prohibiting in whole or in any significant respect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, then KCLC may exercise the Option within 30 days of the first of the foregoing to occur. In the event that KCLC were to purchase the Subject Securities pursuant to the Option, it has agreed, as promptly as practicable thereafter, to make a tender offer for the remaining shares of KinderCare Common Stock to the stockholders of the Company pursuant to which the stockholders of the KinderCare (other than the Company, any direct or indirect subsidiary of the Company or KCLC) would receive an amount of cash consideration per share of KinderCare Common Stock equal to $19.00, and will take such actions as may be necessary or appropriate in order to effectuate such tender offer at the earliest practicable time.

    If, within one year of KCLC's acquisition of the Subject Securities pursuant to its exercise of the Option, KCLC or any of its affiliates receives any cash or non-cash consideration in respect of the Subject Securities in connection with a Third Party Business Combination, KCLC shall promptly pay over to the Oaktree Stockholders, as an addition to the Share Exercise Price and the Warrant Exercise Price, (x) the excess, if any, of such consideration over the aggregate amount paid for the Subject Securities by KCLC pursuant to the Voting Agreement, less (y) the sum of (I) the amount of taxes payable or to be payable by KCLC (as estimated by KCLC in good faith) in connection with such Third Party Business Combination and (II) the amount of out-of-pocket expenses paid by KCLC in connection with such Third Party Business Combination. However, if, within such one year period after KCLC's exercise of the Option, at any time prior to a Third Party Business Combination, the Partnership and/or its affiliates (i) beneficially own at least 80% of the outstanding shares of KinderCare Common Stock or (ii) have not yet acquired beneficial ownership of at least 80% of the outstanding shares of KinderCare Common Stock and the Company has issued shares of voting stock so that the Partnership and/or its affiliates no longer have a majority of the voting stock of the Company, then KCLC will have no obligation to pay any amount to the Oaktree Stockholders and KCLC will retain any such cash or non-cash consideration so received in respect of a Third Party Business Combination.

    TERMINATION. Subject to certain exceptions and subject to KCLC's obligations pursuant to the Option, the Voting Agreement shall terminate, and no party shall have any rights or obligations thereunder and the Voting Agreement shall become null and void and have no further effect, upon the first to occur of (a) the Effective Time, (b) the 31st calendar day following the termination of the Merger Agreement either (i) by the Company or KCLC because of the existence of a final order (or similar final action or ruling) prohibiting consummation of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement or (ii) by the Company because the Merger shall not have been consummated by March 31, 1997 or (c) upon termination of the Merger Agreement by any other reason. Notwithstanding the foregoing, in the event the Option shall have been exercised but the closing in connection with the exercise of the Option shall not have occurred, the provisions of the Voting Agreement regarding the Option shall survive until such closing.

STOCKHOLDERS' AGREEMENT

    Upon consummation of the Merger, assuming that the Electing Oaktree Affiliate has made a Non-Cash Election with respect to at least 1,381,579 shares of KinderCare Common Stock and shall own, immediately after giving effect to the Merger, in excess of 460,526 shares of KinderCare Common Stock, the Company will enter into the Stockholders' Agreement with the Oaktree Investors and the Partnership (and/or affiliates of the Partnership). The Stockholders' Agreement, and the rights and obligations thereunder, do not apply to or benefit any other Electing Stockholders other than the Oaktree Investors. Subject to the terms of the Stockholders' Agreement, the Oaktree Investors will be entitled to designate one director to the Board of Directors of KinderCare, who, initially, will be Mr. Stephen A. Kaplan. No transferee of shares of KinderCare Common Stock from any Oaktree Investor will acquire any rights under the Stockholders' Agreement. In addition, the Stockholders' Agreement provides that (i) the Oaktree Investors shall have the right to participate PRO RATA in certain sales of KinderCare Common Stock by the Partnership (or its affiliates) and (ii) the Partnership (or its affiliates) shall have the right to require the Oaktree Investors to participate PRO RATA in certain sales by the Partnership (or its Affiliates).

    If entered into, the Stockholders' Agreement will terminate upon the earliest of: (i) (A) if the number of shares of KinderCare Common Stock owned by the Oaktree Investors immediately after giving affect to the consummation of the Merger (the "Initial Oaktree Shares") is less than 921,053, such time as the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares; (B) if the number of Initial Oaktree Shares is 921,053 or more, then at such time as the Oaktree Investors transfer a number of shares of KinderCare Common Stock such that (1) immediately before giving effect to such transfer, the Oaktree Investors owned at least 10% of the shares of Common Stock on a fully diluted basis and (2) immediately after giving effect to such transfer, the Oaktree Investors owns less than 10% of the shares of KinderCare Common Stock on a fully diluted basis or (C) if the number of Initial Oaktree Shares is 921,053 or more and the number of Oaktree Shares falls below 10% of the number of shares of KinderCare Common Stock on a fully diluted basis other than as a result of a transfer by the Oaktree Investors, such time after such falling below as the Oaktree Investors transfer any shares of Common Stock and thereafter the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares; (ii) the date on which the Partnership and its affiliates in the aggregate own less than 15% of the shares of KinderCare Common Stock on a fully diluted basis; or (iii) the tenth anniversary of the date of the Stockholders' Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 1, 1996, certain information concerning ownership of shares of KinderCare Common Stock by: (i) persons who are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in "Item 11--Executive Compensation" of the Company's Form 10-K/A dated September 30, 1996, which is incorporated by reference herein; and (iv) all directors and executive officers of the Company as a group.

                                                                                    BENEFICIAL        PERCENTAGE
                                                                                   OWNERSHIP OF        OF CLASS
NAME OF BENEFICIAL OWNER                                                           COMMON STOCK     OUTSTANDING(A)
-------------------------------------------------------------------------------  ----------------  -----------------
Sandra W. Scarr, Ph.D..........................................................          49,323(b)             *
Thomas E. Bronson..............................................................          13,610(c)             *
M. Taylor Dawson, Jr...........................................................           7,218(d)             *
Jeffrey S. Halis...............................................................          11,400(e)             *
Malcolm T. Hopkins.............................................................           7,900(f)             *
Bruce A. Karsh.................................................................      10,852,636(g (h)          53.5%
Stephen A. Kaplan..............................................................      10,847,621(g)          53.5%
Philip L. Maslowe..............................................................          54,000(i)             *
William E. Bailey..............................................................           4,852(j)             *
Rebecca S. Bryan...............................................................           8,332(k)             *
Jerry Hill.....................................................................           4,943(l)             *
ICM Asset Management, Inc.
  601 W. Main Ave.,
  Suite 917
  Spokane, WA 99201............................................................       1,230,100(m)           6.3%
Tweedy, Browne Company, L.P. ("TBC")
  52 Vanderbilt Avenue
  New York, NY 10017...........................................................         967,130(m)           5.0%
Cowen & Company
  Financial Square
  New York, NY 10005...........................................................       1,163,400(m)           6.0%
The TCW Group, Inc. (and certain affiliated entities as general partner of limited partnerships, trustee of trusts or investment manager for certain third party accounts ("TCW"))
  865 South Figueroa Street
  Los Angeles, California 90017................................................      10,847,621(g (m)          53.5%
KKR-KLC L.L.C. c/o Kohlberg Kravis Roberts & Co., L.P.
  9 West 57th Street
  New York, New York 10019.....................................................      10,847,621(o)          53.5%
All directors and executive officers as group (17 persons).....................      11,028,714(n)          54.0%

------------------------

*   Less than 1%.

(a) The amounts and percentage of KinderCare Common Stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest. The percentage of class outstanding is based on the 19,412,695 shares of KinderCare Common Stock outstanding as of December 1, 1996, and except as otherwise noted, assumes no exercise of any options or Warrants to purchase shares of KinderCare Common Stock.

(b) Consists of options to purchase 46,400 shares of KinderCare Common Stock which are immediately exercisable and 2,923 shares of KinderCare Common Stock.

(c) Consists of Warrants to purchase 3,630 shares of KinderCare Common Stock which are immediately exercisable, options to purchase 6,400 shares of KinderCare Common Stock which are immediately exercisable, and 3,580 shares of KinderCare Common Stock

(d) Includes 82 shares of KinderCare Common Stock, which as the trustee, Mr. Dawson has sole voting and investment power; Warrants to purchase 478 shares of KinderCare Common Stock which are immediately exercisable, of which Warrants to purchase 115 shares are held by the trust; options to purchase 4,400 shares of KinderCare Common Stock which are immediately exercisable and 2,258 shares of KinderCare Common Stock.

(e) Consists of options to purchase 6,400 shares of KinderCare Common Stock which are immediately exercisable and 5,000 shares of KinderCare Common Stock which are owned jointly with Mr. Halis' spouse.

(f) Includes options to purchase 6,400 shares of KinderCare Common Stock which are immediately exercisable and 1,500 shares of KinderCare Common Stock.

(g) Consists of shares of KinderCare Common Stock held by The TCW Group, Inc. and its affiliates which have voting and dispositive powers over 9,877,465 of such shares as an investment manager on behalf of the separate accounts, trusts and limited partnerships including, TCW Special Credits Fund V-The Principal Fund; TCW Special Credits, as the general partner of four limited partnerships; TCW Special Credits, as investment manager of three third party accounts; Trust Company of the West, as trustee of certain trusts; and Oaktree which has voting and dispositive powers over 111,473 of such shares as an investment manager on behalf of an additional separate account. In addition, Oaktree is an investment subadvisor to TAMCO with respect to the Principal Fund. Includes Warrants to purchase 858,683 shares of KinderCare Common Stock which are immediately exercisable. To the extent Mr. Karsh and Mr. Kaplan, on behalf of Oaktree or TCW Special Credits, as applicable, participate in the process to vote or dispose of any such shares, Mr. Karsh and Mr. Kaplan may be deemed under such circumstances for the purpose of
    Section 13 of the Exchange Act to be the beneficial owner of such shares. Mr. Karsh and Mr. Kaplan disclaim beneficial ownership of all shares beneficially held by Oaktree, TCW Special Credits and Trust Company of the West.

(h) Includes 5,015 shares of KinderCare Common Stock owned individually by Mr. Karsh.

(i) Includes options to purchase 50,000 shares of KinderCare Common Stock which are immediately exercisable and 4,000 shares of KinderCare Common Stock.

(j) Includes Warrants to purchase 30 shares of KinderCare Common Stock which are immediately exercisable; options to purchase 4,800 shares of KinderCare Common Stock which are immediately exercisable and 22 shares of KinderCare Common Stock.

(k) Includes Warrants to purchase 194 shares of KinderCare Common Stock which are immediately exercisable; options to purchase 8,000 shares of KinderCare Common Stock which are immediately exercisable and 138 shares of KinderCare Common Stock.

(l) Includes options to purchase 4,800 shares of KinderCare Common Stock which are immediately exercisable and 143 shares of KinderCare Common Stock.

(m) Based upon filings with the Commission provided to the Company by the listed stockholders.

(n) Includes Warrants to purchase 863,015 shares of KinderCare Common Stock which are immediately exercisable; options to purchase 150,600 shares of KinderCare Common Stock which are immediately exercisable, and 10,013,599 shares of KinderCare Common Stock.

(o) Shares of KinderCare Common Stock shown as beneficially owned by KKR-KLC L.L.C. are deemed beneficially held by KCLC by virtue of the Voting Agreement. KKR-KLC L.L.C. is the sole general partner of KKR Associates
    (KLC) L.P. KKR Associates (KLC) L.P., a limited partnership, is the sole general partner of the Partnership and possesses sole voting power with respect to such shares regarding the matters covered by the Voting Agreement. KKR-KLC L.L.C. is a limited liability company the members of which are Messrs. Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Perry Golkin, Clifton S. Robbins, Scott M. Stuart and Edward A. Gilhuly. The managing members of KKR-KLC L.L.C. are Messrs. Kravis and Roberts. Each of the foregoing individuals may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR-KLC L.L.C. All such individuals disclaim beneficial ownership of any such shares. An affiliate of KKR-KLC L.L.C. may beneficially own at the Effective Time less than 1% of the outstanding KinderCare Common Stock.

                              REGULATORY APPROVALS

    The Merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. Certain aspects of the Merger will require notification to, and filings with, certain securities and other authorities in certain states, including jurisdictions where the Company currently operates.

ANTITRUST

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On November 6, 1996, the Company and KCLC filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On November 22, 1996, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. At any time before or after consummation of the Merger, notwithstanding that early termination of the waiting period under the HSR Act has been granted, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. At any time before or after the Effective Time, and notwithstanding that early termination of the waiting period under the HSR Act has been granted, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    Based on information available to them, the Company and KCLC believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, the Company and KCLC would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

OTHER

    The obligations of KCLC under the Merger Agreement are also subject to the receipt of all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated by the Merger.

                            KCLC AND THE PARTNERSHIP

    KCLC, a Delaware corporation and as of the date hereof a wholly owned subsidiary of the Partnership, was organized in connection with the Merger and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. The Partnership, whose principal assets consist of the shares of common stock of KCLC it owns, is a Delaware limited partnership, the general partner of which is KKR Associates (KLC) L.P., a Delaware limited partnership. The general partner of KKR Associates (KLC) L.P. is KKR-KLC L.L.C., a Delaware limited liability company. The members of KKR-KLC L.L.C. are Messrs. Kravis, Roberts, MacDonnell, Raether, Michelson, Greene, Tokarz, Golkin, Robbins, Stuart and Gilhuly. The managing members of KKR-KLC L.L.C. are Messrs. Kravis and Roberts. Mr. Nils P. Brous and Mr. Robbins are the directors of KCLC. Prior to the Effective Time, Mr. David Johnson and Messrs. Kravis and Roberts are also expected to become directors of KCLC. Mr. Brous is also a limited partner of KKR Associates (KLC) L.P. Mr. Johnson is the former President, Chief Executive Officer and Chairman of the Board of Red Lion Hotels, Inc. The officers of KCLC are: Mr. Robbins (President), Mr. Brous (Vice President and Chief Financial Officer) and Mr. Herald Y. Chen (Vice President and Secretary).

    KKR, an affiliate of KKR-KLC L.L.C., is expected to receive a fee from the Company upon consummation of the Merger and, from time to time in the future, KKR may receive customary fees for services rendered to KinderCare.

                        DISSENTING STOCKHOLDERS' RIGHTS

    In accordance with Section 262 of the DGCL (the "Delaware Dissent Provisions"), a stockholder of the Company may dissent from the Merger and obtain payment for the fair value of his or her shares of KinderCare Common Stock. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. The appraised value of shares of KinderCare Common Stock of a dissenting stockholder may differ from the consideration that a stockholder of the Company is entitled to receive in the Merger. The following is a summary of the Delaware Dissent Provisions, the full text of which is set forth as Annex IV to this Proxy Statement.

    Under the Delaware Dissent Provisions, a stockholder of the Company may dissent from the Merger by following the following procedures: (i) the dissenting stockholder must deliver to the Company, prior to the vote being taken on the Merger at the Annual Meeting, written notice of his or her intent to demand payment for his or her shares of KinderCare Common Stock if the Merger is effected (the "Notice Requirement"); and (ii) the dissenting stockholder must not vote in favor of the Merger (or submit a Proxy which results in a vote in favor of the Merger). A stockholder who does not satisfy these requirements waives his or her right to demand payment. For example, a stockholder who merely votes against the Merger without satisfying the Notice Requirement described in
(i) above is not entitled to demand payment for his or her shares of KinderCare Common Stock under the Delaware Dissent Provisions. However, a stockholder's mere failure to vote on the Merger will not constitute a waiver of his or her right to demand payment as long as he or she fulfills the Notice Requirement described in (i) above.

    In addition, if the Merger is approved by a vote of the stockholders of the Company, the Company must deliver written notice of such approval to each such dissenting stockholder (the "Written Dissenters' Notice"), which must be sent not later than 10 days after the Merger is effected, and the dissenting stockholder must make a demand for payment of the fair value of his or her shares of KinderCare Common Stock in accordance with the terms of the Written Dissenters' Notice, which demand must be received by the Company by a date to be specified by the Company in the Written Dissenters' Notice, which date shall be not fewer than 30 nor more than 60 days after the date on which the Written Dissenters' Notice is mailed.

    Within twenty (20) days after making a formal payment demand, each stockholder demanding payment shall submit the certificate or certificates representing his or her shares of KinderCare Common Stock to the Company for notation thereon by the Company that such demand has been made. The failure to submit his or her shares of KinderCare Common Stock for such notation shall, at the option of the Company, terminate the stockholder's rights under the Delaware Dissent Provisions unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

    A record stockholder may dissent as to fewer than all of the shares of KinderCare Common Stock registered in his or her name only if he or she dissents with respect to all shares of KinderCare Common Stock beneficially owned by any one person and notifies the Company of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares of KinderCare Common Stock to which he or she dissents and his or her other shares of KinderCare Common Stock were registered in the name of a different stockholder. Once a formal demand for payment is made, such demand cannot be withdrawn by the stockholder except with the consent of the Company.

    Upon the Effective Time, or upon receipt by the Company of a demand for payment, the Company must offer to pay each dissenting stockholder who has properly complied with the Delaware Dissent Provisions the amount estimated by the Company to be the fair value of the shares of KinderCare

Common Stock held by each such dissenting stockholder, plus accrued interest. Such offer must be accompanied by, among other information, the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, the latest available interim financial statements, if any, a statement of the Company's estimate of the fair value of the shares, and an explanation of how the interest was calculated. If, within thirty (30) days after the making of such offer of payment, any dissenting stockholder accepts the same, then such dissenting stockholder must surrender to the Company the certificate or certificates representing his or her shares of KinderCare Common Stock and such dissenting stockholder will cease to have any interest in the shares. If, however, a dissenting stockholder does not accept the Company's offer of payment, then such dissenting stockholder must, within thirty (30) days after the Company offered payment for his or her shares of KinderCare Common Stock, notify the Company in writing of his or her own estimate of the fair value of his or her shares of KinderCare Common Stock and amount of interest due, and demand payment of such estimate, or reject the Company's offer and demand the fair value of his or her shares of KinderCare Common Stock and interest due. If this demand by a dissenting stockholder remains unsettled for sixty (60) days, then the Company must commence a proceeding in the Circuit Court of Newcastle County, Delaware to determine the fair value of the shares of KinderCare Common Stock and accrued interest. If the Company does not commence this proceeding within the 60-day period, then the Company must pay each dissenting stockholder whose demand remains unsettled the amount demanded. The Company must make all dissenting stockholders whose demands remain unsettled parties to this proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The Company must pay each dissenting stockholder the amount found to be due after final determination of the proceedings. Upon payment of such judgment, the dissenting stockholder will cease to have any interest in the shares of KinderCare Common Stock.

    The costs and expenses of any such dissent proceeding will be determined by the court and will be assessed against the Company, but costs and expenses may be apportioned and assessed against all or some of the dissenting stockholders, in such amounts as the court deems equitable, to the extent the court finds such dissenting stockholders acted arbitrarily, vexatiously, or not in good faith in demanding payment after receiving an offer of payment from the Company. The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against the Company and in favor of any or all dissenting stockholders if the court finds that the Company did not substantially comply with the requirements of the Delaware Dissent Provisions, or (b) against either of the Company or a dissenting stockholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Delaware Dissent Provisions. If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to the other dissenting stockholders similarly situated, and that the fees for the services should not be assessed against the Company, the court may award such counsel reasonable fees to be paid out of the amounts awarded to dissenting stockholders who were benefitted.

    The foregoing is only a summary of the Delaware Dissent Provisions, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Annex IV to this Proxy Statement. Each stockholder of the Company is urged to carefully read the full text of the Delaware Dissent Provisions.

               INDEPENDENT PUBLIC ACCOUNTANTS AND LEGAL OPINIONS

FINANCIAL STATEMENTS

    The consolidated financial statements of the Company as of May 31, 1996, June 2, 1995 and June 3, 1994 and for each of the three years in the period ended May 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto and incorporated by reference herein.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

LEGAL OPINIONS

    The legality of KinderCare Common Stock being retained in the Merger is being passed on by Alston & Bird, Atlanta, Georgia.

    Wachtell, Lipton, Rosen & Katz, special counsel for the Company, has delivered an opinion concerning certain Federal income tax consequences of the Merger. See "THE MERGER--Federal Income Tax Consequences."

                                --PROPOSAL TWO--
                             ELECTION OF DIRECTORS

    The Company's Board of Directors has nominated Sandra W. Scarr, Ph.D., Thomas E. Bronson, M. Taylor Dawson, Jr., Jeffrey S. Halis, Malcolm T. Hopkins, Bruce A. Karsh, and Stephen A. Kaplan for election as directors to hold office until the 1997 Annual Meeting of Stockholders of the Company or until their successors shall have been elected or appointed (as the case may be) and qualified. However, if the Merger Proposal is approved and adopted by the KinderCare stockholders and the Merger is consummated, the directors of KinderCare immediately after the Effective Time would be Dr. Sandra Scarr, the then current directors of KCLC and, assuming certain conditions set forth in the Voting Agreement are met, Mr. Stephen A. Kaplan. Thereafter, the Board of Directors will be subject to change from time to time.

    It is believed that all seven of the nominees will be available and able to serve as directors until the earlier of the 1997 Annual Meeting of Stockholders of the Company or the Effective Time. It is anticipated that directors and officers of the Company who are stockholders of the Company will grant authority to vote for the election of all the nominees.

    During the fiscal year ended May 31, 1996 (the "1996 fiscal year"), the Board of Directors consisted of nine directors. Geraldine Laybourne, Mark Dickstein, and Ken Miller resigned from the Board of Directors on January 5, 1996, February 9, 1996 and February 12, 1996, respectively. The Board of Directors elected Stephen A. Kaplan to fill one of the vacancies on January 31, 1996, and subsequently reduced the size of the Board of Directors to seven directors. Directors hold office until the Annual Meeting of Stockholders of the Company in the year in which their term expires, or until their successors have been duly elected or appointed (as the case may be) and qualified.

    The Board of Directors recommends a vote FOR the seven nominees for election as directors. The affirmative vote of the holders of a majority of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

CERTAIN INFORMATION CONCERNING NOMINEES AND EXECUTIVE OFFICERS

    BOARD OF DIRECTORS. The following table sets forth the names of the nominees, their ages, the year in which each was first elected a director, their positions with the Company, their principal occupations and employers for at least the last five years and any other directorships held by them in companies that are subject to the reporting requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. For information concerning membership on committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

         MEMBERS OF BOARD OF DIRECTORS NOMINATED TO CONTINUE IN OFFICE

                                                                       POSITION WITH COMPANY, PRINCIPAL
                                                                     OCCUPATION DURING AT LEAST THE LAST
NAME AND YEAR FIRST ELECTED DIRECTOR         AGE                     FIVE YEARS, AND OTHER DIRECTORSHIPS
---------------------------------------      ---      ------------------------------------------------------------------

Sandra W. Scarr, Ph.D. (1990)                    60   Dr. Scarr was elected Chief Executive Officer on June 16, 1995.
                                                      She was elected a Director in June 1990 and Chairman of the Board of Directors in July 1994. She was a Commonwealth Professor,
                                                      Department of Psychology of the University of Virginia, from
                                                      September 1983 until joining the Company. Dr. Scarr is a past
                                                      President of the Society for Research in Child Development, a past
                                                      President of the Behavior Genetics Association, a Director of the
                                                      American Psychological Society and a Fellow of the American
                                                      Association for the Advancement of Science. During 1996-1997 she
                                                      is serving as President of the American Psychological Society. She
                                                      is also an elected member of the American Academy of Arts and
                                                      Sciences and the author of numerous books and journal articles on child development.

Thomas E. Bronson (1992)                         60   Mr. Bronson was elected a Director in March 1992. Mr. Bronson is currently Chairman of the Board of Directors of Independent
                                                      Aggregates in Inglis, Florida and Chairman of the Board of
                                                      Directors of Meridian Aggregates in Denver, Colorado. He has held these positions since 1990 and 1991, respectively. From 1986 through 1989, Mr. Bronson served as President, Chief Executive
                                                      Officer, and Chairman of the Board of Directors of Ideal Basic
                                                      Industries, Inc., a cement manufacturing company.

M. Taylor Dawson, Jr. (1989)                     67   Mr. Dawson was elected a Director in March 1989. Mr. Dawson has been the President of Andrew and Dawson, Inc., a regional general contractor engaged in commercial and industrial construction, for more than five years. He is a Director of First Alabama Bank of
                                                      Montgomery. He is also a past Chairman of the Board of the Alabama
                                                      Shakespeare Festival, and a past Chairman of the Advisory Board of
                                                      Auburn University at Montgomery.

Jeffrey S. Halis (1993)                          41   Mr. Halis became a Director on March 31, 1993. He is a General
                                                      Partner of Tyndall Partners, L.P. and Madison Avenue Partners,
                                                      L.P., which he founded in 1991 and which invest in securities.
                                                      From 1986 to 1990, Mr. Halis was employed by Gollust, Tierney &
                                                      Oliver, leaving as an Executive Vice President where his primary responsibility was the management of Sabre Associates, L.P., an investment partnership, and its affiliates.

                                                                       POSITION WITH COMPANY, PRINCIPAL
                                                                     OCCUPATION DURING AT LEAST THE LAST
NAME AND YEAR FIRST ELECTED DIRECTOR         AGE                     FIVE YEARS, AND OTHER DIRECTORSHIPS
---------------------------------------      ---      ------------------------------------------------------------------
Malcolm T. Hopkins (1990)                        68   During the 1996 fiscal year, Mr. Hopkins was elected Lead
                                                      Director. As Lead Director, Mr. Hopkins presides at Board meetings in the absence of the Chairman. Mr. Hopkins first became a
                                                      Director in June 1990. He has been a private investor since retiring in October 1984 as Vice Chairman and Chief Financial
                                                      Officer and a member of the Board of Directors of the former St.
                                                      Regis Corporation. Mr. Hopkins is a Director of The Columbia Gas
                                                      System, Inc., a natural gas production, transmission and
                                                      distribution company, MAPCO, Inc., an energy and energy-related products company, Metropolitan Series Fund, Inc. and State Street
                                                      Research Portfolios, Inc., investment funds of The Metropolitan
                                                      Life Insurance Company, U.S. Home Corporation, a residential home construction company, EMCOR Group, Inc., a mechanical/electrical contractor, and Phar-Mor, Inc., a retail drug store chain.

Stephen A. Kaplan (1996)                         38   Mr. Kaplan became a Director in January of 1996. He has been a
                                                      Principal of Oaktree since 1995. Oaktree provides investment management credit services pursuant to a sub-advisory agreement with TCW Asset Management Company, the general partner of TCW
                                                      Special Credits Fund V-The Principal Fund. Mr. Kaplan was a
                                                      Managing Director of Trust Company of the West from 1993 to 1995.
                                                      Prior thereto, Mr. Kaplan was a partner with the law firm of
                                                      Gibson, Dunn & Crutcher. Mr. Kaplan is a member of the Board of
                                                      Directors of Chief Auto Parts, Inc., Vision Hardware Group, Inc.,
                                                      Stratagene Holding Corporation, and Decorative Home Accents, Inc.

Bruce A. Karsh (1993)                            41   Mr. Karsh became a Director on March 31, 1993. He is the President and a Principal of Oaktree which he co-founded in April 1995.
                                                      Previously, Mr. Karsh was a Managing Director of Trust Company of
                                                      the West and TCW Asset Management Company, both wholly owned subsidiaries of the TCW Group, Inc., which he joined in 1987. He has also been a general partner of TCW Special Credits since
                                                      September 1988. Oaktree provides investment management services pursuant to a sub-advisory agreement with TCW Asset Management
                                                      Company, the general partner of TCW Special Credits Fund V-The
                                                      Principal Fund. Mr. Karsh presently serves on the Board of
                                                      Directors of Littelfuse, Inc., a manufacturer of fuses for electronic products and automobiles, and of Furniture Brands
                                                      International, the parent company of the Broyhill, Lane and
                                                      Thomasville furniture companies.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    BOARD OF DIRECTORS. The business and affairs of the Company are under the general management of the Board of Directors as provided by the laws of Delaware and the Amended and Restated Bylaws of the Company. The Company has standing Executive, Audit, Compensation, and Stock Option (a sub-committee of the Compensation Committee) Committees. The Board of Directors met 12 times during the 1996 fiscal year (including six regular meetings and six special meetings). Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors and Board committees.

    EXECUTIVE COMMITTEE. The members of the Executive Committee are Sandra W. Scarr, Ph.D. and Bruce A. Karsh. The Executive Committee exercises the authority of the Board of Directors, to the extent permitted by law, in the management of the business of the Company between meetings of the Board of Directors. The Executive Committee held three meetings during the 1996 fiscal year.

    AUDIT COMMITTEE. The members of the Audit Committee are Malcolm T. Hopkins, Thomas E. Bronson, M. Taylor Dawson, Jr., and Jeffrey S. Halis. The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the independence of the auditors, approves the scope of the annual audit activities of the independent auditors, approves the rendering of any material non-audit services, approves the audit fees payable to the independent auditors, reviews audit results and reviews the expense accounts of the Company officers. The Audit Committee held two meetings during the 1996 fiscal year.

    COMPENSATION COMMITTEE. The members of the Compensation Committee are Thomas E. Bronson, Bruce A. Karsh, Sandra W. Scarr, Ph.D., Stephen A. Kaplan, and Malcolm T. Hopkins. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors related to salaries, wages, bonuses, stock options, and other benefits for the officers of the Company. The Compensation Committee held three meetings during the 1996 fiscal year.

    STOCK OPTION COMMITTEE (A SUB-COMMITTEE OF THE COMPENSATION COMMITTEE). The members of the Stock Option Committee are Bruce A. Karsh and Stephen A. Kaplan. The Stock Option Committee administers the Company's 1993 Stock Option Plan and the Company's Director Stock Option Plan. The Stock Option Committee held no meetings and conducted all business via unanimous written consent in lieu of a meeting during the 1996 fiscal year.

COMPENSATION OF DIRECTORS

    During the 1996 fiscal year non-employee directors received, as direct compensation for their services as directors, $12,000 in annual base compensation, $2,500 per regular or special directors' meeting attended in person, $1,000 per regular or special directors' meeting attended via conference call, $1,000 for serving as a committee chairman, $1,000 per committee meeting attended in person, $500 per committee meeting attended via conference call, and $2,000 to serve as Lead Director. Directors who are employees of the Company were not paid any additional compensation for their services as directors. For the 1996 fiscal year, the following amounts were paid to the following non-employee directors of the Company: Dr. Scarr (prior to becoming Chief Executive Officer in June of 1995): $19,000; Mr. Bronson: $48,000; Mr. Dawson:
$42,000; Mr. Halis: $35,500; Mr. Hopkins: $60,000; Mr. Karsh: $42,500 (these fees were paid to TCW Special Credits and/or TCW Asset Management Company); and Mr. Kaplan: $20,500 (these fees paid to TCW Asset Management Company). All directors were reimbursed for travel and other expenses incurred in connection with the performance of these duties.

                               --PROPOSAL THREE--
                     RATIFICATION OF SELECTION OF AUDITORS

    The Company's Board of Directors has selected KPMG Peat Marwick LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending May 30, 1997. KPMG Peat Marwick LLP has no financial interest, direct or indirect, in the Company, and they do not have any connection with the Company except in their professional capacity as independent auditors and professional advisors. The ratification by the stockholders of the selection of KPMG Peat Marwick LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless, submitting this selection to the stockholders. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending May 30, 1997.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended May 31, 1996. The Board of Directors recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending May 30, 1997. Ratification of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present.

                  OTHER INFORMATION AND STOCKHOLDER PROPOSALS

    Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

    If the Merger is not consummated, stockholder proposals intended to be presented at the fiscal 1997 Annual Meeting of Stockholders must have been received by the Company not later than September 9, 1997 for inclusion in the proxy materials for such meeting.

                                                                       ANNEX I-A
                                                                  CONFORMED COPY

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                             KCLC ACQUISITION CORP.
                                      AND
                       KINDERCARE LEARNING CENTERS, INC.
                          DATED AS OF OCTOBER 3, 1996

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
                                                       ARTICLE 1.

THE MERGER.................................................................................................           1
        SECTION 1.1           The Merger...................................................................           1
        SECTION 1.2           Closing......................................................................           1
        SECTION 1.3           Effective Time...............................................................           2
        SECTION 1.4           Effects of the Merger........................................................           2
        SECTION 1.5           Certificate of Incorporation; By-Laws........................................           2
        SECTION 1.6           Directors and Officers.......................................................           2

                                                       ARTICLE 2.

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
  THE CONSTITUENT CORPORATIONS.............................................................................           2
        SECTION 2.1           Effect on Capital Stock......................................................           2
        SECTION 2.2           Dissenting Shares and Section 262 Shares.....................................           3
        SECTION 2.3           Company Common Stock Elections...............................................           3
        SECTION 2.4           Proration....................................................................           4
        SECTION 2.5           Treatment of Options and Other Employee Equity Rights........................           5
        SECTION 2.6           Treatment of Warrants........................................................           5
        SECTION 2.7           Surrender of Shares and Warrants; Transfer Books.............................           6
        SECTION 2.8           The Debt Offer...............................................................           8

                                                       ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................           9
        SECTION 3.1           Organization and Qualification; Subsidiaries.................................           9
        SECTION 3.2           Certificate of Incorporation and By-Laws.....................................          10
        SECTION 3.3           Capitalization...............................................................          10
        SECTION 3.4           Authority Relative to This Agreement.........................................          11
        SECTION 3.5           No Conflict; Required Filings and Consents...................................          11
        SECTION 3.6           Compliance...................................................................          12
        SECTION 3.7           SEC Filings; Financial Statements............................................          12
        SECTION 3.8           Absence of Certain Changes or Events.........................................          13
        SECTION 3.9           Absence of Litigation........................................................          13
        SECTION 3.10          Properties...................................................................          13
        SECTION 3.11          Employee Benefit Plans.......................................................          14
        SECTION 3.12          Tax Matters..................................................................          15
        SECTION 3.13          Environmental Laws...........................................................          16
        SECTION 3.14          Offer Documents; Proxy Statement.............................................          17
        SECTION 3.15          Brokers......................................................................          18
        SECTION 3.16          Opinion of Financial Advisor.................................................          18
        SECTION 3.17          Labor Matters................................................................          18
        SECTION 3.18          Board Recommendation.........................................................          18
        SECTION 3.19          Tradenames...................................................................          18

                                      ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF NEWCO...............................................          19
        SECTION 4.1      Corporate Organization.......................................          19
        SECTION 4.2      Authority Relative to This Agreement.........................          19
        SECTION 4.3      No Conflict; Required Filings and Consents...................          19
        SECTION 4.4      Offer Documents; Proxy Statement.............................          20
        SECTION 4.5      Brokers......................................................          20
        SECTION 4.6      Financing....................................................          20

                                      ARTICLE 5.

CONDUCT OF BUSINESS PENDING THE MERGER................................................          20
        SECTION 5.1      Conduct of Business of the Company Pending the Merger........          20

                                      ARTICLE 6.

ADDITIONAL AGREEMENTS.................................................................          22
        SECTION 6.1      Stockholders Meeting.........................................          22
        SECTION 6.2      Proxy Statement..............................................          22
        SECTION 6.3      Access to Information; Confidentiality.......................          23
        SECTION 6.4      Third Parties................................................          23
        SECTION 6.5      Employee Benefits Matters....................................          23
        SECTION 6.6      Directors' and Officers' Indemnification and Insurance.......          23
        SECTION 6.7      Notification of Certain Matters..............................          24
        SECTION 6.8      Further Action; Best Efforts.................................          24
        SECTION 6.9      Public Announcements.........................................          26
        SECTION 6.10     Disposition of Litigation....................................          26
        SECTION 6.11     Affiliates...................................................          26
        SECTION 6.12     Resignation of Directors.....................................          26
        SECTION 6.13     Stop Transfer Order..........................................          26

                                      ARTICLE 7.

CONDITIONS OF MERGER..................................................................          26
        SECTION 7.1      Conditions to Obligation of Each Party to Effect the
                         Merger.......................................................          26
        SECTION 7.2      Conditions to Obligation of Newco............................          27
        SECTION 7.3      Conditions to Obligation of the Company......................          28

                                      ARTICLE 8.

TERMINATION, AMENDMENT AND WAIVER.....................................................          28
        SECTION 8.1      Termination..................................................          28
        SECTION 8.2      Effect of Termination........................................          29
        SECTION 8.3      Fees and Expenses............................................          29
        SECTION 8.4      Amendment....................................................          29
        SECTION 8.5      Waiver.......................................................          29

                                      ARTICLE 9.

GENERAL PROVISIONS....................................................................          29
        SECTION 9.1      Non-Survival of Representations, Warranties and Agreements...          29
        SECTION 9.2      Notices......................................................          29
        SECTION 9.3      Certain Definitions..........................................          30
        SECTION 9.4      Severability.................................................          31
        SECTION 9.5      Entire Agreement; Assignment.................................          31
        SECTION 9.6      Parties in Interest..........................................          32
        SECTION 9.7      Governing Law................................................          32
        SECTION 9.8      Headings.....................................................          32
        SECTION 9.9      Counterparts.................................................          32

Annex A--Affiliate Letter
Exhibit A--Certificate of Incorporation of the Company after the Merger

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 3, 1996 (the "AGREEMENT"), between KCLC Acquisition Corp., a Delaware corporation ("NEWCO"), and KinderCare Learning Centers, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of the Company and Newco have determined that the merger of Newco with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $.01 per share (the "COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms hereof, common stock, par value $.01 per share, of the Company or (B) the right to receive cash, other than (a) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 9.3) of the Company or by Newco or any subsidiary of Newco and (b) Dissenting Shares (as defined in Section 2.2);

    WHEREAS, the Merger and this Agreement require the vote of a majority of the shares of the Company Common Stock for the approval thereof (the "COMPANY STOCKHOLDER APPROVAL");

    WHEREAS, Newco is a newly formed corporation organized at the direction of Kohlberg Kravis Roberts & Co. L.P.;

    WHEREAS, as a condition to Newco's willingness to enter into this Agreement and consummate the transactions contemplated hereby, Newco has required that the Stockholder and the Funds (each as defined in the Voting Agreement (as defined herein)) agree, among other things, to vote shares of Company Common Stock beneficially owned by them in accordance with the Voting Agreement (including without limitation shares of Company Common Stock issued upon conversion of warrants of the Company beneficially owned by the Stockholder) and comply with the other provisions of such Voting Agreement; and in order to induce Newco to enter into this Agreement, the Stockholder and the Funds have executed and delivered the Voting Agreement, dated as of the date hereof, between Newco, on the one hand, and the Stockholder and the Funds, on the other hand (the "VOTING AGREEMENT");

    WHEREAS, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.3), Newco shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Newco shall cease and the Company shall survive the Merger.

    SECTION 1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Article 7, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article 7 (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.3 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article 7, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "EFFECTIVE TIME").

    SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Newco shall vest in the Company following the Merger, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Company following the Merger.

    SECTION 1.5 CERTIFICATE OF INCORPORATION; BY-LAWS. (a) At the Effective Time and without any further action on the part of the Company and Newco, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the DGCL, it shall be the certificate of incorporation of the Company following the Merger.

    (b) At the Effective Time and without any further action on the part of the Company and Newco, the by-laws of Newco shall be the by-laws of the Company following the Merger and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Company following the Merger and as provided under the DGCL.

    SECTION 1.6 DIRECTORS AND OFFICERS. Subject to Section 6.12, the directors of Newco immediately prior to the Effective Time shall be the initial directors of the Company following the Merger, each to hold office in accordance with the certificate of incorporation and by-laws of the Company following the Merger, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Company following the Merger, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                                   ARTICLE 2.
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

    SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Newco or any holder of any shares of Company Common Stock or any shares of capital stock of
Newco:

        (a) COMMON STOCK OF NEWCO. Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of the common stock, par value $.01 per share, of the Company following the Merger equal to the quotient of (i) 7,345,679 divided by (ii) the number of shares of common stock of Newco outstanding immediately prior to the Effective Time.

        (b) CANCELLATION OF TREASURY STOCK AND NEWCO-OWNED COMPANY COMMON STOCK. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Newco or any subsidiary of Newco shall automatically be cancelled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

        (c) CONVERSION (OR RETENTION) OF COMPANY COMMON STOCK. Except as otherwise provided herein and subject to Section 2.4, each issued and outstanding share of Company Common Stock (other than any such shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2)) shall be converted into the following (the "MERGER CONSIDERATION"):

           (i) for each such share of Company Common Stock with respect to which an election to retain Company Common Stock has been effectively made and not revoked or lost, pursuant to Sections 2.3(c), (d) and (e) ("ELECTING SHARES"), the right to retain one fully paid and nonassessable share of Company Common Stock (a "NON-CASH ELECTION SHARE"); and

           (ii) for each such share of Company Common Stock (other than Electing Shares), the right to receive in cash from the Company following the Merger an amount equal to $20.25 (the "CASH ELECTION PRICE").

        (d) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all shares of Company Common Stock (other than shares referred to in Section 2.1(b) and 2.1(c)(i)) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive cash, including cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.7.

    SECTION 2.2 DISSENTING SHARES AND SECTION 262 SHARES. (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; PROVIDED, HOWEVER, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.1 of this Agreement, without any interest thereon.

    (b) The Company shall give Newco (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Newco, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

    SECTION 2.3 COMPANY COMMON STOCK ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (a "NON-CASH ELECTION") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis hereinafter set forth.

    (b) Prior to the mailing of the Proxy Statement (as defined in Section 3.14), Newco shall appoint a bank or trust company to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration.

    (c) Newco shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "FORM OF ELECTION"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as defined in Section 6.1), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to retain Non-Cash Election Shares for any or all shares of Company Common Stock held, subject to the provisions of Section 2.4 hereof, by such holder. The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "ELECTION DATE") next preceding the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five NASDAQ trading days after the date of execution of such guarantee of delivery).

    (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m, New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Newco and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

    (e) The determination of the Exchange Agent shall be binding whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this Section 2.3 with respect to shares of Company Common Stock and when elections and revocations were received by it. If the Exchange Agent determines that any election to retain Non-Cash Election Shares was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time, and such shares shall be exchanged in the Merger for cash pursuant to Section 2.1(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.4, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Newco and the Company, make such rules as are consistent with this
Section 2.3 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

    SECTION 2.4  PRORATION.

    (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Company Common Stock to be converted into the right to retain Company Common Stock at the Effective Time (the "NON-CASH ELECTION NUMBER") shall be equal to 1,296,296 (excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)).

    (b) If the number of Electing Shares exceeds the Non-Cash Election Number, then each Electing Share shall be converted into the right to retain Non-Cash Election Shares or receive cash in accordance with the terms of Section 2.1(c) in the following manner:

        (i) A proration factor (the "NON-CASH PRORATION FACTOR") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

        (ii) The number of Electing Shares covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election.

        (iii) All Electing Shares, other than those shares converted into the right to receive Non-Cash Election Shares in accordance with Section 2.4(b)(ii), shall be converted into cash (on a consistent basis among stockholders who made the election referred to in Section 2.1(c)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 2.1(c)(ii).

    (c) If the number of Electing Shares is less than the Non-Cash Election Number, then:

        (i) all Electing Shares shall be converted into the right to retain Company Common Stock in accordance with the terms of Section 2.1(c)(i);

        (ii) additional shares of Company Common Stock other than Electing Shares and Dissenting Shares shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of 2.1(c) in the following manner:

           (1) a proration factor (the "CASH PRORATION FACTOR") shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by (y) the total number of shares of Company Common Stock other than Electing Shares and Dissenting Shares; and

           (2) the number of shares of Company Common Stock in addition to Electing Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of shares other than Electing Shares and Dissenting Shares; and

        (iii) subject to Section 2.2, shares of Company Common Stock subject to clause (ii) of this paragraph (c) shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 2.1(c)(i) (on a consistent basis among shareholders who held shares of Company Common Stock as to which they did not make the election referred to in Section 2.1(c)(i), pro rata to the number of shares as to which they did not make such election).

    SECTION 2.5 TREATMENT OF OPTIONS AND OTHER EMPLOYEE EQUITY RIGHTS. (a) Immediately prior to the Effective Time, each outstanding stock option held by any current or former employee or director (an "OPTION") granted under the 1993 Stock Option and Incentive Plan, the 1993 Director Stock Option Plan or otherwise (the "STOCK PLANS"), whether or not then exercisable, shall be cancelled by the Company, and except as otherwise agreed by the Company, Newco and the holder, the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company following the Merger in consideration for such cancellation an amount in cash equal to the product of
(a) the number of shares of Company Common Stock previously subject to such Option and (b) the excess, if any, of the cash Merger Consideration per share over the exercise price per share previously subject to such Option, reduced by the amount of any withholding or other taxes required by law to be withheld.

    (b) Effective as of the Effective Time, the Company shall use its reasonable best efforts to take all such action as is necessary prior to the Effective Time to terminate all Stock Plans so that on and after the Effective Time no current or former employee or director shall have any Option to purchase shares of Company Common Stock or any other equity interest in the Company under any Stock Plan. The

Company shall use its reasonable best efforts to obtain any consents necessary to release the Company from any liability in respect of any Option.

    SECTION 2.6 TREATMENT OF WARRANTS. At the Effective Time, pursuant to the Warrant Agreement (as defined in Section 3.3) and without any action on the part of Newco, the Company or the holders of any of the Warrants (as defined in Section 3.3), each Warrant issued and outstanding immediately prior to the Effective Time shall be cancelled, extinguished and converted into the right to receive the amount of cash determined in accordance with Section 12(d) of the Warrant Agreement (the "WARRANT CONSIDERATION") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Warrant in the manner provided in Section 2.7, less any required withholding taxes.

    SECTION 2.7 SURRENDER OF SHARES AND WARRANTS; TRANSFER BOOKS. (a) EXCHANGE AGENT. As soon as reasonably practicable as of or after the Effective Time, the Company shall deposit with the Exchange Agent, (i) for the benefit of the holders of shares of Company Common Stock, the cash portion of Merger Consideration and (ii) for the benefit of the holders of the Warrants, the Warrant Consideration, each for exchange in accordance with this Article 2. Such funds shall be invested by the Exchange Agent as directed by the Company, PROVIDED that such investments shall be (i) securities issued or directly and fully guaranteed or insured by the United Stated government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of investment,
(A) capital and surplus exceeding $250 million and (B) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Rating Group Division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc. or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investments, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's Rating Group Division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease to publish ratings of investments and in each case maturing within six months after the date of acquisition and (v) money market mutual or similar funds having assets in excess of $1 billion. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Company.

    (b) EXCHANGE PROCEDURES FOR SHARES OF COMPANY COMMON STOCK. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Company Common Stock, if any, to be retained by the holder thereof pursuant to this Agreement and the amount of cash, if any, into which the number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock which have been converted, in whole or in part, pursuant to this Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash and, if appropriate, certificates for retained Company Common Stock. If any certificate for such retained Company Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such retained Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.7(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of retained Company Common Stock.

    (c) EXCHANGE PROCEDURES FOR WARRANTS. As soon as practicable after the Effective Time, the Company shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates, which immediately prior to the Effective Time represented Warrants (the "CERTIFICATES"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Warrant Consideration therefor. The Exchange Agent shall accept the Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Certificates representing Warrants, and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of Warrant Consideration therefor. Until surrendered as contemplated by this Section 2.7(c), each Certificate for Warrants shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Warrant Consideration as contemplated by Section 2.6. No interest will be paid or will accrue on any cash payable as Warrant Consideration.

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to retained Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of retained Company Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.7(f) until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of retained Company Common Stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 2.7(f)) as practicable, the amount of any cash payable in lieu of a fractional share of retained Company Common Stock to which such holder is entitled pursuant to Section 2.7(f) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of retained Company Common Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of retained Company Common Stock.

    (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK EXCHANGED FOR CASH. All cash paid upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.7(f)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such certificates.

    (f) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of retained Company Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Company after the Merger; and

    (ii) Notwithstanding any other provision of this Agreement, each record holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of retained Company Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "EXCESS SHARES") of retained Company Common Stock representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.

    (g) TERMINATION OF EXCHANGE FUND. Any portion of the Merger Consideration or Warrant Consideration deposited with the Exchange Agent pursuant to this Section
2.7 (the "EXCHANGE FUND") which remains undistributed to the holders of the certificates representing shares of Company Common Stock or Warrants for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of shares of Company Common Stock or Warrants prior to the Merger who have not theretofore complied with this Article 2 shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any, retained Company Common Stock, if any, any cash in lieu of fractional shares of retained Company Common Stock, any dividends or distributions with respect to retained Company Common Stock or Warrant Consideration, as applicable, to which such holders may be entitled.

    (h) NO LIABILITY. None of Newco, the Company nor the Exchange Agent shall be liable to any person in respect of any shares of retained Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock or Warrants shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash, if any, any cash in lieu of fractional shares of retained Company Common Stock, any dividends or distributions with respect to retained Company Common Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.5(b)), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

    SECTION 2.8 THE DEBT OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, the Company shall, as soon as reasonably practicable following execution of this Agreement (but in no event later than fifteen calendar days after the public announcement of the execution of this Agreement), commence an offer to purchase all of the outstanding aggregate principal amount of the Company's 10 3/8% Senior Notes due 2001 (hereinafter referred to as the "NOTES") on the terms set forth in Section 2.8 of the disclosure schedule between Newco and the Company dated the date hereof (the "DISCLOSURE SCHEDULE") and such other customary terms and conditions as are reasonably acceptable to Newco (the "DEBT OFFER"). The Company shall waive any of the conditions to the Debt Offer and make any other changes in the terms and conditions of the Debt Offer as reasonably requested by Newco, and the Company shall not, without Newco's prior consent, waive any material condition to the Debt Offer, make any changes to the terms and conditions of the Debt Offer set forth on Section 2.8 of the Disclosure Schedule or make any other material changes in the terms and conditions of the Debt Offer. Notwithstanding the immediately preceding sentence, Newco shall not request that the Company make any change to the terms and conditions of the Debt Offer which decreases the price per Note payable in the Debt Offer, changes the form of consideration payable in the Debt Offer (other than by adding consideration) or imposes conditions to the Debt Offer in addition to those set forth in Section 2.8 of the Disclosure Schedule which are materially adverse to holders of the Notes (it being agreed that a request by Newco that the Company waive any condition in whole or in part at any time and from time to time in its sole discretion shall not be deemed to be materially adverse to any holder of Notes), unless such change was previously approved by the Company in writing. The Company covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the conditions to the Debt Offer, it will accept for payment and pay for Notes as soon as the condition set forth in Section 7.2(h) of this Agreement is satisfied and it is permitted to do so under applicable law, PROVIDED that the Company shall coordinate the timing of any such purchase with Newco in order to obtain the greatest participation in the Debt Offer.

    (b) Promptly following the date of this Agreement, Newco and the Company shall prepare an offer to purchase the Notes (or portions thereof) and forms of the related letter of transmittal (the "LETTER OF TRANSMITTAL") (collectively, the "OFFER TO PURCHASE") and summary advertisement, as well as all other information and exhibits (collectively, the "OFFER DOCUMENTS"). Newco and the Company will cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of Notes in connection with the Debt Offer shall be subject to the prior review, comment and reasonable approval of Newco. The Company will use its best efforts to cause the Offer Documents to be mailed to the holders of the Notes as promptly as practicable following execution of this Agreement (but in no event later than fifteen calendar days after the public announcement of the execution of this Agreement). The Company agrees promptly to correct any information in the Offer Documents that shall be or have become false or misleading in any material respect.

    (c) In connection with the Debt Offer, if requested by Newco, the Company shall promptly furnish Newco with security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the beneficial owners and/or record holders of Notes, each as of a recent date, and shall promptly furnish Newco with such additional information (including but not limited to updated lists of Noteholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Newco or its agents may reasonably require in communicating the Debt Offer to the record and beneficial holders of Notes.

                                   ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Newco that, except as set forth on the Disclosure Schedule, but, with respect to any specific representation and warranty, only to the extent that it would be reasonably apparent that a reference on the Disclosure Schedule relates to such representation and warranty:

    SECTION 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

    SECTION 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Newco a complete and correct copy of the certificate of incorporation and the by-laws of the Company as currently in effect. Such certificate of incorporation and by-laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or by-laws.

    SECTION 3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $.01 par value per share (the "PREFERRED STOCK"). As of October 1, 1996, (i) 19,146,211 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 0 shares of Company Common Stock were held in the treasury of the Company, (iii) an aggregate of 2,620,282 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options and (iv) an aggregate of 3,695,317 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants (the "WARRANTS") issued pursuant to the Warrant Agreement, dated March 31, 1993, between the Company and The First National Bank of Boston (the "WARRANT AGREEMENT"). As of the date hereof, no shares of Preferred Stock are issued and outstanding. Since October 1, 1996, the Company has not issued or reserved for issuance (a) any shares of capital stock or other voting securities of the Company or any of its subsidiaries, except as a result of the exercise of Options or Warrants outstanding at October 1, 1996 or (b) any Options or Warrants, except as described in this Section 3.3. Other than Options or Warrants outstanding as of the date hereof, the Company has issued or reserved for issuance (a) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its subsidiaries and (b) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (collectively, with the Options and the Warrants, "COMPANY SECURITIES"). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except for the Equity Registration Rights Agreement dated March 31, 1993, among the Company, Dickstein & Co., L.P., Dickstein International Limited, TCW Special Credit Funds, Cargill Financial Services Corporation, Lodestar Management Incorporated and Lodestar Associates, L.P (together with Lodestar Management Incorporated, "LODESTAR") and the Warrant Registration Rights Agreement dated March 31, 1993, between the Company and Lodestar, there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. The Company has delivered to Newco prior to the date hereof a true and complete list of the subsidiaries and associated entities of the Company which evidences, among other things, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or associated entities. Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except as set forth on Section 3.3 of the Disclosure Schedule. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole. As of the date hereof, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries is (i) $70 million in aggregate principal amount of

Notes issued pursuant to the Indenture between the Company and AmSouth Bank, N.A., as Trustee, dated as of June 2, 1994 (the "INDENTURE"), (ii) $48,500,000 in aggregate principal amount issued under, the Credit Agreement, dated June 2, 1994 (the "CREDIT AGREEMENT"), by and among the Company, the lenders listed therein, The Toronto-Dominion Bank, as facing bank, and Toronto Dominion (Texas), Inc., as agent, (iii) $7,437,000 aggregate principal amount issued under a loan agreement, dated June 2, 1994 (the "LOAN AGREEMENT") between the Company and SouthTrust Bank of Alabama, N.A., (iv) $33,025,000 aggregate principal amount outstanding under industrial revenue bonds which are secured by a like amount of letters of credit issued under to the Credit Agreement, (v) $5,350,000 in aggregate principal amount of industrial revenue bonds secured by real property and (vi) $64,000 aggregate principal amount issued under a bank overdraft line, dated August 29, 1995, between the Company and NationsBank of Georgia N.A. The loans and other extensions of credit under the Credit Agreement and the Loan Agreement are each prepayable in full in accordance with their respective terms.

    SECTION 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares if and to the extent required by the DGCL, and the filing of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Newco, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby (including but not limited to the Debt Offer and the Merger) so as to render inapplicable hereto and thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). The Board of Directors of the Company has approved the Voting Agreement and the transactions contemplated thereby so as to render inapplicable thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of a majority of the outstanding shares of Company Common Stock.

    SECTION 3.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by the Company do not and will not:
(i) conflict with or violate the certificate of incorporation or by-laws of the Company or the equivalent organizational documents of any of its Significant Subsidiaries; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except (A) in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (iii), other than as set forth on
Section 3.5(a) of the Disclosure Schedule and except that the consummation of the Merger may result in conflicts, violations, breaches or defaults under the Indenture, the Credit Agreement and the Loan Agreement.

    (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority, official or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), except for (i) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain could not reasonably be expected to (x) prevent or materially delay consummation of the Debt Offer or the Merger or (y) have a Material Adverse Effect.

    SECTION 3.6 COMPLIANCE. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.7 SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since March 31, 1993 (collectively, the "SEC REPORTS"), each of which has complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. The Company has heretofore delivered or promptly will deliver to Newco, in the form filed with the SEC (including any amendments thereto), (i) its (and, to the extent applicable, its subsidiaries') Annual Reports on Form 10-K for each of the three fiscal years ended June 3, 1994, June 2, 1995 and May 31, 1996 (as amended by the Form 10-K/A filed with the SEC on September 30,
1996), (ii) all definitive proxy statements relating to the Company's (and such subsidiaries') meetings of stockholders (whether annual or special) held since March 31, 1993 and (iii) all other SEC Reports. No SEC Report contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Newco prior to the date hereof), none of the SEC Reports filed prior to the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in its Annual Reports on Form 10-K for each of the three fiscal years ended June 3, 1994, June 2, 1995 and May 31, 1996, which have previously been furnished to Newco, complies as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

    (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at May 31, 1996, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, except for liabilities or obligations incurred in the ordinary course of business since May 31, 1996.

    SECTION 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since May 31, 1996, except as contemplated by this Agreement, disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement or disclosed in Section
3.8 of the Disclosure Schedule, the Company and its subsidiaries have conducted their businesses only in the ordinary course and, since such date, there has not been (i) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) any action which, if it had been taken after the date hereof, would have required the consent of Newco under Section 5.1 hereof or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

    SECTION 3.9 ABSENCE OF LITIGATION. Except as disclosed with reasonable specificity in the SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any Governmental Entity, that (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which, insofar as can be reasonably foreseen, in the future could reasonably be expected to have a Material Adverse Effect or could prevent or materially delay the consummation of the transactions contemplated hereby. As of the date hereof, no officer or director of the Company is a defendant in any litigation commenced by stockholders of the Company with respect to the performance of his or her duties as an officer and/or director of the Company under any federal or state law (including litigation under federal and state securities laws). Except as set forth in Section 3.9 of the Disclosure Schedule, to the knowledge of the Company, there exist no indemnification agreements with any of the directors and officers of the Company.

    SECTION 3.10  PROPERTIES.  (a) The Company or one of its subsidiaries has
(i) good and marketable fee title to the real property owned in fee by the Company or any of its subsidiaries (collectively, the "OWNED PROPERTIES") and
(ii) good and valid leasehold title or other occupancy right to the real property leased, subleased or licensed by the Company or any of its subsidiaries (collectively, the "LEASED PROPERTIES") (Owned Properties and Leased Properties being sometimes referred to herein collectively as the "COMPANY PROPERTIES"), in each case free and clear of all options to purchase or lease (in the case of the Owned Properties), leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions, except for such options, leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other options, leases, conditions of limitation, mortgages, liens, security interests, easements, encumbrances, covenants, rights-of-way and other similar restrictions, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby.

    (b) Each agreement under which real property is leased, subleased or licensed to the Company as of the date hereof (collectively, the "COMPANY LEASES") is in full force and effect in accordance with its respective terms and the Company or one of its subsidiaries is the holder of the lessee's or tenant's interest thereunder and there exists no default under any of the Company Leases by the Company or any of its subsidiaries and no circumstance exists which, with the giving of notice, the passage of time or both could result in such a default, except for such defaults or other circumstances set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other defaults or other circumstances, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby; except as set forth in Section 3.10 of the Disclosure Schedule, the transfer of the shares of Company Common Stock or the consummation of any other part of the transactions contemplated by this Agreement does not violate the terms of any of the Company Leases. Except as set forth in Section 3.10 of the Disclosure Schedule and except for any violations, individually or in the aggregate with all other violations, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby, neither the Company nor any of its subsidiaries (or any of the affiliates of any of the foregoing) has an ownership, financial or other interest in the landlord under any of the Company Leases, which exceeds a 50% ownership, financial or other interest in such landlord.

    (c) Except as set forth in Section 3.10 of the Disclosure Schedule, each of the reciprocal easement or operating agreements to which the Company or any of its subsidiaries is a party as of the date hereof and which encumbers any of the Company Properties (collectively, the "REAS") is in full force and effect and there exists no default on the part of the Company or any subsidiary of the Company under any REA and no circumstance exists which, with the giving of notice, the passage of time or both could result in such a default, except for such defaults or other circumstances set forth in Section 3.10 of the Disclosure Schedule or which, individually or in the aggregate with all other defaults or circumstances, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby; except as set forth in Section 3.10 of the Disclosure Schedule and except for any violation or failure to obtain consent, individually or in the aggregate with all other violations or failures, could not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby, the transfer of the shares of Company Common Stock or the consummation of any other part of transactions contemplated by this Agreement does not violate the terms of any REAs nor is the consent of any party to any of the REAs required to be obtained in connection with the transactions contemplated under this Agreement.

    (d) The current operation and use of the Company Properties does not violate any statutes, laws, regulations, rules, ordinances, permits, requirements, orders or decrees now in effect except for such violations which could not, individually or in the aggregate with all other violations, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the transactions contemplated hereby.

    SECTION 3.11 EMPLOYEE BENEFIT PLANS. (a) Section 3.11(a) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including without limitation multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), under which any employee or former employee of the Company or any of its subsidiaries has, or could reasonably be expected to have, any present or future right to benefits or under which the Company or any subsidiary of the Company has, or could reasonably be expected to have, any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS". Section 3.11 of the Disclosure Schedule also contains a true and complete description of all severance plans of the Company or any of its subsidiaries. No Company Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or is an "employee pension plan" within the meaning of Section 3(2) of ERISA subject to Title IV of ERISA.

    (b) With respect to each Company Plan, the Company has delivered or made available to Newco a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or description of any oral communication) by the Company or any of its subsidiaries which modify in any significant respect the benefits provided under the terms of any Company Plan in a manner not reflected in any of the documents described in this subsection (b); and (iv) for the three most recent years (A) the Form 5500 and attached schedules; (B) audited financial statements; and (C) actuarial valuation reports.

    (c) With respect to all the Company Plans, except as set forth in the SEC Reports and except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all Company Plans are in substantial compliance with all applicable law, including the Internal Revenue Code of 1986, as amended (the "CODE") and ERISA, including in compliance with all filing and reporting requirements; (ii) the aggregate accumulated benefit obligations of each pension plan that is subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Plan) do not exceed the fair market value of the assets of such pension plan (as of the date of such valuation), and no material adverse change has occurred with respect to the financial condition of such plan since such last valuation; (iii) each pension plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iv) there is no pending or, to the knowledge of the officers of the Company, threatened litigation or administrative agency proceeding relating to any Company Plan (other than benefit claims in the ordinary course); (v) the Company has no obligations under any unfunded deferred compensation plans other than with respect to the Nonqualified Deferred Compensation Plan effective August 1, 1996, and the Company's liability with respect to such plan does not exceed the assets held by the applicable rabbi trust or otherwise set aside in satisfaction of benefits payable to participants thereunder by more than $200,000; and (vi) neither the Company, its subsidiaries nor any entity that is treated as a single employer with the Company or its subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE") has incurred or reasonably expects to incur any lien or liability to the Pension Benefit Guaranty Corporation, any Pension Plan or otherwise under Title IV of ERISA (other than the payment of contributions or premiums, none of which are overdue) or under Section 412 of the Code.

    (d) Except as specifically contemplated by this Agreement or as disclosed in
Section 3.11(d) of the Disclosure Schedule, the consummation of the Merger and other transactions contemplated by this Agreement will not (x) entitle any Company employee or director to severance pay, or (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans.

    SECTION 3.12 TAX MATTERS. For purposes of this Section 3.12, any reference to the Company or its subsidiaries shall include any corporation that merged or was liquidated with and into the Company or any of its subsidiaries. Except as disclosed in Section 3.12 of the Disclosure Schedule:

        (a) All Tax Returns required to be filed by or with respect to the Company and its subsidiaries have been timely filed. The Company and its subsidiaries have (i) timely paid all Taxes that are due, or that have been asserted in writing by any taxing authority to be due, from or with respect to it for the periods ending prior to the date hereof or (ii) provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns.

        (b) No material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries.

        (c) The statute of limitations with respect to the Tax Returns of the Company and its subsidiaries and of each affiliated group (within the meaning of the Code) of which the Company and any of its subsidiaries are or have been a member for all periods through the respective years specified in
    Section 3.12 of the Disclosure Schedule has expired. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any subsidiary of the Company for any taxable period, and no power of attorney granted by or with respect to the Company or any subsidiary of the Company relating to Taxes is currently in force.

        (d) No audit or other proceeding by any Governmental Entity has formally commenced and no specific notification has been given to the Company or any subsidiary of the Company that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any subsidiary of the Company or any Tax Return filed by or with respect to the Company or any subsidiary of the Company. No assessment of Tax has been proposed in writing against the Company or any subsidiary of the Company or any of their assets or properties.

        (e) As of the Effective Time, neither the Company nor any of the subsidiaries shall be a party to, be bound by or have any obligation under, any Tax sharing agreement or similar contract or arrangement.

        (f) There is no contract or agreement, plan or arrangement by the Company or any subsidiary of the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or its subsidiaries by reason of section 280G of the Code, as now in effect.

        (g) As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    SECTION 3.13 ENVIRONMENTAL LAWS. To the extent that any inaccuracy, individually or in the aggregate with any other inaccuracy, could not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and each of its subsidiaries complies and has complied with all Environmental Laws applicable to the properties, assets or businesses of the Company and its subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws except where any noncompliance or failure to possess any Environmental Permit has not had or could not reasonably be expected to result in individually or in the aggregate material liability under Environmental Laws; (b) no modification, revocation, reissuance, alteration, transfer, or amendment of any of the Environmental Permits, or any review by, or approval of, any third party of any of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of Company and its subsidiaries following such consummation; (c) none of the Company and its subsidiaries has received any Environmental Claim, and none of the Company and its subsidiaries is aware after reasonable inquiry of any threatened Environmental Claim; (d) none of the Company and its subsidiaries has assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws; (e) there are no past or present events, conditions, circumstances, practices, plans or legal requirements that could reasonably be expected to result in material liability to the Company or any of its subsidiaries under Environmental Laws, prevent, or reasonably be expected to materially increase the burden on the Company or any subsidiary of, complying with Environmental Laws or of obtaining, renewing, or complying with all

Environmental Permits required under such laws; (f) there are and have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company or any subsidiary now or in the past that could reasonably be expected to give rise to material liability of the Company or any subsidiary under any Environmental Law. For purposes of this Agreement, the following terms shall have the following meanings:

        "ENVIRONMENTAL CLAIM" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or
    (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

        "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations required for the Company and the operations of the Company's and its subsidiaries' facilities and otherwise to conduct its business under Environmental Laws.

        "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law, as they exist at the date hereof, relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws.

        "HAZARDOUS MATERIALS" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

    SECTION 3.14 OFFER DOCUMENTS; PROXY STATEMENT. None of the information supplied by the Company for inclusion in (i) the Offer Documents, shall, at the time the Offer Documents or any amendments or supplements thereto are first published, sent or given to noteholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of the Common Stock of the Company following the Merger (such Form S-4, as amended or supplemented, is herein referred to as the "FORM S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) (such proxy statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT") will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Newco specifically for inclusion in the Proxy Statement. For purposes of this Agreement, the parties agree that statements made and information in the Offer Documents, the Form S-4 and the Proxy Statement relating to the Federal income tax consequences of the transactions herein contemplated to holders of Company Common Stock shall be deemed to be supplied by the Company and not by Newco.

    SECTION 3.15 BROKERS. No broker, finder or investment banker (other than CS First Boston) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Newco a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

    SECTION 3.16 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of CS First Boston (the "FINANCIAL ADVISER") dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common Stock from a financial point of view. The aggregate fees payable under such agreements will not exceed $2.75 million.

    SECTION 3.17 LABOR MATTERS. As of the date hereof, the Company is not a party to any agreement pursuant to which a labor organization is certified under applicable labor law as a bargaining agent for any of the Company's or any of its subsidiaries' employees, nor is any such agreement presently being negotiated.

    SECTION 3.18 BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

    SECTION 3.19 TRADENAMES. The Company or its subsidiaries owns (in each case, except as set forth in Section 3.19 of the Disclosure Schedule, free and clear of any liens, encumbrances or security interests) all rights to all domestic or foreign trademarks, trade names, brandmarks, brand names, copyrights, applications pending for trademarks or trade name registrations, and brandmarks or brand name registrations or copyright registrations and other proprietary rights for child care, preschool and after-school educational services and goods and services related to the rendition of such services ("INTELLECTUAL PROPERTY") used by the Company and each of its subsidiaries, including, without limitation, the exclusive right to use the names and marks KINDERCARE, KINDERCARE (DESIGN) and marks presenting KINDERCARE as a formative portion thereof (i.e. KINDERCARE WOODEN TOYS, KINDERCARE WEAR, KINDERCARE PROMISE) and KLUBMATES and any confusingly similar variations thereof used by the Company or its subsidiaries for child care, preschool and after-school educational services and goods and services related to the rendition of such services, in each case in each state in which the centers to which such Intellectual Property relates are located, except to the extent that any failure to own such rights could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect. The Company is the owner of the mark KID'S CHOICE for educational services exclusively throughout the United States, with the exception of the geographic area of use of the mark KID'S CHOICE in the States of Pennsylvania and New York by the entities identified in the Company's presently pending concurrent use service mark application for KID'S CHOICE and KID'S CHOICE (DESIGN), which such application is set forth in Section 3.19 of the Disclosure Schedule, except to the extent that the failure to be such owner could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.19 of the Disclosure Schedule, to the best knowledge of the Company, the use of the Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such infringement which individually or in the aggregate with other infringements, could not reasonably be expect to have a Material Adverse Effect.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                                    OF NEWCO

    Newco hereby represents and warrants to the Company that:

    SECTION 4.1 CORPORATE ORGANIZATION. Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary Governmental Entity to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.

    SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Newco has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco other than filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by Newco and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Newco enforceable against it in accordance with its terms.

    SECTION 4.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution, delivery and performance of this Agreement by Newco does not and will not: (i) conflict with or violate the certificate of incorporation or by-laws of Newco;
(ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Newco or by which it or its properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Newco is a party or by which Newco or any of its properties are bound or affected, except, in the case of clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.

    (b) The execution, delivery and performance of this Agreement by Newco does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the DGCL, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Debt Offer or the Merger.

    SECTION 4.4 OFFER DOCUMENTS; PROXY STATEMENT. None of the information supplied in writing by Newco specifically for inclusion in (i) the Offer Documents, shall, at the time the Offer Documents or any amendments or supplements thereto are first published, sent or given to noteholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Newco makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents.

    SECTION 4.5 BROKERS. No broker, finder or investment banker (other than Salomon Brothers Inc) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Newco. Unless the Merger is consummated, the Company shall not be responsible for the payment of any such fees to Salomon Brothers Inc.

    SECTION 4.6 FINANCING. Attached as Annex A-1 to A-3 of the Disclosure Schedule are true and complete copies of the letters addressed to the Company, dated the date hereof, issued in connection with the financing of the transactions contemplated by this Agreement. The terms and conditions of the letters attached as Annex A-1 to A-3 of the Disclosure Schedule are satisfactory to Newco.

                                   ARTICLE 5.
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, unless Newco gives its prior written consent (which shall not be unreasonably withheld), the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. Except as expressly contemplated by this Agreement, by way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Newco (which shall not be unreasonably withheld):

        (a) Amend or otherwise change the certificate of incorporation or by-laws or equivalent organizational documents of the Company or any Significant Subsidiary;

        (b) Other than as set forth on Section 5.1(b) of the Disclosure Schedule, issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance and delivery of (i) shares of Company Common Stock issuable in accordance with the terms of Options outstanding as of October 1, 1996 and (ii) shares of Company Common Stock issuable in accordance with the terms of Warrants outstanding as of October 1, 1996) or (B) any assets of the Company or any of its subsidiaries, other than assets sold, leased, pledged, disposed of or encumbered in the ordinary course of business;

        (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

        (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any of its Significant Subsidiaries;

        (e) (i) other than with respect to borrowings, repayments and repurchases necessary to effect the Debt Offer and borrowings, repayments and repurchases in the ordinary course of business under the Credit Agreement (which in the case of borrowings in the ordinary course of business under the Credit Agreement shall not in aggregate amount exceed $80 million at any one time outstanding, plus any amounts necessary to effect the Debt Offer), repurchase, repay or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person; (ii) enter into any contract or agreement other than in the ordinary course of business; (iii) authorize any single expenditure for any capital or acquisition (including without limitation any acquisition of any corporation, partnership or other business enterprise or division thereof) which are not specifically provided for in the Company's capital budget (a true and correct copy of which has been delivered to Newco and is set forth as Section 5.1(e) of the Disclosure Schedule), implemented taking into account normal seasonal patterns (PROVIDED that the Company may exceed such budget to with respect to any center by up to 10%) for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e);

        (f) Except as set forth on Section 5.1(f) of the Disclosure Schedule and to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries, who are not directors or officers of the Company, in the ordinary course of business and consistent with the Company's budget, (ii) grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company or any of its subsidiaries, except for the granting of severance or termination pay, in the ordinary course of business, to employees who are terminated by the Company after the date hereof or (iii) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

        (h) Make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

        (i) Settle or compromise any pending or threatened suit, action or claim for in excess of $100,000 per suit, action or claim or which relates to the transactions contemplated hereby;

        (j) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Significant Subsidiaries (other than the Merger); or

        (k) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(j).

                                   ARTICLE 6.
                             ADDITIONAL AGREEMENTS

    SECTION 6.1 STOCKHOLDERS MEETING. The Company, acting through its Board of Directors, will, as promptly as practicable following the date of this Agreement and in consultation with Newco, (i) duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the "STOCKHOLDERS MEETING") and (ii) (A) include in the Proxy Statement the unanimous recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders and (B) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders.

    SECTION 6.2 PROXY STATEMENT. Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. The Company shall use its best efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of common stock of the Company following the Merger. The information provided by the Company for use in the Form S-4, and to be supplied by Newco in writing specifically for use in the Form S-4, shall, at the time the Form S-4 becomes effective and on the date of the Stockholders Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Newco each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading. Newco and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, the Company will immediately notify Newco of the receipt of any comments from the SEC and any request by the SEC for any amendment to the Proxy Statement or for additional information. All filings with the SEC, including the Proxy Statement and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Newco (which approval by Newco shall not be unreasonably withheld). Newco will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

    SECTION 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors, counsel, financial advisors and other agents to, afford Newco and its representatives and the potential financing sources for the transactions contemplated by this Agreement complete access at all reasonable times to its officers, employees, agents, properties, offices, centers and other facilities and to all books, contracts and records, and shall furnish Newco and such financing sources with all financial, operating and other data and information as Newco, through its representatives or such financing sources may from time to time request. Except as required by law, each of the Company and Newco will hold any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 3, 1996 among Kohlberg Kravis Roberts & Co. ("KKR & CO."), Oaktree Capital Management, LLC and the Company (the "CONFIDENTIALITY AGREEMENT").

    (b) No investigation pursuant to this Section 6.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

    SECTION 6.4 THIRD PARTIES. The Company shall not take any action with respect to any transaction or proposed transaction with a third party which could reasonably be expected to impede, interfere with, prevent or materially delay the Debt Offer or the Merger. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

    SECTION 6.5 EMPLOYEE BENEFITS MATTERS. Except as contemplated herein, the Company, for the period ending on December 31, 1997, shall provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Company which are no less favorable, in the aggregate, than those provided pursuant to the plans, programs and arrangements of the Company (other than those related to Company Securities) in effect and disclosed to Newco on the date hereof; PROVIDED, HOWEVER, that nothing herein shall prevent the amendment or termination of any such plan, program or arrangement, require that the Company provide or permit investment in the securities of the Company or interfere with the Company's right or obligation to make such changes as are necessary to conform with applicable law.

    SECTION 6.6 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a) The Certificate of Incorporation and By-laws of the Company following the Merger shall contain provisions identical with respect to elimination of personal liability and indemnification to those set forth in Articles 8 and 9 of the Certificate of Incorporation of the Company set forth in Exhibit A hereto and
Article VII, Section 5 of the By-laws of the Company, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company.

    (b) The Company shall maintain in effect for six years from the Effective Time policies of directors' and officers' liability insurance containing terms and conditions which are not less advantageous than those policies maintained by the Company at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance; provided that (i) the Company following the Merger shall not be required to spend in excess of a $450,000 annual premium therefor; provided further that if the Company following the Merger would be required to spend in excess of a $450,000 premium per annum to obtain insurance having the maximum available coverage under the current policies, the Company will be required to spend $450,000 to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage and (ii) such policies may in the sole discretion of the Company be one or more "tail" policies for all or any portion of the full six year period.

    (c) In furtherance of and not in limitation of the preceding paragraph, Newco agrees that the officers and directors of the Company that are defendants in all litigation commenced by stockholders of the Company with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and
(y) Newco's offer or proposal to acquire the Company including, without limitation, any and all such litigation commenced on or after the date of this Agreement (the "Subject Litigation") shall be entitled to be represented, at the reasonable expense of the Company, in the Subject Litigation by one counsel (and Delaware counsel if appropriate and one local counsel in each jurisdiction in which a case is pending and one counsel for directors of the Company which are affiliated with Oaktree Capital Management, LLC (the "Oaktree Directors"), if Newco and the Company shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to such Oaktree Directors which are different from or additional to those available to the other directors of the Company) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither Newco nor the Company shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to the indemnification payments provided in Section 6.6(a) shall be that such officer/director defendant not have settled any Subject Litigation without the consent of Newco; and provided further that the neither Newco nor the Company shall have any obligation hereunder to any officer/director defendant when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

    (d) Upon the Effective Time, the Company shall remain liable for all of its obligations under the existing indemnification agreements with each of the directors and officers of the Company.

    SECTION 6.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Newco, and Newco shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company or Newco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.8 FURTHER ACTION; BEST EFFORTS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Voting Agreement, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Form S-4, the Proxy Statement, any required filings under the HSR Act and any amendments to any thereof, (ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Debt Offer and the Merger, and the Voting Agreement, including the transactions contemplated by Sections 4 and 5 thereof, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

    (b) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the shares of Company Common Stock from NASDAQ/NMS, provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Newco's intent that the shares of Company Common Stock following the Merger will not be quoted on NASDAQ/NMS or listed on any national securities exchange.

    (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers, employees and advisers to provide, all necessary cooperation in connection with (i) the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by Newco and (ii) the amendment to the Indenture contemplated by Section 2.8 of the Disclosure Schedule. The parties acknowledge that the payment of any fees by the Company in connection with any commitment letters shall be subject to the occurrence of the Closing. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Newco, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the Effective Time.

    (d) The Company shall cooperate with any reasonable requests of Newco or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Newco and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Newco. In furtherance of the foregoing, the Company shall provide to Newco for the prior review of Newco's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

    (e) (i) Newco hereby agrees to use its reasonable best efforts, subject to normal conditions, to arrange the financing described in Annexes A-1 and A-2 of the Disclosure Schedule in respect of the transactions contemplated by this Agreement (as described in Section 7.2(f) hereof), including using its reasonable best efforts (A) to assist the Company in the negotiation of definitive agreements with respect thereto and (B) to satisfy all conditions applicable to Newco in such definitive agreements. Newco will keep the Company informed of the status of its efforts to arrange such financing, including making reports with respect to significant developments. In the event Newco is unable to arrange any portion of such financing in the manner or from the sources originally contemplated, Newco will use its reasonable best efforts, subject to normal conditions, to arrange any such portion from alternative sources.

    (ii) Subject to the Company having received the proceeds of the financing described in Section 7.2(f) on terms satisfactory to Newco, Newco at Closing will be capitalized with an equity contribution of $148.75 million. Newco will be under no obligation pursuant to the preceding sentence unless and until the Company receives the proceeds of the financing described in Section 7.2(f) on terms satisfactory to Newco. In addition, Newco will be under no obligation under any circumstances to be capitalized with equity of more than $148.75 million.

    (f) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

    SECTION 6.9 PUBLIC ANNOUNCEMENTS. Neither Newco nor the Company will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Debt Offer and the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ. In addition to the foregoing, Newco and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 6.10 DISPOSITION OF LITIGATION. The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Debt Offer or the Merger and will cooperate with Newco to resist any such effort to restrain or prohibit or otherwise oppose the Debt Offer or the Merger.

    SECTION 6.11 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

    SECTION 6.12 RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall deliver to Newco evidence satisfactory to Newco of the resignation of all directors of the Company (other than Dr. Sandra Scarr and, subject to the satisfaction of the conditions set forth in Section 6 of the Voting Agreement, Mr. Stephen A. Kaplan), effective at the Effective Time.

    SECTION 6.13 STOP TRANSFER ORDER. The Company shall notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (as defined in the Voting Agreement) and that the Voting Agreement places limits on the voting of the Subject Shares.

                                   ARTICLE 7.
                              CONDITIONS OF MERGER

    SECTION 7.1  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

        (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

        (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Common Stock of the Company following the Merger shall have been complied with.

    SECTION 7.2 CONDITIONS TO OBLIGATION OF NEWCO. The obligations of Newco to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Newco shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder).

        (c) CONSENTS, ETC. Newco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except where the failure to obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders could not, individually or in the aggregate with all other failures, reasonably be expected to have a Material Adverse Effect.

        (d) NO MATERIAL LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood, in the opinion of counsel to Newco, of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from Newco or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries or (iii) seeking to impose limitations on the ability of Newco (or any designee of Newco pursuant to the Voting Agreement) or any stockholder of Newco or the Company to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the stockholders of the Company.

        (e) AFFILIATE LETTERS. Newco shall have received the agreements referred to in Section 6.11.

        (f) FINANCING. The Company shall have received the proceeds of financing on the terms and conditions set forth in Annexes A-1 through A-3 of the Disclosure Schedule or upon terms and conditions which are, in the reasonable judgement of Newco, substantially equivalent thereto, and to the extent that any terms and conditions are not set forth in Annexes A-1 through A-3 of the Disclosure Schedule, on terms and conditions reasonably satisfactory to Newco.

        (g) RECAPITALIZATION ACCOUNTING. Newco shall be reasonably satisfied that the Merger shall be recorded as a recapitalization for financial reporting purposes.

        (h) NOTES. Newco shall have received evidence that the terms of the Notes shall have been amended to the reasonable satisfaction of Newco including, without limitation, the elimination of the negative covenants contained therein and the elimination of any restrictions applicable to the transactions contemplated by this Agreement. The Company shall have purchased at least that principal amount of Notes as equals the minimum condition of the Debt Offer.

    SECTION 7.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligations of the Company to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Newco set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Newco by an authorized officer of Newco to the effect set forth in this paragraph.

        (b) PERFORMANCE OF OBLIGATIONS OF NEWCO. Newco shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to materially adversely affect the ability of Newco to consummate the transactions herein contemplated or perform its obligations hereunder).

                                   ARTICLE 8.
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

        (a) By mutual written consent of Newco and the Company;

        (b) By Newco or the Company if any court of competent jurisdiction, arbitrator or other Governmental Entity located or having jurisdiction within the United States or any country or economic region in which either the Company or Newco, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable;

        (c) By Newco or the Company if the Merger shall not have been consummated on or before March 31, 1997, PROVIDED THAT so long as an Extending Action (as defined below) is no longer in effect at 11:59 p.m. (New York City time) on March 31, 1997, such date shall be automatically extended by one day past March 31, 1997 for each day that an Extending Action was in effect on or prior to March 31, 1997; PROVIDED FURTHER that the right to terminate this Agreement under this Section 8.1(c) shall not be available to the party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

        (d) By Newco if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

        As used in this Section 8.1, an "Extending Action" shall mean any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, the Debt Offer or any of the transactions contemplated by the Merger Agreement or the Voting Agreement, or otherwise altering the terms of any of the foregoing in any significant respect, by a court of competent jurisdiction, arbitrator or other Governmental Entity located or having jurisdiction within the United States or any country or economic region in which either the Company or Newco, directly or indirectly, has material assets or operations, which order, decree, ruling or other action has not become final and nonappealable.

    SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for any breach hereof.

    SECTION 8.3 FEES AND EXPENSES. (a) In addition to any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 8.3, the Company shall (provided that Newco is not then in material breach of its obligations under this Agreement), promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse KKR & Co., in an aggregate amount of up to $2.5 million, for all out-of-pocket expenses and fees (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Newco and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, the Voting Agreement and the financing thereof.

    (b) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

    SECTION 8.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.5 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE 9.
                               GENERAL PROVISIONS

    SECTION 9.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article 1, Section 6.6 and Articles 8 and 9 shall survive the Effective Time and those set forth in Section 6.3, Section 6.8(a), Section 8.3 and Articles 8 and 9 shall survive termination of this Agreement.

    SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       if to Newco:

           c/o Kohlberg Kravis Roberts & Co,
           9 West 57th Street
           New York, New York 10019
           Attention: Clifton S. Robbins

       with a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, NY 10017
           Attention: David J. Sorkin, Esq.

       if to the Company:

           Dr. Sandra Scarr,
           Chairman and Chief Executive Officer
           2400 Presidents Drive
           Montgomery, Alabama 36166
           and
           Rebecca Bryan,
           Vice President/General Counsel
           2400 Presidents Drive
           Montgomery, Alabama 36166

       with a copy to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Attention: Andrew R. Brownstein, Esq.

           and
           Gibson, Dunn & Crutcher LLP
           200 Park Avenue
           New York, NY 10166
           Attention: Conor D. Reilly, Esq.
           and
           Oaktree Capital Management LLC
           550 South Hope Street
           Los Angeles, CA 90071
           Attention: Stephen A. Kaplan
           Attention:

    SECTION 9.3  CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

        (a) "AFFILIATE" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

        (b) "BENEFICIAL OWNER" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock;

        (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (d) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended May 31, 1996 were prepared;

        (e) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

        (f) "SUBSIDIARY" or "SUBSIDIARIES" of the Company, or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

        (g) "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Regulation S-X promulgated by the SEC.

    SECTION 9.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    SECTION 9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Newco may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Newco, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

    SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, with respect to the provisions of Section 6.6 and 8.3, shall inure to the benefit of the persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 9.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 9.8 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, Newco and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                KINDERCARE LEARNING CENTERS, INC.

                                By:  /s/ SANDRA W. SCARR
                                     ------------------------------------------
                                     Title: Chairman and Chief Executive
                                            Officer

                                KCLC ACQUISITION CORP.

                                By:  /s/ CLIFTON S. ROBBINS
                                     ------------------------------------------
                                     Title: President

                                    ANNEX A

                            FORM OF AFFILIATE LETTER

Gentlemen:

    The undersigned, a holder of shares of common stock, par value $.01 per share ("COMPANY STOCK"), of KinderCare Learning Centers, Inc., a Delaware corporation (the "COMPANY"), is entitled to retain in connection with the merger (the "MERGER") of the Company with KCLC Acquisition Corp., a Delaware corporation, securities (the "SECURITIES") of the Company. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "ACT"), although nothing contained herein should be construed as an admission of such fact.

    If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Securities retained by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

    The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Securities retained by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

    In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Securities sold as indicated in the letter.

    The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities retained by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from independent counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Act.

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and
(ii) the receipt by Newco of this letter is an inducement and a condition to Newco's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                         ANNEX I
                                                                      TO ANNEX A

[Name]                                                                    [Date]

    On                 the undersigned sold the securities ("SECURITIES") of
KinderCare Learning Centers, Inc. (the "COMPANY") described below in the space provided for that purpose (the "SECURITIES"). The Securities were retained by the undersigned in connection with the merger of KCLC Acquisition Corp. with and into the Company.

    Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

    The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

              [Space to be provided for description of securities]

                                                                       ANNEX I-B

                                                                  CONFORMED COPY

                           MERGER AGREEMENT AMENDMENT

    AMENDMENT, dated as of December 27, 1996 (this "Amendment"), to the Agreement and Plan of Merger between KCLC Acquisition Corp. ("Newco") and KinderCare Learning Centers, Inc. (the "Company"), dated as of October 3, 1996 (the "Merger Agreement").

                                  WITNESSETH:

    WHEREAS, pursuant to the Merger Agreement, Newco and the Company have approved the terms and conditions of the business combination between Newco and the Company to be effected by the merger (the "Merger") of Newco with and into the Company; and

    WHEREAS, Newco and the Company have agreed that certain provisions of the Merger Agreement be amended in the manner provided for in this Amendment.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

    2.  AMENDMENTS TO MERGER AGREEMENT.

        (a) Definitions. As used in the Merger Agreement,

           (i) the term "Agreement" shall mean the merger agreement among the parties hereto, dated as of October 3, 1996, and the amendments thereto entered into on the date hereof,

           (ii) the term "Merger" shall mean the merger of Newco with and into the Company pursuant to the terms and conditions of the Agreement (as amended as of the date hereof) and

           (iii) the term "Voting Agreement" shall mean the voting agreement between Newco, on the one hand, and the Stockholder and the Funds, on the other hand, as such agreement has been amended as of the date hereof.

        (b) Amendment to Article 2.

           (i) Section 2.1(a) of the Merger Agreement is hereby amended by deleting the amount 7,345,679 which appears in the fifth line thereof and substituting in lieu thereof the amount 7,828,947.

           (ii) Section 2.1(c)(ii) of the Merger Agreement is hereby amended by deleting the amount $20.25 which appears in the fourth line thereof and substituting in lieu thereof the amount $19.00.

           (iii) Section 2.4(a) of the Merger Agreement is hereby amended by deleting the amount 1,296,296 which appears in the fifth line thereof and substituting in lieu thereof the amount 1,381,579.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Newco that:

        (a) The Company has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of the Agreement (as amended hereby) by the holders of a majority of the outstanding shares of Company Common Stock if and to the extent required by the DGCL, and the filing of appropriate merger documents as required by the DGCL). This Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Newco, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved this Amendment and the transactions contemplated hereby (including but not limited to the Merger) so as to render inapplicable hereto and thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). The Board of Directors of the Company has approved the Voting Agreement (as amended) and the transactions contemplated thereby so as to render inapplicable thereto the limitation on business combinations contained in Section 203 of the DGCL (or any similar provision). As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of a majority of the outstanding shares of Company Common Stock.

        (b) The Company has received the opinion of the Financial Adviser, dated the date of this Amendment, to the effect that the consideration to be received in the Merger by the Company's stockholders is fair to the holders of the Company Common Stock from a financial point of view. The aggregate fees payable to the Financial Advisor will not exceed $2.75 million.

        (c) The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that the Agreement (as amended by this Amendment) and the transactions contemplated thereby, including the Merger, and the Voting Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve the Agreement (as amended by this Amendment) and the transactions contemplated therein, including the Merger.

    4. REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco hereby represents and warrants to the Company that:

        (a) Newco has all necessary corporate power and authority to enter into this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Amendment by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco other than filing and recordation of appropriate merger documents as required by the DGCL. This Amendment has been duly executed and delivered by Newco and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Newco enforceable against it in accordance with its terms.

        (b) Attached as Annexes A-1, A-2 and A-3 hereto are true and complete copies of the letters addressed to the Company, dated the date hereof, which amend, modify and/or supplement the letters attached as Annexes A-1, A-2 and A-3 to the Disclosure Schedules issued in connection with the financing of the transactions contemplated by the Merger Agreement. The terms and conditions of the letters attached as Annexes A-1 to A-3 of the Disclosure Schedule, as supplemented by Annexes A-1 to A-3 hereto, are satisfactory to Newco.

    5.  MISCELLANEOUS.

        (a) Except as expressly amended, modified and supplemented hereby, the provisions of the Merger Agreement are and shall remain in full force and effect.

        (b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        (c) This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, Newco and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                KINDERCARE LEARNING CENTERS, INC.

                                By:            /s/ PHILIP L. MASLOWE
                                     -----------------------------------------
                                                 Philip L. Maslowe
                                        Title: Executive Vice President and
                                              Chief Financial Officer

                                KCLC ACQUISITION CORP.

                                By:              /s/ NILS P. BROUS
                                     -----------------------------------------
                                                   Nils P. Brous
                                               Title: Vice President

                                                                      ANNEX II-A
                                                                  CONFORMED COPY

                                VOTING AGREEMENT

    This AGREEMENT dated as of October 3, 1996, between KCLC Acquisition Corp., a Delaware corporation ("Newco"), on the one hand, and TCW Special Credits Fund II, TCW Special Credits Fund IIb, TCW Special Credits Fund III, TCW Special Credits Fund IIIb (collectively, the "Special Credits Limited Partnerships"), TCW Special Credits Fund V--The Principal Fund, a California limited partnership ("Fund V"), two trusts for which Trust Company of the West is trustee (the TCW Special Credits Trust and the TCW Special Credits Trust IIIb (collectively the "TCW Trusts")), three special accounts managed by TCW Special Credits, a California general partnership (the Common Fund Account, the Weyerhaeuser Company Master Retirement Trust Account and the Delaware State Employees Retirement Trust Account (collectively, the "Special Credit Accounts")), one special account managed by Oaktree Capital Management, LLC ("Oaktree") (the OCM Inland Steel Industries Separate Account (the "Oaktree Account; and together with the Special Credits Limited Partnerships, Fund V, the TCW Trusts and the Special Credit Accounts, the "Funds")), and Oaktree, a California limited liability company (the "Stockholder"), as investment manager of the Funds, on the other hand.

    WHEREAS Newco and KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement; provided that the terms Merger and Merger Agreement shall not include any amendments or modifications thereto unless such amendments and modifications have been approved in writing by the Stockholder) providing for a merger (the "Merger") of Newco with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement; and

    WHEREAS the Stockholder beneficially owns 9,988,936 shares of Company Common Stock, which are held of record by the Funds as set forth on Schedule A (such shares of Company Common Stock, together with any other shares of Company Common Stock that the Stockholder or any Fund acquires beneficial ownership of after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Shares"); and

    WHEREAS the Stockholder beneficially owns Warrants to purchase 858,683 shares of Company Common Stock, which are held of record by the Funds as set forth on Schedule A (such warrants, together with any other warrants that the Stockholder or any Fund acquires beneficial ownership of after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Warrants", and together with the Subject Shares, the "Subject Securities"); and

    WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Newco has requested that the Stockholder and the Funds enter into this Agreement.

    NOW, THEREFORE, to induce Newco to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND THE FUNDS.

        (a) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Newco as of the date hereof as follows:

           (i) ORGANIZATION. The Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

           (ii) AUTHORITY; NO CONFLICTS. The Stockholder has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms. Except for the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Stockholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of the Stockholder, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

           (iii) THE SUBJECT SECURITIES. The Stockholder is the beneficial owner of the Subject Securities. All of the Subject Warrants are fully vested and freely exercisable by the Stockholder to acquire any and all shares of Company Common Stock underlying the Subject Warrants at its option. The Stockholder does not beneficially own any shares of capital stock of the Company or securities convertible or exchangeable for shares of capital stock of the Company, other than the Subject Securities. The Stockholder has the sole right and power to vote and dispose of the Subject Securities, and none of such Subject Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Subject Securities, except as contemplated by this Agreement.

        (b) REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each Fund hereby, severally and not jointly, represents and warrants to Newco as of the date hereof in respect of itself as follows:

           (i) ORGANIZATION. Such Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

           (ii) AUTHORITY; NO CONFLICTS. Such Fund has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Fund and constitutes a valid and binding obligation of such Fund enforceable in accordance with its terms. No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other person is necessary for the execution of this Agreement by such Fund and the consummation by such Fund of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Funds, the consummation of the transactions contemplated hereby and compliance with the terms hereof by such Fund will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of such Fund, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Fund or to such Fund's property or assets.

           (iii) THE SUBJECT SECURITIES. Such Fund is the record holder of the number of Subject Shares and Subject Warrants set forth opposite its name on Schedule A hereto. Such Fund has good and marketable title to the Subject Securities set forth opposite its name on Schedule A hereto and at all times during the term hereof and on the Closing Date and on the Option Closing Date will have good and valid title to its Subject Shares, free and clear of all liens, claims, security interests or other charges or encumbrances, and, upon delivery thereof to Newco against delivery of the consideration therefor pursuant to this Agreement, good and valid title thereto, free and clear of all liens, claims, security interests or other charges or encumbrances (other than any arising as a result of actions taken or omitted by Newco), will pass to Newco. Such Fund does not own of record any shares of capital stock of the Company or securities convertible or exchangeable for shares of capital stock of the Company, other than the Subject Securities. The Stockholder has the sole right and power to vote and dispose of the Subject Securities owned of record by such Fund, except as contemplated by this Agreement.

           (iv) ERISA. Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of any of the transactions contemplated hereby or thereby (the "Transactions") is or will result in any nonexempt prohibited transaction under either Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
       Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any liability under Section 404 or 502(l) of ERISA that would, in any such event (A) require any of the Transactions to be rescinded or to be materially and adversely modified, or (B) result in material liability to the Company, Newco or any Newco stockholder, assuming for these purposes that neither Newco nor any stockholder of Newco is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e) of the Code) with respect to any of the Funds.

    2. REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco hereby represents and warrants to the Stockholder and the Funds that Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Newco and constitutes a valid and binding obligation of Newco enforceable in accordance with its terms. Except for the filings required under the HSR Act,
(i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Newco, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Newco will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of Newco, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Newco or to Newco's property or assets. If the Option is exercised, the Subject Securities will be acquired for investment for Newco's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Newco has no present intention of selling, granting any participation in or otherwise distributing the same nor does Newco have any contract, undertaking, agreement or arrangement with any person with respect to any of the Subject Securities. Newco further understands that the Subject Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

    3. COVENANTS OF THE STOCKHOLDER AND THE FUNDS. Until the termination of this Agreement in accordance with Section 10, the Stockholder and each Fund agree as follows:

        (a) VOTING OF SUBJECT SHARES. At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, the Funds shall (and the Stockholder shall cause the Funds to) vote the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The agreements set forth in the immediately preceding sentence shall equally apply if such approvals were to be sought by the solicitation of written consents. If requested by Newco and consented to by the Company, the Stockholder shall initiate a written consent solicitation to approve the Merger and the Merger Agreement.

        At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's or any Fund's vote, consent or other approval is sought, the Funds shall (and the Stockholder shall cause the Funds to) vote the Subject Shares against (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement and (ii), except with the prior written consent of Newco, any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Debt Offer, including, but not limited to: (A) the adoption by the Company of a proposal regarding (1) the acquisition of the Company by merger, tender offer or otherwise by any person other than Newco or any affiliate thereof (a "Third Party"); (2) the acquisition by a Third Party of 15% or more of the assets of the Company and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of more than 20% of the outstanding shares of Company Common Stock; or (4) the repurchase by the Company or any of its subsidiaries of 15% or more of the outstanding shares of Company Common Stock; (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement, the Debt Offer or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of the Company's capital stock; (C) any change in the management or board of directors of the Company; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business. The Stockholder and the Funds further agree not to commit or agree to take any action inconsistent with the foregoing.

        (b) PROXIES. The Stockholder and each Fund hereby grant to Newco a proxy to vote the Subject Shares as indicated in Section 3(a) above. The Stockholder and each Fund agree that this proxy shall be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by the Stockholder or any Fund with respect to the Subject Shares.

        (c)  TRANSFER RESTRICTIONS.  The Stockholder and each Fund agree not to
    (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Securities to any person other than pursuant to the terms hereof or the Merger Agreement, (ii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder or any Fund from performing its obligations under this Agreement.

        (d) APPRAISAL RIGHTS. The Stockholder and each Fund hereby irrevocably waive any rights of appraisal with respect to the Merger or rights to dissent from the Merger that the Stockholder or such Fund may have.

        (e) REGISTRATION RIGHTS AGREEMENTS. Unless this Agreement is terminated in accordance with its terms, the Stockholder and each Fund hereby agree not to exercise any right any of them may have under the Equity Registration Rights Agreement and the Warrant Registration Rights Agreement referred to in Section 3.3 of the Merger Agreement. Subject to the occurrence of the Effective Time, the Stockholder and each Fund hereby irrevocably waive any and all rights which any of them may have, and release the Company from all of its obligations, under the Equity Registration Rights Agreement and the Warrant Registration Rights Agreement referred to in Section 3.3 of the Merger Agreement.

        (f) NO SOLICITATION. Neither the Stockholder, any Fund nor any of their respective affiliates shall (whether directly or indirectly through any officer, director, member, advisor, agent, representatives or other intermediary), nor shall the Stockholder, any Fund or any of their respective affiliates authorize or permit any of its officers, directors, members, advisors, agents, representatives or other intermediaries to, (i) solicit, initiate, encourage or take any action to facilitate any submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of all or a material amount of assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, tender offer (including a self tender offer), exchange offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or division thereof), other than the transactions contemplated by this Agreement or the Merger Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Debt Offer or the Merger or which would or could reasonably be expected to materially dilute the benefits to Newco of the transactions contemplated by the Merger Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal, other than the transactions contemplated by the Merger Agreement, or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the Company's business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Notwithstanding anything in this Agreement to the contrary, from and after the date hereof, the Stockholder and the Funds shall promptly advise Newco orally and in writing of the receipt by any of them (or any of the other entities or persons referred to above) of any Transaction Proposal, or any inquiry which is likely to lead to any Transaction Proposal, the material terms and conditions of such Transaction Proposal or inquiry, and the identity of the person making any such Transaction Proposal or inquiry. The Stockholder and the Funds will keep Newco fully informed of the status and details of any such Transaction Proposal or inquiry.

        (g) ELECTION TO RETAIN COMPANY COMMON STOCK. Fund V agrees that it shall make elections to retain Company Common Stock in the Merger pursuant to Article 2 of the Merger Agreement with respect to an aggregate of at least 1,296,296 shares of Company Common Stock. The aggregate actual number of shares of Company Common Stock which Fund V retains pursuant to Article 2 of the Merger Agreement is herein referred to as the "Retained Shares".

        (h) MERGER AGREEMENT. The Stockholder and the Funds agree that they accept the terms and conditions of the Merger Agreement as it applies to the holders of shares of Company Common Stock and the holders of Warrants.

        (i) ERISA. From and after the date hereof, each Fund agrees that it will not take any action or refrain from taking any action that would cause its representation and warranty in Section 1(b)(iv) to cease being true and correct in any material respect.

        (j) AFFILIATE LETTER. The Stockholder and each Fund, which immediately after the Effective Time will own Retained Shares, shall deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

    4. OPTION. (a) The Stockholder and each Fund hereby grant to Newco (or its designee, provided such designee is an affiliate of KKR & Co.) an irrevocable option to purchase the Subject Securities, on the terms and subject to the conditions set forth herein (the "Option").

    (b) The Option may be exercised by Newco, as a whole and not in part, at any time during the period commencing upon the occurrence of either of the following events and ending on the date which is the 30th calendar day following the first to occur of such events:

        (i) the Merger Agreement shall have been terminated by either the Company or Newco pursuant to Section 8.1(b) thereof; or

        (ii) the Merger Agreement shall have been terminated by the Company pursuant to Section 8.1(c) and on March 31, 1997 or thereafter there shall have been in effect any of (A) an Extending Action, (B) a condition which would permit the Merger Agreement to be terminated under Section

    8.1(b) thereof or (C) any statute, rule or regulation enjoining or prohibiting in whole or in any significant respect the consummation of the Merger, the Debt Offer or any of the transactions contemplated by the Merger Agreement or this Agreement.

    (c) If Newco wishes to exercise the Option, Newco shall send a written notice to the Stockholder of its intention to exercise the Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing (the "Option Closing") of the purchase. The Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable law or regulation) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in
Section 4(f).

    (d) At the Option Closing, the Stockholder and the Funds shall deliver to Newco (or its designee) all of the Subject Securities by delivery of a certificate or certificates evidencing such Securities duly endorsed to Newco or accompanied by powers duly executed in favor of Newco, with all necessary stock transfer stamps affixed.

    (e) At the Option Closing, Newco shall pay to the Stockholder pursuant to the exercise of the Option, by wire transfer, cash in immediately available funds to the account of the Stockholder specified in writing no more than two days prior to the Option Closing, (i) with respect to the Subject Shares, an amount equal to the product of $20.25 and the number of Subject Shares and (ii) with respect to the Subject Warrants, an amount equal to the product of $7.75 and the number of Subject Warrants (collectively, the "Subject Securities Purchase Price").

    (f) The Option Closing shall be subject to the satisfaction of each of the following conditions:

        (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Subject Securities pursuant to the exercise of the Option;

        (ii) any waiting period applicable to the consummation of the purchase and sale of the Subject Securities pursuant to the exercise of the Option under the HSR Act shall have expired or been terminated; and

        (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Subject Securities pursuant to the exercise of the Option shall have been obtained or made and shall be in full force and effect.

    5. FURTHER AGREEMENTS OF NEWCO. (a) Newco hereby agrees that, in the event that it purchases the Subject Securities pursuant to the Option, as promptly as practicable thereafter, Newco will make a tender offer for the remaining shares of Company Common Stock to the stockholders of the Company (the consummation of which shall be subject only to the condition that no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of such tender offer) pursuant to which the stockholders of the Company (other than the Company, any direct or indirect subsidiary of the Company or Newco) will receive an amount of cash consideration per share of Company Common Stock equal to $20.25, and will take such actions as may be necessary or appropriate in order to effectuate such tender offer at the earliest practicable time.

    (b) Subject to the last sentence of this Section 5(b), if, after purchasing the Subject Securities pursuant to the Option and complying with its obligations under Section 5(a) hereof, Newco or any of its affiliates receives any cash or non-cash consideration in respect of the Subject Securities in connection with a Third Party Business Combination (as defined below) during the period commencing on the date of the Option Closing and ending on the first anniversary thereof, Newco shall promptly pay over to the Stockholder, as an addition to the Subject Securities Purchase Price, (x) the excess, if any, of such consideration over the aggregate Subject Securities Purchase Price paid for the Subject Securities by Newco hereunder less (y) the sum of (I) the amount of taxes payable or to be payable by Newco (as estimated by Newco in good faith) in connection with such Third Party Business Combination and (II) the amount of out-of-pocket expenses paid by Newco in connection with such Third Party Business Combination; PROVIDED that, (i) if the consideration received by Newco or such affiliates shall be securities listed on a national securities exchange or traded on NASDAQ, the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (ii) if the consideration received by Newco or such affiliates shall be in a form other than securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Newco and the Stockholder, or, if Newco and the Stockholder cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" of the Company means the occurrence of any of the following events: (A) the Company or any subsidiary of the Company is acquired by merger or otherwise by any person or group, other than Newco or any affiliate thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 20% or more of the total assets of the Company and its subsidiaries, taken as a whole; (C) the Company or Newco enters into a merger or other agreement with a Third Party which contemplates the acquisition of more than 20% of the outstanding shares of the Company's capital stock; or (D) a Third Party acquires more than 20% of the total assets of the Company and its subsidiaries, taken as a whole. Notwithstanding the foregoing, in no event shall the Stockholder be entitled to receive any payment pursuant to this Section 5(b) if at any time prior to the consummation of such Third Party Business Combination, either (i) affiliates of KKR & Co. shall, directly or indirectly, beneficially own 80% or more of the Company Common Stock or (ii) prior to such time affiliates of KKR & Co. beneficially own at least 80% of the Company Common Stock, the Company has issued shares of voting stock such that affiliates of KKR & Co. no longer have a majority of the issued and outstanding shares of voting stock of the Company.

    6. POST-MERGER AGREEMENTS. Immediately after the Effective Time, Newco, the Stockholder, Fund V and those affiliates of KKR & Co. which own shares of Company Common Stock shall enter into a stockholders' agreement in substantially the form attached hereto as Exhibit A; provided that neither Newco nor any affiliate of KKR & Co shall be under any obligation to execute such stockholders' agreement if Fund V shall not have made elections to retain Company Common Stock in the Merger pursuant to Article 2 of the Merger Agreement with respect to an aggregate of at least 1,296,296 shares of Company Common Stock and shall not own, immediately after giving effect to the Merger, a number of Retained Shares in excess of 432,099.

    7. FURTHER ASSURANCES. The Stockholder and the Funds will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Newco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    8. STOP TRANSFER ORDER. The Stockholder and each Fund hereby authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting of the Subject Shares).

    9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Newco may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Newco. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

    10. TERMINATION. Except as set forth in Sections 4 and 6 and except for Newco's obligations pursuant to Section 5, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the first to occur of (a) the Effective Time, (b) the 31st calendar day following the termination of the Merger Agreement pursuant to Section 8.1(b) thereof or by the Company pursuant to Section 8.1(c) thereof or (c) upon termination of the Merger Agreement pursuant to Section 8.1(a) or 8.1(d) thereof or by Newco pursuant to
Section 8.1(c) thereof. Notwithstanding the foregoing, in the event the Option shall have been exercised in accordance with Section 4, but the Option Closing shall not have occurred, the provisions of Sections 1 and 3 shall survive until the Option Closing. Nothing in this Section 10 shall relieve any party of liability for breach of this Agreement.

    11.  GENERAL PROVISIONS.

        (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Newco in accordance with
    Section 9.2 of the Merger Agreement and to the Stockholder and the Funds at Oaktree Capital Management LLC, 550 South Hope Street, 22nd Floor, Los Angeles, California 90071, c/o Mr. Stephen A. Kaplan, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, N.Y. 10166, Attn.: Conor D. Reilly, Esq. (or at such other address for a party as shall be specified by like notice).

        (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

    12. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    13. LIMITED LIABILITY. Notwithstanding any other provision hereof, the obligations of each Fund under this Agreement shall not be an obligation of any officer, director, limited or general partner (or future partner) of such Fund. Any liability or obligation of a Fund arising out of this Agreement shall be limited to and satisfied only out of the assets of such Fund.

    IN WITNESS WHEREOF, each of Newco, the Stockholder and each Fund has caused this Agreement to be signed by its signatory thereunto duly authorized, as of the date first written above.

                                KCLC ACQUISITION CORP.

                                By: /s/ CLIFTON S. ROBBINS
                                   ---------------------------------------
                                   Name: Clifton S. Robbins
                                   Title: President

                                TCW SPECIAL CREDITS FUND II
                                TCW SPECIAL CREDITS FUND IIB
                                TCW SPECIAL CREDITS FUND III
                                TCW SPECIAL CREDITS FUND IIIB

                                By: TCW SPECIAL CREDITS,
                                   General Partner

                                By: TCW ASSET MANAGEMENT CO.,
                                       Managing General Partner

                                By: /s/ KENNETH LIANG
                                       -----------------------------------
                                       Name: Kenneth Liang
                                       Title: Authorized Signatory

                                By: /s/ BRUCE KARSH
                                       -----------------------------------
                                       Name: Bruce Karsh
                                       Title: Authorized Signatory

                                TCW SPECIAL CREDITS FUND V--THE PRINCIPAL
                                  FUND

                                By: TCW ASSET MANAGEMENT CO.,
                                   General Partner

                                By: OAKTREE CAPITAL MANAGEMENT, LLC
                                       Manager

                                By: /s/ KENNETH LIANG
                                       -----------------------------------
                                       Name: Kenneth Liang
                                       Title: Authorized Signatory

                                By: /s/ STEPHEN KAPLAN
                                       -----------------------------------
                                       Name: Stephen Kaplan
                                       Title: Authorized Signatory

                                TCW SPECIAL CREDITS TRUST
                                TCW SPECIAL CREDITS TRUST IIIB

                                BY: TRUST COMPANY OF THE WEST,
                                    Trustee

                                By: /s/ KENNETH LIANG
                                       -----------------------------------
                                       Name: Kenneth Liang
                                       Title: Authorized Signatory

                                By: /s/ BRUCE KARSH
                                       -----------------------------------
                                       Name: Bruce Karsh
                                       Title: Authorized Signatory

                                COMMON FUND ACCOUNT
                                WEYERHAEUSER COMPANY MASTER
                                RETIREMENT TRUST ACCOUNT
                                DELAWARE STATE EMPLOYEES RETIREMENT
                                TRUST ACCOUNT

                                By: TCW SPECIAL CREDITS,
                                   Investment Manager

                                By: TCW ASSET MANAGEMENT CO.,
                                       Managing General Partner

                                By: /s/ KENNETH LIANG
                                       -----------------------------------
                                       Name: Kenneth Liang
                                       Title: Authorized Signatory

                                By: /s/ BRUCE KARSH
                                       -----------------------------------
                                       Name: Bruce Karsh
                                       Title: Authorized Signatory

                                OCM INLAND STEEL INDUSTRIES
                                SEPARATE ACCOUNT

                                By: OAKTREE CAPITAL MANAGEMENT, LLC,
                                   Investment Manager

                                By: /s/ KENNETH LIANG
                                       -----------------------------------
                                       Name: Kenneth Liang
                                       Title: Authorized Signatory

                                By: /s/ STEPHEN KAPLAN
                                       -----------------------------------
                                       Name: Stephen Kaplan
                                       Title: Authorized Signatory

                                OAKTREE CAPITAL MANAGEMENT, LLC,

                                By: /s/ KENNETH LIANG
                                    --------------------------------------
                                    Name: Kenneth Liang
                                    Title: Authorized Signatory

                                By: /s/ STEPHEN KAPLAN
                                       -----------------------------------
                                       Name: Stephen Kaplan
                                       Title: Authorized Signatory

                                   SCHEDULE A

                                                                                          SUBJECT     SUBJECT
FUND                                                                                       SHARES    WARRANTS
---------------------------------------------------------------------------------------  ----------  ---------
TCW Special Credits Fund II............................................................     759,767     --
TCW Special Credits Fund IIb...........................................................     695,883     --
TCW Special Credits Fund III...........................................................   2,462,032     --
TCW Special Credits Fund IIIb..........................................................   1,008,198     --
TCW Special Credits Fund V--The Principal Fund.........................................   2,710,238    858,683
TCW Special Credits Trust..............................................................     747,159     --
TCW Special Credits Trust IIIb.........................................................     402,105     --
Common Fund Account....................................................................     338,524     --
Weyerhaeuser Company Master Retirement Trust...........................................     742,905     --
Delaware State Employees Retirement Trust Account......................................      10,654     --
OCM Inland Steel Industries Separate Account...........................................     111,473     --
                                                                                         ----------  ---------
    Totals.............................................................................   9,988,938    858,683
                                                                                         ----------  ---------
                                                                                         ----------  ---------

                                                                       EXHIBIT A

                        FORM OF STOCKHOLDERS' AGREEMENT

    This Stockholders' Agreement (this "Agreement"), is entered into as of
            , 199 by and among KinderCare Learning Centers, Inc., a Delaware corporation (the "Company"), TCW Special Credits Fund V The Principal Fund, a California limited partnership ("Fund V"), Oaktree Capital Management, LLC, a
California limited liability company ("Oaktree"), and       , a
(collectively, the "KKR Investor").

                                    RECITALS

    WHEREAS, KCLC Acquisition Corp. and the Company have entered into that certain Agreement and Plan of Merger dated as of October 3, 1996 (the "Merger Agreement"), pursuant to which the KKR Investor has acquired approximately 85% of the outstanding shares of common stock, par value $.01 per share, of the Company; and

    WHEREAS, pursuant to the terms of the Merger Agreement, Fund V has retained
beneficial ownership of       shares of Common Stock.

    WHEREAS, that certain Voting Agreement entered into by an affiliate of the KKR Investor, Oaktree, Fund V and certain other affiliates of Oaktree requires that the parties hereto enter into a stockholders agreement in the form of this Agreement.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

    Section 1.  DEFINITIONS

    As used in this Agreement, the following capitalized terms shall have the following meanings:

        AFFILIATE: When used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

        BOARD:  The Board of Directors of the Company.

        COMMON STOCK: The Common Stock, par value $.01 per share, of the Company.

        EXEMPT TRANSACTION:  Has the meaning set forth in Section 2(c) hereof.

        INITIAL OAKTREE SHARES: The shares of Common Stock owned by Fund V immediately after giving affect to the consummation of the merger contemplated by the Merger Agreement.

        KKR AFFILIATE: With respect to the KKR Investor shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the KKR Investor; PROVIDED, HOWEVER, that KKR Affiliate shall not in any event include the limited partners of the KKR Investor or the limited partners of the general partner of the KKR Investor.

        KKR HOLDER: The KKR Investor and any Person to whom a KKR Holder transfers shares of Common Stock which Person is required by this Agreement to be bound by the provisions of this Agreement.

        KKR SHARES: As of any date of determination, the shares of Common Stock then held by the KKR Holders.

        OAKTREE INVESTORS: As of any date of determination, Fund V and any other investors for which Oaktree is the sole investment manager which then own shares of Common Stock.

        OAKTREE SHARES: As of any date of determination, the shares of Common Stock then held by the Oaktree Investors.

        PERSON: An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

        PRIVATE SALE: Any sale of securities other than a sale made in a public distribution pursuant to an effective registration statement under the Securities Act.

        SECURITIES ACT: The Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

    Section 2. (a) "TAG-ALONG" RIGHT WITH RESPECT TO PRIVATE SALES BY KKR HOLDERS. (i) PRIVATE SALES OF SHARES BY KKR HOLDERS. Subject to the last sentence of Section 3(a), with respect to any proposed Private Sale of any KKR Shares by a KKR Holder or KKR Holders (collectively, for purposes of this Section 2, the "KKR Holder") during the term of this Agreement to a Person (a "Proposed Purchaser"), other than pursuant to an Exempt Transaction (as defined in Section 2(c)), the Oaktree Investors shall have the right and option, but not the obligation, to participate in such sale, on the same terms and subject to the same conditions as the sale by the KKR Holder, for the number of Oaktree Shares owned by the Oaktree Investors equalling the number derived by multiplying the total number of KKR Shares which the KKR Holder proposes to sell (the "Proposed Number of Shares") by a fraction, the numerator of which is the total number of Oaktree Shares and the denominator of which is the sum of (A) the total number of Oaktree Shares, (B) the total number of KKR Shares, and (C) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such sale.

    (ii) NOTICES. The KKR Holder shall notify, or cause to be notified, Oaktree in writing of each proposed Private Sale subject to Section 2(a)(i) above. Such notice shall set forth: (A) the Proposed Number of Shares, (B) the name and address of the Proposed Purchaser, (C) the proposed amount of consideration, the material terms and conditions of such sale (and if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and the proposed closing date of such sale, (D) the total number of KKR Shares and the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such sale and (D) that the Proposed Purchaser has been informed of the "tag-along" right provided for in this Section 2(a) and has agreed to purchase Oaktree Shares held by the Oaktree Investors in accordance with the terms hereof. The "tag-along" right may be exercised by the Oaktree Investors by delivery of a written notice from Oaktree to the KKR Holder (the "Tag-Along Notice") within 15 days following receipt of the notice specified in the preceding sentence. The Tag-Along Notice shall state the amount of Oaktree Shares that the Oaktree Investors propose to include in such sale to the Proposed Purchaser. If Oaktree delivers a Tag-Along Notice to the KKR Holder, the Oaktree Investors participating in the proposed Private Sale shall (A) prior to closing of any such sale, execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the Proposed Purchaser to consummate the sale (including without limitation all legal opinions, cross-receipts and certificates), which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Oaktree Investors than those executed by the KKR Holders and (B) at the closing of any such sale, deliver to the Proposed Purchaser the certificate or certificates representing the Oaktree Shares to be sold pursuant to such sale by such Oaktree Investors, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.

    (iii) NUMBER OF SHARES TO BE SOLD. If a Tag-Along Notice is received pursuant to Section 2(a)(ii), the Oaktree Investors shall be permitted to sell to the Proposed Purchaser up to the number of Oaktree Shares determined as set forth in Section 2(a)(i) above (the "Proposed Oaktree Shares"), and the KKR Holder shall be permitted to sell to the Proposed Purchaser up to a number of shares of Common Stock (the "Proposed KKR Shares") equal to the Proposed Number of Shares, less the aggregate number of Proposed Oaktree Shares and all other shares of Common Stock being sold to such Proposed Purchaser in such transaction pursuant to tag-along rights arising as a result of such sale; provided that the KKR Holder shall have the right to sell a number of additional shares of Common Stock up to the excess of the Proposed Number of Shares over the number of Proposed KKR Shares, if the Proposed Purchaser wants to purchase such additional shares. If no Tag-Along Notice is received by the KKR Holder pursuant to Section 2(a)(ii), the KKR Holder shall have the right for a 120-day period to sell to the Proposed Purchaser up to the Proposed Number of Shares on terms and conditions no more favorable in any material respect to the KKR Holder than those stated in the Tag-Along Notice.

    (b)  "TAG-ALONG" RIGHT WITH RESPECT TO PUBLIC SALES BY KKR
HOLDERS. (i) PUBLIC SALES OF SHARES BY KKR HOLDERS. Subject to the last sentence of Section 3(a), with respect to any proposed sale of any KKR Shares by a KKR Holder during the term of this Agreement made in a public distribution pursuant to an effective registration statement under the Securities Act, other than sales described in clause (iv) of the definition of Exempt Transaction, the Oaktree Investors shall have the right and option, but not the obligation, to participate in such public distribution on the same terms and subject to the same conditions as the sale by the KKR Holder for a number of Oaktree Shares owned by the Oaktree Investors as determined pursuant to Section 2(b)(iii) below.

    (ii) The KKR Holder shall notify, or cause to be notified, Oaktree in writing (a "Notice") of each proposed public distribution pursuant to an effective registration statement under the Securities Act (a "Proposed Registration"). Such notice may be given before the filing of such registration statement and need not specify any price or other terms or conditions of such sale. If within 10 days of the delivery of such Notice to Oaktree, the KKR Holder receives from Oaktree a written request (a "Request") to register shares of Common Stock held by the Oaktree Investors (which Request will be irrevocable), shares of Common Stock will be so registered as and to the extent provided in this Section 2(b) if KKR Shares are so registered. If Oaktree delivers a Request to the KKR Holder, the Oaktree Investors will participate in such public distribution, if any, at the same price and on the same terms and conditions as the KKR Holder, which price and other terms and conditions will be determined on behalf of the KKR Holder and the Oaktree Investors by the KKR Holder in its sole discretion. Nothing in this Agreement shall create any obligation on the part of the KKR Holder to cause a registration statement to become effective under the Securities Act or to sell any shares of Common Stock pursuant to an effective registration statement under the Securities Act.

    (iii) The maximum number of shares of Common Stock which will be registered pursuant to a Request will equal the number derived by multiplying the total number of KKR Shares which the KKR Holder proposes to sell in such public distribution by a fraction, the numerator of which is the total number of Oaktree Shares and the denominator of which is the sum of (A) the total number of Oaktree Shares, (B) the total number of KKR Shares, and (C) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other "tag-along" rights arising as a result of such distribution; provided that in the event that the aggregate number of shares of Common Stock to be sold in any such public distribution is increased or decreased, then the number of shares of Common Stock which the Oaktree Investors shall sell in such public distribution shall be increased or decreased by the product of (i) the number of shares of Common Stock by which the total number of shares of Common Stock in such public distribution is increased or decreased and (ii) a fraction the numerator of which equals the number of Oaktree Shares originally so registered and the denominator of which is the total number of shares of Common Stock originally so registered.

    (iv) Upon delivery of a Request, the participating Oaktree Investors will, if requested by the KKR Holder, execute and deliver to the KKR Holder a custody agreement and power of attorney in form and substance reasonably satisfactory to the KKR Holder with respect to the shares of Common Stock to be registered pursuant to this Section 2(b) (a "Custody Agreement and Power of Attorney"). The custodian and attorney-in-fact under the Custody Agreement and Power of Attorney will be the KKR Holder or its designee. The Custody Agreement and Power of Attorney will provide, among other things, that such Oaktree Investors will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Oaktree Investors' agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Oaktree Investors' behalf with respect to the matters specified therein (including without limitation executing an underwriting agreement and cross-receipts).

    (v) Oaktree, for itself and on behalf of each participating Oaktree Investor, agrees that it will execute and deliver or cause to be executed and delivered such other agreements and other documents (such as legal opinions, cross-receipts and certificates) as the KKR Holder itself is delivering or as the KKR Holder may otherwise reasonably request to implement the provision of this Section 2(b).

    (c) EXEMPT TRANSACTION DEFINED. As used herein, the term "Exempt Transaction" shall mean (i) sales by the KKR Investor to any KKR Affiliates,
(ii) sales by any KKR Affiliate to another KKR Affiliate or to the KKR Investor,
(iii) transfers by the KKR Investor and their respective KKR Affiliates to its partners or members (and any subsequent sales by such partners or members) in the form of dividends or distributions (whether upon liquidation or otherwise),
(iv) sales by the KKR Investor which, taken together with all prior sales by the KKR Investor, equals a number of shares of Common Stock which is less than 10% of the shares of Common Stock then outstanding on a fully diluted basis or (v) with respect to Section 3 only, sales by any KKR Holders made in a public distribution pursuant to an effective registration statement under the Securities Act; PROVIDED that in the case of clauses (i) and (ii) above the buyer agrees in writing to be bound by the provisions of this Agreement, including this paragraph (c); PROVIDED, FURTHER that in the case of clause (iii) above, if the transferee is an Affiliate of Kohlberg Kravis Roberts & Co., such transferee agrees in writing to be bound by the provisions of this Agreement, including this paragraph (c).

    Section 3. "DRAG-ALONG" RIGHT WITH RESPECT TO OAKTREE SHARES. (a) SALES BY KKR HOLDERS. In the event that the KKR Holder determines, during the term of this Agreement, to transfer either (i) at least 50% of the outstanding shares of Common Stock on a fully diluted basis at the time of such transfer or (ii) at least 35% of the outstanding shares of Common Stock on a fully diluted basis at the time of such transfer (provided that such percentage set forth in this clause (ii) equals 100% of the KKR Shares at the time of such transfer) to a Proposed Purchaser, other than in an Exempt Transaction (a "Drag-Along Sale"), then upon the request of the KKR Holders, the Oaktree Investors will transfer to such Proposed Purchaser all of the Oaktree Shares at the same price and upon the same terms and conditions in respect of any material term as such transfer by the KKR Holders. In the event that the KKR Holders own at least 15% of the outstanding shares of the Common Stock on a fully diluted basis and have signed an agreement, with respect to all KKR Shares, to vote in favor of or tender in connection with (a "Transaction Agreement") a business combination transaction entered into by the Company, then, upon the request of the KKR Holders, the Oaktree Investors will execute a Transaction Agreement with the same terms and conditions in all material respects as the Transaction Agreement signed by the KKR Holder. In the event that both Sections 2 and 3 hereto apply to a single transaction, the "drag-along" rights set forth in this Section 3 will have priority over the "tag-along" rights set forth in Section 2 above, and the "tag-along" rights set forth in Section 2 will become exercisable by the Oaktree Investors following a determination by the KKR Holder not to exercise its rights under this Section 3.

    (b) NOTICE. Prior to making any Drag-Along Sale, the KKR Holders shall, if they determine in their sole discretion that the Oaktree Investors should participate in such transfer, provide Oaktree with written notice (the "Drag-Along Notice") not less than 5 business days prior to the proposed date of the Drag-Along Sale (the "Drag-Along Sale Date"). The Drag-Along Notice shall set forth: (i) the name and address of the Proposed Purchaser; (ii) the proposed amount and form of consideration to be paid per share of Common Stock and the material terms and conditions of the transfer; (iii) the Drag-Along Sale Date and the date upon which the Oaktree Investors shall deliver to the KKR Holders the certificates representing the Oaktree Shares, duly endorsed, and the power of attorney referred to below; and (iv) that the Proposed Purchaser has been informed of the Drag-Along Sale rights and has agreed to acquire all of the Oaktree Shares. The Oaktree Investors shall (i) prior to closing of any such transfer, execute any purchase agreement or other documentation required by the Proposed Purchaser to consummate the transfer, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to the Oaktree Investors than those executed by the KKR Holders, and (ii) at the closing of any such transfer, deliver to the Proposed Purchaser the certificate or certificates representing the Oaktree Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof. Prior to entering into a Transaction Agreement, the KKR Holders shall, if they determine in their sole discretion that the Oaktree Investors should execute a Transaction Agreement, provide Oaktree with written notice (the "Transaction Agreement Notice") not less than 5 business days prior to the proposed date of the execution of the Transaction Agreement (the "Transaction Agreement Date"). The Transaction Agreement Notice shall set forth: (i) the name and address of the counter-parties to the Transaction Agreement; (ii) the proposed form of Transaction Agreement; and (iii) the material terms and conditions of the business combination with the Company to which the Transaction Agreement relates. The Oaktree Investors shall, at the signing and closing of such Transaction Agreement, execute and deliver all other documentation required by such Transaction Agreement, which documents shall be on terms no less favorable in respect of any material term to the Oaktree Investors than those executed by the KKR Holder.

    (c) EFFECT OF DRAG-ALONG SALE. If the Oaktree Investors receive their proportionate share of the purchase price from a Drag-Along Sale, but have failed to deliver certificates representing their shares of Common Stock as described in this Section 3, they shall for all purposes be deemed no longer to be stockholders of the Company, shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to the Common Stock held by them, and shall have no other rights or privileges granted to stockholders under law or this Agreement.

    Section 4. ELECTION OF DIRECTOR; OTHER RIGHTS. (a) Subject to Fund V's compliance with Section 3(g) of the Voting Agreement, if immediately after giving effect to the merger contemplated by the Merger Agreement, Fund V owns in excess of 432,099 shares of the Common Stock, then one representative of the Oaktree Investors, who shall be either Mr. Stephen A. Kaplan or Mr. Bruce A. Karsh, or in the event that both Mr. Kaplan and Mr. Karsh are not affiliated with Oaktree or are permanently disabled, another individual selected by Oaktree who is reasonably acceptable to the Company and the KKR Holder, shall (i) be nominated by the Company for election to the Board and (ii) have the KKR Shares voted in favor of his election to the Board, until such time as this Agreement terminates in accordance with its terms. At such time as this Agreement terminates in accordance with its terms, the Oaktree Investors will, upon notice to Oaktree from the KKR Investor, cause their nominee to resign from the Board.

    (b) VCOC AGREEMENTS. The Oaktree Investors shall have the right, during the term of this Agreement, upon reasonable prior written notice to the Company, to (i) discuss the business, operations, properties, financial and other conditions and plans and prospects of the Company with any executive officer or director of the Company or any subsidiary of the Company and (ii) during normal business hours, to visit and inspect any of the properties of the Company and its subsidiaries.

    Section 5. TRANSFER. (a) The Oaktree Investors agree not to offer or to transfer, sell, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any of their shares of Common Stock unless such offer or Transfer complies with the Securities Act and the rules and regulations thereunder and the state securities laws of any applicable state.

    (b) Any transferee of an Oaktree Investor will not acquire any rights under this Agreement. Any Person which owns shares of Common Stock and which, prior to the date of determination, was an Oaktree Investor, but, on the date of determination, Oaktree is not the sole investment manager of, shall not be entitled to any rights under this Agreement.

    Section 6. MISCELLANEOUS. (a) TERMINATION OF AGREEMENT. The provisions of this Agreement shall terminate upon the earliest of:

        (i) the earliest of (A) if the number of Initial Oaktree Shares is less than 864,198, such time as the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares; (B) if the number of Initial Oaktree Shares is 864,198 or more, then at such time as the Oaktree Investors transfer a number of shares of Common Stock such that (1) immediately before giving effect to such transfer, the Oaktree Investors owned at least 10% of the shares of Common Stock on a fully diluted basis and (2) immediately after giving effect to such transfer, the Oaktree Investors owns less than 10% of the shares of Common Stock on a fully diluted basis or (C) if the number of Initial Oaktree Shares is 864,198 or more and the number of Oaktree Shares falls below 10% of the number of shares of Common Stock on a fully diluted basis other than as a result of a transfer by the Oaktree Investors, such time after such falling below as the Oaktree Investors transfer any shares of Common Stock and thereafter the Oaktree Investors own less than 90% of the number of Initial Oaktree Shares;

        (ii) the date on which the KKR Holders in the aggregate own less than 15% of the shares of Common Stock on a fully diluted basis; or

       (iii) the tenth anniversary of the date of this Agreement.

    Notwithstanding the immediately preceding sentence, this Section 6 and the last sentence of Section 4(a) shall survive the termination of this Agreement. For the purpose of Section 6(a)(i), the term "transfer" shall include, with respect to an Oaktree Investor, Oaktree no longer being the sole investment manager of such Oaktree Investor.

    (b) REPRESENTATION AND WARRANTY. The Oaktree Investors own, of record or beneficially, no shares of Common Stock or securities convertible or exchangeable for shares of Common Stock, other than the Oaktree Shares subject to this Agreement.

    (c) ASSIGNMENT, BINDING EFFECT. This Agreement shall not be assignable by the parties hereto, except to any Person who in connection with a transfer of KKR Shares is required by this Agreement, in connection with such transfer, to agree to be bound by the provisions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and permitted assigns.

    (d) COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of any of the transactions contemplated hereby shall be paid by the party incurring such expenses.

    (e) AMENDMENTS. The provision of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by holders of (i) at least a majority of the KKR Shares,
(ii) Oaktree and (iii) the Company.

    (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

    (g) INTERPRETATION. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

    (h) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by telecopy or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as either party to this Agreement shall specify by notice to the other:

    (1) If to the KKR Investors or a KKR Holder, to it in care of:

       Kohlberg Kravis Roberts & Co.
       9 West 57th Street
       New York, New York 10019
       Attention: Clifton S. Robbins

       with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Attention: David J. Sorkin

    (2) If to Oaktree or to an Oaktree Investor, to it in care of:

       Oaktree Capital Management, LLC
       550 South Hope Street, 22nd Floor
       Los Angeles, California 90071
       Attention: Stephen A. Kaplan

       with a copy to:

       Gibson, Dunn & Crutcher LLP
       200 Park Avenue
       New York, N.Y. 10166-0193
       Attention: Conor D. Reilly, Esq.

    (3) If to the Company, to it in care of:

       KinderCare Learning Centers, Inc.
       2400 Presidents Drive
       Montgomery, AL 36111
       Attention: Rebecca Bryan
       Vice President/General Counsel

       with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Attention: David J. Sorkin

    (i) WAIVER AND CONSENT. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. Each party hereto, in addition to being entitled to exercise all rights provided herein, in the charter or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (j) INSPECTION. Copies of this Agreement will be available for inspection or copying by any party at the offices of the Company through the Secretary of the Company.

    (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

    (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the rights of the Oaktree Investors herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

    (n) LIMITED LIABILITY OF PARTNERS. Notwithstanding anything that may be expressed or implied in this Agreement, each KKR Holder and each Oaktree Investor, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that notwithstanding that the KKR Holder and the Oaktree Investors are partnerships no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any officer, agent or employee of any KKR Holder or any Oaktree Investor, against any partner of any KKR Holder or Oaktree Investor or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by an officer, agent or employee of any KKR Holder or any Oaktree Investor or any partner of any KKR Holder or any Oaktree Holder or any director, officer, employee, partner, affiliate or assignee of any of the foregoing, as such for any obligations of any KKR Holder or Oaktree Investor under this Agreement or any documents or instruments delivered in connection with this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

    IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the date first above written.

                                KINDERCARE LEARNING CENTERS, INC.
                                a Delaware corporation

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                TCW SPECIAL CREDITS FUND V--THE PRINCIPAL FUND
                                By: TCW ASSET MANAGEMENT CO.,
                                     General Partner

                                By: OAKTREE CAPITAL
                                     MANAGEMENT, LLC
                                     Manager

                                By:
                                     -----------------------------------------
                                     Name: Kenneth Liang
                                     Title: Authorized Signatory

                                By:
                                     -----------------------------------------
                                     Name: Stephen Kaplan
                                     Title: Authorized Signatory

                                OAKTREE CAPITAL MANAGEMENT, LLC,

                                By:
                                     -----------------------------------------
                                     Name: Kenneth Liang
                                     Title:

                                By:
                                     -----------------------------------------
                                     Name: Stephen Kaplan
                                     Title:

                                                                      ANNEX II-B
                                                                  CONFORMED COPY

                           VOTING AGREEMENT AMENDMENT

    AMENDMENT, dated as of December 27, 1996 (this "Amendment"), to the Voting Agreement between KCLC Acquisition Corp. ("Newco"), on the one hand, and TCW Special Credits Fund II, TCW Special Credits Fund IIb, TCW Special Credits Fund III, TCW Special Credits Fund IIIb (collectively, the "Special Credits Limited Partnerships"), TCW Special Credits Fund V--The Principal Fund, a California limited partnership ("Fund V"), two trusts for which Trust Company of the West is trustee (the TCW Special Credits Trust and the TCW Special Credits Trust IIIb (collectively the "TCW Trusts")), three special accounts managed by TCW Special Credits, a California general partnership (the Common Fund Account, the Weyerhaeuser Company Master Retirement Trust Account and the Delaware State Employees Retirement Trust Account (collectively, the "Special Credit Accounts")), one special account managed by Oaktree Capital Management, LLC ("Oaktree") (the OCM Inland Steel Industries Separate Account (the "Oaktree Account; and together with the Special Credits Limited Partnerships, Fund V, the TCW Trusts and the Special Credit Accounts, the "Funds")), and Oaktree, a California limited liability company (the "Stockholder"), as investment manager of the Funds, on the other hand, dated as of October 3, 1996 (the "Voting Agreement").

                                  WITNESSETH:

    WHEREAS, pursuant to the Voting Agreement, the Stockholder and the Funds have agreed, among other things, to vote the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement;

    WHEREAS, Newco and the Company have agreed that certain provisions of the Merger Agreement be amended in the manner provided for in the Merger Agreement Amendment, dated as of the date hereof (the "Merger Agreement Amendment"); and

    WHEREAS, Newco and the Stockholder and the Funds have agreed that certain provisions of the Voting Agreement be amended in the manner provided for in this Amendment.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Voting Agreement.

    2.  AMENDMENTS TO VOTING AGREEMENT.

        (a) Definitions. As used in the Voting Agreement,

           (i) the term "Agreement" shall mean the voting agreement between Newco, on the one hand, and the Stockholder and the Funds, on the other hand, as such agreement has been amended by this Amendment.

           (ii) the term "Merger Agreement" shall mean the merger agreement between Newco and the Company dated as of October 3, 1996, as amended by the Merger Agreement Amendment, and

           (iii) the term "Merger" shall mean the merger of Newco with and into the Company pursuant to the terms and conditions of the Merger Agreement (as amended by the Merger Agreement Amendment).

        (b) Amendment to Section 3. Section 3(g) of the Voting Agreement is hereby amended by deleting the amount 1,296,296 which appears in the fourth line thereof and substituting in lieu thereof the amount 1,381,579.

        (c) Amendment to Section 4. Section 4(e) of the Voting Agreement is hereby amended by (i) deleting the amount $20.25 which appears in the sixth line thereof and substituting in lieu thereof the amount $19.00 and (ii) deleting the amount $7.75 which appears in the eighth line thereof and substituting in lieu thereof the amount $6.50.

        (d) Amendment to Section 5. Section 5(a) of the Voting Agreement is hereby amended by deleting the amount $20.25 which appears in the fourteenth line thereof and substituting in lieu thereof the amount $19.00.

        (e) Amendment to Section 6. Section 6 of the Voting Agreement is hereby amended by (i) deleting the amount 1,296,296 which appears in the tenth line thereof and substituting in lieu thereof the amount 1,381,579 and (ii) deleting the amount 432,099 which appears in the twelfth line thereof and substituting in lieu thereof the amount 460,526.

    3.  AMENDMENTS TO FORM OF STOCKHOLDERS' AGREEMENT.

        (a) Amendment to Section 4. Section 4 of the form of Stockholders' Agreement is hereby amended by deleting the amount 432,099 which appears in the fourth line thereof and substituting in lieu thereof the amount 460,526.

        (b) Amendment to Section 6. Section 6(a) of the form of Stockholders' Agreement is hereby amended by deleting the amount 864,198 which appears three times therein and substituting in lieu thereof the amount 921,053.

    4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Newco that the Stockholder has all requisite power and authority to enter into this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms.

    5. REPRESENTATIONS AND WARRANTIES OF THE FUNDS. Each Fund hereby, severally and not jointly, represents and warrants to Newco that such Fund has all requisite power and authority to enter into this Amendment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Amendment has been duly authorized, executed and delivered by such Fund and constitutes a valid and binding obligation of such Fund enforceable in accordance with its terms.

    6. REPRESENTATIONS AND WARRANTIES OF NEWCO. Newco hereby represents and warrants to the Stockholder and the Funds that this Amendment has been duly authorized, executed and delivered by Newco and constitutes a valid and binding obligation of Newco enforceable in accordance with its terms.

    7.  MISCELLANEOUS.

        (a) Except as expressly amended, modified and supplemented hereby, the provisions of the Voting Agreement are and shall remain in full force and effect.

        (b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        (c) This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of Newco, the Stockholder and each Fund has caused this Agreement to be signed by its signatory thereunto duly authorized, as of the date first written above.

                                KCLC ACQUISITION CORP.

                                By:              /s/ NILS P. BROUS
                                     -----------------------------------------
                                     Name: Nils P. Brous
                                     Title: Vice President

                                TCW SPECIAL CREDITS FUND II
                                TCW SPECIAL CREDITS FUND IIb
                                TCW SPECIAL CREDITS FUND III
                                TCW SPECIAL CREDITS FUND IIIb

                                By:  TCW SPECIAL CREDITS,
                                     General Partner

                                     By:  TCW Asset Management Co.,
                                          Managing General Partner

                                          By:              /s/ KENNETH LIANG
                                               -----------------------------
                                               Name: Kenneth Liang
                                               Title: Authorized Signatory

                                          By:               /s/ BRUCE KARSH
                                               -----------------------------
                                               Name: Bruce Karsh
                                               Title: Authorized Signatory

                                TCW SPECIAL CREDITS FUND V--THE PRINCIPAL FUND

                                By:  TCW ASSET MANAGEMENT CO.,
                                     General Partner

                                     By:  OAKTREE CAPITAL MANAGEMENT, LLC
                                          Manager

                                     By:              /s/ KENNETH LIANG
                                          -----------------------------------
                                          Name: Kenneth Liang
                                          Title: Managing Director and General
                                                 Counsel

                                     By:              /s/ STEPHEN KAPLAN
                                          -----------------------------------
                                          Name: Stephen Kaplan
                                          Title: Principal

                                TCW SPECIAL CREDITS TRUST
                                TCW SPECIAL CREDITS TRUST IIIb

                                BY:  TRUST COMPANY OF THE WEST, Trustee

                                     By:              /s/ KENNETH LIANG
                                          -----------------------------------
                                          Name: Kenneth Liang
                                          Title: Authorized Signatory

                                     By:               /s/ BRUCE KARSH
                                          -----------------------------------
                                          Name: Bruce Karsh
                                          Title: Authorized Signatory

                                COMMON FUND ACCOUNT
                                WEYERHAEUSER COMPANY MASTER
                                RETIREMENT TRUST ACCOUNT
                                DELAWARE STATE EMPLOYEES
                                RETIREMENT TRUST ACCOUNT

                                By:  TCW SPECIAL CREDITS,
                                     Investment Manager

                                     By:  TCW Asset Management Co.,
                                          Managing General Partner

                                          By:              /s/ KENNETH LIANG
                                               -----------------------------
                                               Name: Kenneth Liang
                                               Title: Authorized Signatory

                                          By:               /s/ BRUCE KARSH
                                               -----------------------------
                                                           Name: Bruce Karsh
                                               Title: Authorized Signatory

                                OCM INLAND STEEL INDUSTRIES SEPARATE ACCOUNT

                                By:  OAKTREE CAPITAL MANAGEMENT, LLC,
                                     Investment Manager

                                     By:              /s/ KENNETH LIANG
                                          -----------------------------------
                                          Name: Kenneth Liang
                                          Title: Managing Director and General
                                                 Counsel

                                     By:              /s/ STEPHEN KAPLAN
                                          -----------------------------------
                                          Name: Stephen Kaplan
                                          Title: Principal

                                OAKTREE CAPITAL MANAGEMENT, LLC,

                                     By:              /s/ KENNETH LIANG
                                          -----------------------------------
                                          Name: Kenneth Liang
                                          Title: Managing Director and General
                                                 Counsel

                                     By:              /s/ STEPHEN KAPLAN
                                          -----------------------------------
                                          Name: Stephen Kaplan
                                          Title: Principal

                                                                       ANNEX III

CREDIT     FIRST                              CREDIT SUISSE FIRST BOSTON CORPORATION
SUISSE     BOSTON                             Eleven Madison Avenue    Telephone  212
                                              325 2000
                                              New York, NY 10010-3629

                                                               December 27, 1996

Board of Directors
KinderCare Learning Centers, Inc.
2400 Presidents Drive
Montgomery, Alabama 36116
Members of the Board:

You have asked us to advise you with respect to the fairness to the stockholders of KinderCare Learning Centers, Inc. (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger dated as of October 3, 1996 between the Company and KCLC Acquisition Corp. ("Newco") (a newly formed corporation organized at the direction of Kohlberg Kravis Roberts & Co. ("KKR")), and as amended by a first amendment dated as of December 27, 1996 (as amended, the "Amended Merger Agreement"). The Amended Merger Agreement provides for the merger (the "Merger") of Newco with and into the Company pursuant to which the separate corporate existence of Newco will cease and the Company shall survive the Merger. Pursuant to the Amended Merger Agreement (among other things) each holder of a share of issued and outstanding common stock (the "Company Common Stock") (par value $.01 per share) of the Company (other than treasury shares and dissenting shares) shall be entitled, at the election of the holders of Company Common Stock but subject to certain proration limitations as set forth in the Amended Merger Agreement, to receive either (A) the right to retain one fully paid and nonassessable share of Company Common Stock or (B) the right to receive $19.00 per share in cash. We also understand that as a condition to the Merger (as more fully described in the Amended Merger Agreement) the Company has commenced and completed an offer to purchase the outstanding 10 3/8% Senior Notes due 2000 of the Company at a price determined in accordance with the Amended Merger Agreement together with accrued and unpaid interest to the date of purchase in cash.

In arriving at our opinion, we have reviewed a current draft of the Amended Merger Agreement and certain publicly available business and financial information relating to the Company. We also have reviewed certain other information, including financial forecasts dated December 5, 1996, provided to us by the Company and have met with the Company's management to discuss the business and prospects of the Company.

We have also considered certain financial and stock market data of the Company and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic, regulatory and market criteria which we deemed relevant.

CREDIT     FIRST                              CREDIT SUISSE FIRST BOSTON CORPORATION
SUISSE     BOSTON

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We were not requested to, and we did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also are entitled to receive a fee for rendering our opinion in connection with the transactions contemplated by the Amended Merger Agreement. We and our affiliates have performed and are currently performing certain investment banking, commercial banking and other services for KKR and/or its affiliates and have received or will receive customary fees for such services.

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company for our own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or exercise such stockholder's right of election in connection therewith. Furthermore, this letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement or in any other document used in connection with the offering or sale of securities nor shall this letter be used for any other purposes without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

                                          Very truly yours,
                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                        ANNEX IV

                                 DELAWARE CODE
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                             8 DEL. C. SECTION 262

SECTION 262. APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall not be more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

        a. permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

        b. permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

        c. mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

        d. that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

    In addition to the indemnification provisions of the DGCL as described above, the Registrant's restated certificate of incorporation (the "Restated Certificate of Incorporation") authorizes indemnification of the Registrant's officers and directors, subject to a case-by-case determination that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In the event that a Change in Control (as defined in the Restated Certificate of Incorporation) shall have occurred, the proposed indemnitee director or officer may require that the determination of whether he met the standard of conduct be made by special legal counsel selected by him. In addition, whereas the DGCL would require court-ordered indemnification, if any, in cases in which a person has been adjudged to be liable to the Registrant, the Restated Certificate of Incorporation also permits indemnification in such cases if and to the extent that the Reviewing Party determines that such indemnity is fair and reasonable under the circumstances.

    The Restated Certificate of Incorporation requires the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a Proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with Proceedings by or in the right of the Registrant, the Restated Certificate of Incorporation provides that indemnification shall include not only reasonable expenses, but also penalties, fines and amounts paid in settlement. Unless ordered by a court, such indemnification shall not include judgments. Under the Restated Certificate of Incorporation, no officer or director is entitled to indemnification or advancement of expenses with respect to a Proceeding brought by him against the Registrant other than a Proceeding seeking or defending such officer's or director's right to indemnification or advancement of expenses. Finally, the Restated Certificate of Incorporation provides that the Company may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

    The Restated Certificate of Incorporation purports to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. In addition, as permitted by the DGCL, the Registrant has entered into Indemnity Agreements with its directors and selected officers that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Certificate of Incorporation, as described above.

    The Restated Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions), or (iv) for any transaction for which the director derived an improper personal benefit.

    The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 7, 1997.

                                KINDERCARE LEARNING CENTERS, INC.

                                BY:  /S/ SANDRA W. SCARR, PH.D.
                                     -----------------------------------------
                                     Sandra W. Scarr, Ph.D.
                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacity indicated on January 7, 1997.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chief Executive Officer,
  /s/ SANDRA W. SCARR, PH.D.      and Chairman of the Board
------------------------------    of Directors (Principal      January 7, 1997
    Sandra W. Scarr, Ph.D.        Executive Officer)

                                Executive Vice President/
    /s/ PHILIP L. MASLOWE         Chief Financial Officer
------------------------------    (Principal Financial and     January 7, 1997
      Philip L. Maslowe           Accounting Officer)

    /s/ THOMAS E. BRONSON       Director
------------------------------                                 January 7, 1997
      Thomas E. Bronson

  /s/ M. TAYLOR DAWSON, JR.     Director
------------------------------                                 January 7, 1997
    M. Taylor Dawson, Jr.

     /s/ JEFFREY S. HALIS       Director
------------------------------                                 January 7, 1997
       Jeffrey S. Halis

    /s/ MALCOLM T. HOPKINS      Director
------------------------------                                 January 7, 1997
      Malcolm T. Hopkins

      /s/ BRUCE A. KARSH        Director
------------------------------                                 January 7,1997
        Bruce A. Karsh

      /s/ STEPHEN KAPLAN        Director
------------------------------                                 January 7, 1997
        Stephen Kaplan

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sandra W. Scarr and Philip J. Maslowe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chief Executive Officer,
  /s/ SANDRA W. SCARR, PH.D.      and Chairman of the Board
------------------------------    of Directors (Principal      January 7, 1997
    Sandra W. Scarr, Ph.D.        Executive Officer)

                                Executive Vice
    /s/ PHILIP L. MASLOWE         President/Chief Financial
------------------------------    Officer (Principal           January 7, 1997
      Philip L. Maslowe           Financial and Accounting
                                  Officer)

    /s/ THOMAS E. BRONSON       Director
------------------------------                                 January 7, 1997
      Thomas E. Bronson

  /s/ M. TAYLOR DAWSON, JR.     Director
------------------------------                                 January 7, 1997
    M. Taylor Dawson, Jr.

     /s/ JEFFREY S. HALIS       Director
------------------------------                                 January 7, 1997
       Jeffrey S. Halis

    /s/ MALCOLM T. HOPKINS      Director
------------------------------                                 January 7, 1997
      Malcolm T. Hopkins

      /s/ BRUCE A. KARSH        Director
------------------------------                                 January 7, 1997
        Bruce A. Karsh

      /s/ STEPHEN KAPLAN        Director
------------------------------                                 January 7, 1997
        Stephen Kaplan

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                               DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------

       2.1   (a) Agreement and Plan of Merger dated as of October 3, 1996, between KinderCare Learning Centers, Inc.
                 ("KinderCare") and KCLC Acquisition Corp. ("KCLC"), including the principal exhibits thereto
                 (included as Annex I-A to the Proxy Statement). Schedules to the Agreement and Plan of Merger are not
                 filed, but will be provided supplementally to the Commission upon request.
             (b) Merger Agreement Amendment dated as of December 27, 1996 between KinderCare and KCLC (included as
                 Annex I-B to the Proxy Statement). Annexes to the Merger Agreement Admendment are not filed, but will be provided supplementally to the Commission upon request.

       2.2   (a) Voting Agreement, dated as of October 3, 1996, among KCLC and the stockholders parties thereto
                 (included as Annex II-A to the Proxy Statement).
             (b) Voting Agreement Amendment dated as of December 27, 1997 among KCLC and the stockholders parties thereto (included as Annex II-B to the Proxy Statement).

       2.3   Form of Stockholders' Agreement between KinderCare Learning Centers, Inc. and the stockholders parties thereto (included as Exhibit A to Annex II-A to the Proxy Statement).

       3.1   Form of Amended and Restated Certificate of Incorporation of KinderCare Learning Centers, Inc. to be
             filed in connection with the Merger (included as Exhibit A to Annex I-A to the Proxy Statement).

       5.1   Opinion of Alston & Bird.

       8.1   Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.

      23.1   Consent of KPMG Peat Marwick LLP.

      23.2   Consent of Alston & Bird (contained in Exhibit 5.1).

      23.3   Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 8.1).

      24.1   Powers of Attorney (see Page II-5 of this Registration Statement).

      99.1   Form of Proxy Card for Annual Meeting of Stockholders.

      99.2   Form of Non-Cash Election Form to be used in connection with the Merger.

      99.3   Form of Letter of Transmittal to be used in connection with the Merger.

      99.4   Form of Exchange Agent Agreement between KinderCare and ChaseMellon Shareholder Services, L.L.C.

      99.5   Consent of Clifton S. Robbins.

      99.6   Consent of Nils P. Brous.

      99.7   Consent of Henry R. Kravis.

      99.8   Consent of George R. Roberts.

      99.9   Consent of David J. Johnson.
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